Exhibit 10.1

Execution Version

AMENDMENT NO. 9, dated as of March 20, 2024 (this “Amendment”). Reference is made to the Credit Agreement dated as of October 7, 2015, as amended and restated as of November 16, 2015, as further amended as of December 16, 2015, as further amended as of December 8, 2016, as further amended as of August 14, 2017, as further amended as of December 7, 2018, as further amended as of February 13, 2020, as further amended as of March 26, 2021 and as further amended as of June 21, 2023, among MATCH GROUP HOLDINGS II, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, as lenders (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”) and Collateral Agent and the various other parties thereto (as further amended, restated, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower has notified the Agent that it desires to obtain Replacement Revolving Facility Commitments (such Replacement Revolving Facility Commitments, the “2024 Revolving Commitments” and the Revolving Loans thereunder, the “2024 Revolving Loans”) to replace the existing Revolving Commitments outstanding immediately prior to the Amendment No. 9 Effective Date (as defined below) in full (the “Existing Revolving Commitments”; the Revolving Loans thereunder, the “Existing Revolving Loans”) pursuant to Section 2.20(c) of the Credit Agreement and which shall have the terms, rights and obligations as set forth in the Amended Credit Agreement;

WHEREAS, pursuant to Section 2.20(c) of the Credit Agreement, Lenders and other persons that would be permitted assignees of a Revolving Commitment pursuant to Section 9.05 of the Credit Agreement may provide Replacement Revolving Facility Commitments;

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the Borrower, the Agent and the Required Lenders may amend, amend and restate or modify the Credit Agreement pursuant to an agreement in writing;

WHEREAS, each Person that executes and delivers a signature page to this Amendment as a “2024 Revolving Lender” (each a “2024 Revolving Lender”) will thereby (i) agree to the terms of this Amendment and (ii) agree to provide the 2024 Revolving Commitment set forth on Schedule 1 hereto;

WHEREAS, pursuant to Sections 2.20 and 9.02(b) of the Credit Agreement, the 2024 Revolving Lenders, the Agent, Lenders constituting the Required Lenders, the Issuing Banks and the Loan Parties are willing to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1 Amendments.

(a)   The Credit Agreement is, effective as of the Amendment No. 9 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 2 Replacement Revolving Facility Commitments.

(a)   Pursuant to Section 2.20(c) of the Credit Agreement, each of the 2024 Revolving Lenders shall have a 2024 Revolving Commitment in the amount set forth opposite such 2024 Revolving Lender’s name on Schedule 1 hereto and agrees, severally and not jointly, to make 2024 Revolving Loans to the Borrower as described in Section 2.01 of the Amended Credit Agreement, with such 2024 Revolving Commitments having the terms set forth in the Amended Credit Agreement. On the Amendment No. 9 Effective Date, the 2024 Revolving Commitments will replace the Existing Revolving Commitments. The Borrower shall prepay in full the outstanding principal amount of any Revolving Loans outstanding immediately prior to the Amendment No. 9 Effective Date, if any. Any Letters of Credit outstanding immediately prior to the Amendment No. 9 Effective Date shall be deemed to be issued under the 2024 Revolving Commitments.

(b)   Each 2024 Revolving Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent, the Amendment No. 9 Lead Arrangers or any other 2024 Revolving Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(c)   Each 2024 Revolving Lender that does not hold Existing Revolving Commitments immediately prior to the Amendemnt No. 9 Effective Date confirms that it is a permitted assignee of a Revolving Commitment (as defined in the Credit Agreement) pursuant to Section 9.05 of the Credit Agreement.

(d)   Upon (i) the execution of a counterpart of this Amendment by each 2024 Revolving Lender, the Agent and the Borrower and (ii) the delivery to the Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the 2024 Revolving Lenders party to this Amendment shall become Lenders under the Amended Credit Agreement and shall have the respective 2024 Revolving Commitment set forth on Schedule 1 hereto, effective as of the Amendment No. 9 Effective Date.

(e)   The Lenders party hereto waive the payment of any breakage loss or expense or other amounts that would otherwise be due under Section 2.13 of the Credit Agreement in connection with the refinancing or repayment of the Existing Revolving Loans pursuant to this Amendment, if any, including any voluntary prepayments of Existing Revolving Loans made in connection with this Amendment on or prior to the Amendment No. 9 Effective Date.

Section 3. Amendment Effectiveness. This Amendment shall become effective on the date when the following conditions are met or waived (the “Amendment No. 9 Effective Date”):

(a)   the Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties, the Agent, the 2024 Revolving Lenders, each Issuing Bank and Lenders constituting the Required Lenders;

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(b)   the conditions set forth in Section 2.20 of the Credit Agreement shall be satisfied and the representations and warranties set forth in Section 4 hereof shall be true and correct on and as of the Amendment No. 9 Effective Date, and the Agent shall have received a certificate (in form and substance reasonably acceptable to the Agent), dated as of the Amendment No. 9 Effective Date and signed by the Chief Executive Officer, a Vice President, a Financial Officer of the Borrower or any other executive officer of the Borrower who has specific knowledge of the Borrower’s financial matters and is satisfactory to the Agent, to such effect;

(c)   the Agent shall have received the favorable written opinion (addressed to the Agent and the Lenders as of the Amendment No. 9 Effective Date and dated the Amendment No. 9 Effective Date) of (i) Davis Polk & Wardwell LLP, counsel for the Borrower and certain of the Loan Parties and (ii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Borrower and certain of the Loan Parties, in each case in form and substance reasonably satisfactory to the Agent and its counsel;

(d)   the Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of execution, delivery and performance of this Amendment, the performance of the Credit Agreement and each other applicable Loan Document and any other legal matters relating to the Loan Documents, all in form and substance reasonably satisfactory to the Agent and its counsel;

(e)   all accrued and unpaid interest and fees on the Existing Revolving Commitments and Existing Revolving Loans shall have been paid in full by the Borrower;

(f)   the Agent shall have received from the Borrower (i) all fees required to be paid to the Amendment No. 9 Lead Arrangers as separately agreed pursuant to the Engagement Letter dated as of February 15, 2024, among the Borrower, the Amendment No. 9 Lead Arrangers (the “Engagement Letter”) and the Fee Letter (as defined in the Engagement Letter), (ii) all expenses required to be paid or reimbursed under Section 9.04(a) of the Credit Agreement for which invoices have been presented a reasonable period of time prior to the Amendment No. 9 Effective Date and (iii) for the account of each 2024 Revolving Lender, a fee in an amount equal to 0.25% of the aggregate amount of such Lender’s 2024 Revolving Commitments as of the Amendment No. 9 Effective Date;

(g)   the Agent shall have received a certificate of each Loan Party substantially in the form of Exhibit E to the Credit Agreement, dated the Amendment No. 9 Effective Date;

(h)   each Loan Party shall have provided the documentation and other information requested by the 2024 Revolving Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the Act, in each case as requested at least three Business Days prior to the Amendment No. 9 Effective Date; and

(i)  the Agent shall have received the results of a recent lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 of the Credit Agreement or discharged on or prior to the Amendment No. 9 Effective Date pursuant to documentation satisfactory to the Agent.

Section 4. Representations and Warranties. Each Loan Party represents and warrants to the Agent and the Lenders as of the Amendment No. 9 Effective Date:

(a)   The representations and warranties of each Loan Party contained in Article III of the Credit Agreement and in this Amendment are true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which

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case such representation and warranty is true and correct in all respects) as of the date hereof, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty was true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty was true and correct in all respects) as of such date).

(b)   No Default or Event of Default exists or will result from this Amendment.

Section 5. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Agent (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Agent) in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 9.04 of the Credit Agreement.

Section 6. Applicable Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. The provisions set forth in Sections 9.10 and 9.11 of the Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 8. Effect of Amendment; Reaffirmation. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Amended Credit Agreement, or any other Loan Document, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 9 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.  Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions hereof and the transactions contemplated thereby. Each Subsidiary Guarantor hereby (a) affirms and confirms its guarantees and other commitments under the Guarantee Agreement and (b) agrees that the Guarantee Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to guarantee the Obligations, including the 2024 Revolving Commitments and the 2024 Revolving Loans. Each Loan Party hereby (A) affirms and confirms its pledges, grants and other commitments under the Pledge Agreement and (B) agrees that the Pledge Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations, including the 2024 Revolving Commitments

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and 2024 Revolving Loans. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment is not intended to constitute a novation of the Credit Agreement or the other Loan Documents as in effect prior to the Amendment No. 9 Effective Date.

Section 9. Certain Agreements. The parties hereto consent to the 2024 Revolving Commitments and the incurrence of the 2024 Revolving Loans on the terms set forth herein. Upon the effectiveness of this Amendment, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the 2024 Revolving Commitments and the 2024 Revolving Loans shall be deemed satisfied and the incurrence of the 2024 Revolving Commitments and the 2024 Revolving Loans shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement and other Loan Documents. The parties hereto agree that the notice requirements, and any prior notice periods related to the Replacement Revolving Facility Effective Date, under Section 2.20(c) of the Credit Agreement, shall have been waived for the purposes of the 2024 Revolving Commitments and the incurrence of the 2024 Revolving Loans (it being understood that no other notice requirements under any Loan Document are waived, altered or changed in any way pursuant to this Amendment).

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MATCH GROUP HOLDINGS II, LLC

By:	/s/ Kimbre Neidhart
	Name:	Kimbre Neidhart
	Title:	Vice President and Treasurer

HUMOR RAINBOW, INC. MATCH GROUP, LLC MOJO ACQUISITION CORP. PEOPLE MEDIA, LLC HINGE, INC.

By:	/s/ Kimbre Neidhart
	Name:	Kimbre Neidhart
	Title:	Vice President and Treasurer

[Match - Signature Page to Amendment No. 9]

JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ Matthew Cheung
	Name:	Matthew Cheung
	Title:	Executive Director

[Match - Signature Page to Amendment No. 9]

JPMORGAN CHASE BANK, N.A., as an Issuing Bank, a 2024 Revolving Lender and a Lender

By:	/s/ Matthew Cheung
	Name:	Matthew Cheung
	Title:	Executive Director

[Match - Signature Page to Amendment No. 9]

Bank of America, N.A., as a 2024 Revolving Lender and an Issuing Bank

By:	/s/ Christina Marie Terry
	Name:	Christina Marie Terry
	Title:	Vice President – Credit Officer

[Match - Signature Page to Amendment No. 9]

BARCLAYS BANK PLC, as a 2024 Revolving Lender

By:	/s/ Sean Duggan
	Name:	Sean Duggan
	Title:	Director

[Match - Signature Page to Amendment No. 9]

Citibank, N.A., as a 2024 Revolving Lender

By:	/s/ Keith Lukasavich
	Name:	Keith Lukasavich
	Title:	Managing Director and Vice President

[Match - Signature Page to Amendment No. 9]

BMO Bank N.A., as a 2024 Revolving Lender

By:	/s/ Brandon Lu
	Name:	Brandon Lu
	Title:	Vice President

[Match - Signature Page to Amendment No. 9]

BNP Paribas, as a 2024 Revolving Lender

By:	/s/ Barbara Nash
	Name:	Barbara Nash
	Title:	Managing Director

By:	/s/ Jonathan Lasner
	Name:	Jonathan Lasner
	Title:	Director

[Match - Signature Page to Amendment No. 9]

DEUTSCHE BANK AG NEW YORK BRANCH, as a 2024 Revolving Lender

By:	/s/ Philip Tancorra
	Name:	Philip Tancorra
	Title:	Director

By:	/s/ Lauren Danbury
	Name:	Lauren Danbury
	Title:	Vice President

[Match - Signature Page to Amendment No. 9]

goldman sachs bank usa, as a 2024 Revolving Lender

By:	/s/ Dan Starr
	Name:	Dan Starr
	Title:	Authorized Signatory

[Match - Signature Page to Amendment No. 9]

MORGAN STANLEY BANK, N.A., as a 2024 Revolving Lender
By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Match - Signature Page to Amendment No. 9]

ubs ag, stamford branch, as a 2024 Revolving Lender

By:	/s/ Peter Hazoglou
	Name:	Peter Hazoglou
	Title:	Authorized Signatory

By:	/s/ Muhammad Afzal
	Name:	Muhammad Afzal
	Title:	Director

[Match - Signature Page to Amendment No. 9]

capital one, national association, as a 2024 Revolving Lender

By:	/s/ Lillian Twomey
	Name:	Lillian Twomey
	Title:	Duly Authorized Signatory

[Match - Signature Page to Amendment No. 9]

Fifth third bank, national association, as a 2024 Revolving Lender

By:	/s/ Ryan Sonkin
	Name:	Ryan Sonkin
	Title:	Associate

[Match - Signature Page to Amendment No. 9]

HSBC BANK USA, N.A., as a 2024 Revolving Lender

By:	/s/ Andrew Laughlin
	Name:	Andrew Laughlin
	Title:	Director

[Match - Signature Page to Amendment No. 9]

PNC Bank, National association, as a 2024 Revolving Lender

By:	/s/ Dandan Shan
	Name:	Dandan Shan
	Title:	Vice President

[Match - Signature Page to Amendment No. 9]

SCHEDULE 1

2024 Revolving Lender	2024 Revolving Commitment	LC Commitment Amount
JPMorgan Chase Bank, N.A.	$ 52,500,000	$20,000,000
Bank of America, N.A.	$52,500,000	$20,000,000
Barclays Bank PLC	$52,500,000	-
Citibank, N.A.	$52,500,000	-
BMO Bank N.A.	$35,000,000	-
BNP Paribas	$35,000,000	-
Deutsche Bank AG New York Branch	$35,000,000	-
Goldman Sachs Bank USA	$35,000,000	-
Morgan Stanley Bank, N.A.	$35,000,000
UBS AG, Stamford Branch	$35,000,000	-
Capital One, National Association	$20,000,000	-
Fifth Third Bank, National Association	$20,000,000	-
HSBC Bank USA, N.A.	$20,000,000
PNC Bank, National Association	$20,000,000	-
Total	$500,000,000	$40,000,000

EXHIBIT A

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRICKEN TEXT~~

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 7, 2015,

as amended and restated as of November 16, 2015,
as amended December 16, 2015, as further amended December 8, 2016, as further amended August 14, 2017, as further amended December 7, 2018, as further amended February 13, 2020, as further amended March 26, 2021 ~~and~~, as further amended June 21, 2023 and as further amended March 20, 2024 among

MATCH GROUP HOLDINGS II, LLC
(as successor to MATCH GROUP, INC.),
as Borrower,

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
_________________

JPMORGAN CHASE BANK, N.A., Bank of America, N.A., Barclays Bank PLC, AND Citibank, N.A.,
as Joint Lead Arrangers and Joint Bookrunners,

BMO ~~HARRIS BANK, N.A~~Capital Markets Corp., BNP Paribas~~, credit suisse ag, new york branch~~ Securities Corp., Deutsche Bank ~~SeCURITIES, INC. and Société Générale~~
~~as Co-Syndication Agents,~~

~~and~~

~~Goldman Sachs Bank USA, morgan stanley Bank, N.A.,~~ Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and UBS Securities LLC,
as Joint Lead Arrangers,

and

CAPITAL One, National Association, FIFTH THIRD BANK, NATIONAL ASSOCIATION, HSBC Bank USA, N.A., AND PNC Bank, National Association
as Co-Documentation Agents

Table of Contents

Page

ARTICLE I

Definitions

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~49~~55
SECTION 1.03	Terms Generally	~~49~~55
SECTION 1.04	Accounting Terms; GAAP	~~49~~55
SECTION 1.05	Change of Currency	~~50~~55
SECTION 1.06	Currency Equivalents Generally	~~50~~55
SECTION 1.07	Certain Determinations	~~50~~56
SECTION 1.08	Limited Condition Transactions	~~51~~57
SECTION 1.09	Interest Rates; Benchmark Notifications	~~52~~58
SECTION 1.10	Divisions	~~52~~59

ARTICLE II

The Credits

SECTION 2.01	Commitments	~~52~~59
SECTION 2.02	Incremental Revolving Commitments and Incremental Term Loans	~~53~~60
SECTION 2.03	Procedure for Borrowing	~~57~~63
SECTION 2.04	Funding of Borrowings	~~57~~64
SECTION 2.05	Interest Elections	~~58~~64
SECTION 2.06	Termination and Reduction of Commitments	~~57~~65
SECTION 2.07	Repayment of Loans; Evidence of Debt	~~59~~66
SECTION 2.08	Prepayments	~~59~~66
SECTION 2.09	Fees	~~62~~69
SECTION 2.10	Interest	~~63~~69
SECTION 2.11	Alternate Rate of Interest	~~63~~70
SECTION 2.12	Increased Costs	~~64~~73
SECTION 2.13	Break Funding Payments	~~65~~73
SECTION 2.14	Taxes	~~66~~74
SECTION 2.15	Pro Rata Treatment and Payments	~~68~~76
SECTION 2.16	Mitigation Obligations; Replacement of Lenders	~~69~~78
SECTION 2.17	Letters of Credit	~~70~~79
SECTION 2.18	Defaulting Lenders	~~75~~83
SECTION 2.19	Extensions of Commitments	~~76~~85
SECTION 2.20	Refinancing Amendments	~~78~~86
SECTION 2.21	Loan Repurchases	~~82~~90

ARTICLE III

Representations and Warranties

SECTION 3.01	Organization; Powers.	~~83~~92
SECTION 3.02	Authorization; Enforceability	~~83~~92
SECTION 3.03	Governmental Approvals; No Conflicts	~~83~~92
SECTION 3.04	Financial Position	~~84~~92
SECTION 3.05	Properties	~~84~~93
SECTION 3.06	Litigation and Environmental Matters	~~84~~93

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SECTION 3.07	Compliance with Laws and Agreements	~~84~~93
SECTION 3.08	Investment Company Status	~~85~~93
SECTION 3.09	Taxes	~~85~~93
SECTION 3.10	ERISA	~~85~~93
SECTION 3.11	Disclosure	~~85~~94
SECTION 3.12	Pledge Agreement	~~85~~94
SECTION 3.13	No Change	~~85~~94
SECTION 3.14	Guarantors	~~85~~94
SECTION 3.15	Solvency	~~85~~94
SECTION 3.16	[Reserved]	~~86~~94
SECTION 3.17	Anti-Corruption Laws and Sanctions	~~86~~94

ARTICLE IV

Conditions

SECTION 4.01	Closing Date	~~86~~95
SECTION 4.02	Each Credit Event	~~87~~96
SECTION 4.03	Specified Revolving Loan and Delayed Draw Term A Loans.	~~88~~97

ARTICLE V

Affirmative Covenants

SECTION 5.01	Financial Statements; Other Information	~~89~~98
SECTION 5.02	Notices of Material Events	~~91~~99
SECTION 5.03	Existence; Conduct of Business	~~91~~100
SECTION 5.04	Payment of Obligations	~~91~~100
SECTION 5.05	Maintenance of Properties; Insurance	~~91~~100
SECTION 5.06	Books and Records; Inspection Rights	~~91~~100
SECTION 5.07	Compliance with Laws	~~92~~100
SECTION 5.08	Use of Proceeds	~~92~~101
SECTION 5.09	Subsidiary Guarantors and Collateral	~~92~~101
SECTION 5.10	Post-Closing Delivery of Certificated Equity Interests	~~92~~101
SECTION 5.11	Further Assurances	~~92~~101
SECTION 5.12	Ratings	~~93~~102
SECTION 5.13	Collateral Suspension Period	~~93~~102

ARTICLE VI

Negative Covenants

SECTION 6.01	Indebtedness	~~94~~102
SECTION 6.02	Liens	~~97~~106
SECTION 6.03	Fundamental Changes	~~99~~108
SECTION 6.04	Disposition of Property	~~101~~110
SECTION 6.05	Restricted Payments	~~101~~110
SECTION 6.06	Transactions with Affiliates	~~104~~112
SECTION 6.07	Changes in Fiscal Periods	~~105~~114
SECTION 6.08	Sales and Leasebacks	~~105~~114
SECTION 6.09	Clauses Restricting Subsidiary Distributions	~~105~~114
SECTION 6.10	Consolidated Net Leverage Ratio	~~106~~115
SECTION 6.11	Investments	~~106~~115
SECTION 6.12	Activities of Match Group, Inc.	~~108~~117

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ARTICLE VII

Events of Default

SECTION 7.01	Events of Default	~~109~~118

ARTICLE VIII

The Administrative Agent

SECTION 8.01	Appointment and Authorization	~~111~~120
SECTION 8.02	Administrative Agent and Affiliates	~~111~~120
SECTION 8.03	Action by Administrative Agent	~~111~~120
SECTION 8.04	Consultation with Experts	~~112~~121
SECTION 8.05	Delegation of Duties	~~112~~121
SECTION 8.06	Successor Administrative Agent	~~112~~121
SECTION 8.07	Credit Decision	~~112~~121
SECTION 8.08	Lead Arrangers; Co-Syndication Agents; Co-Documentation Agents	~~112~~121
SECTION 8.09	Tax Indemnification by the Lenders	~~112~~122
SECTION 8.10	Certain ERISA Matters	~~113~~122
SECTION 8.11	Acknowledgements of Lenders and Issuing Banks.	~~114~~123

ARTICLE IX

Miscellaneous

SECTION 9.01	Notices	~~115~~124
SECTION 9.02	Waivers; Amendments	~~116~~125
SECTION 9.03	Waivers; Amendments to Other Loan Documents	~~117~~126
SECTION 9.04	Expenses; Limitation of Liability; Indemnity	~~118~~127
SECTION 9.05	Successors and Assigns	~~119~~129
SECTION 9.06	Survival	~~122~~132
SECTION 9.07	Counterparts; Integration; Effectiveness	~~123~~132
SECTION 9.08	Severability	~~124~~133
SECTION 9.09	Right of Setoff	~~124~~133
SECTION 9.10	Governing Law; Jurisdiction; Consent to Service of Process	~~124~~133
SECTION 9.11	WAIVER OF JURY TRIAL	~~125~~134
SECTION 9.12	Headings	~~125~~134
SECTION 9.13	Confidentiality	~~125~~134
SECTION 9.14	Judgment Currency	~~126~~135
SECTION 9.15	USA PATRIOT Act and Beneficial Ownership Regulation	~~126~~135
SECTION 9.16	Collateral and Guarantee Matters	~~126~~136
SECTION 9.17	No Advisory or Fiduciary Relationship	~~127~~137
SECTION 9.18	Platform; Borrower Materials	~~127~~137
SECTION 9.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~128~~137
SECTION 9.20	Acknowledgement Regarding Any Supported QFCs	~~128~~138
SECTION 9.21	Interest Rate Limitation.	138

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SCHEDULES:
Schedule 1.01A	--	Commitments
Schedule 1.01B	--	Unrestricted Subsidiaries on Closing Date
Schedule 3.06	--	Disclosed Matters
Schedule 3.12	--	Filings
Schedule 3.14	--	Guarantors
Schedule 4.01	--	UCC-3 Termination Statements
Schedule 5.10	--	Post-Closing Delivery of Certificated Equity Interests
Schedule 6.01	--	Existing Indebtedness
Schedule 6.02	--	Existing Liens
Schedule 6.09	--	Existing Restrictions
EXHIBITS:
Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Affiliated Lender Assignment and Assumption
Exhibit C	--	Form of Guarantee Agreement
Exhibit D	--	Form of Pledge Agreement
Exhibit E	--	Form of Secretary Certificate
Exhibit F	--	[Reserved]
Exhibit G-1	--	Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	--	Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	--	Form U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	--	Form U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H	--	Form of Perfection Certificate
Exhibit I	--	Form of Solvency Certificate
Exhibit J	--	Form of Joinder and Reaffirmation Agreement
Exhibit K	--	Auction Procedures

-iv-

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 7, 2015, as amended and restated as of November 16, 2015, as further amended as of December 16, 2015, as further amended as of December 8, 2016, as further amended as of August 14, 2017, as further amended as of December 7, 2018, as further amended as of February 13, 2020, as further amended as of March 26, 2021, as further amended as of June 21, 2023 (the “Original Credit Agreement”) and as further amended as of ~~June 21, 2023)~~March 20, 2024 (as further amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among MATCH GROUP HOLDINGS II, LLC (as successor to Match Group, Inc.), a Delaware limited liability company, the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined herein) and as an Issuing Bank.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01   Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2020 Refinancing Term Loan” means the Refinancing Term Loans made pursuant to the 2020 Refinancing Term Loan Commitments.

“2020 Refinancing Term Loan Commitment” means the commitment of the New Term Lender to make Refinancing Term Loans to the Borrower on the Amendment No. 6 Effective Date in an aggregate principal amount set forth opposite the New Term Lender’s name on Schedule 2 to Amendment No. 6. The aggregate amount of all 2020 Refinancing Term Loan Commitments as of the Amendment No. 6 Effective Date is $425,000,000.

“~~2020~~2024 Revolving Commitments” means, as to any Lender, the obligation of such Lender to make Revolving Loans and purchase participation interests in Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “~~2020~~2024 Total Revolving Commitment” opposite such Lender’s name on Schedule 1 to Amendment No. ~~6~~9 or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Sections 2.02, 2.19 and 2.20). The aggregate Dollar Amount of all ~~2020~~2024 Revolving Commitments as of the Amendment No. ~~6~~9 Effective Date is $~~750,000,000~~500,000,000.

“2027 Senior Notes” means the $450,000,000 aggregate principal amount of 5.00% Senior Notes due December 15, 2027 issued by the Borrower, and any exchange notes related thereto.

“2028 Senior Notes” means the $500,000,000 aggregate principal amount of 4.625% Senior Notes due June 1, 2028 issued by the Borrower, and any exchange notes related thereto.

“2029 Senior Notes” means the $350,000,000 aggregate principal amount of 5.625% Senior Notes due February 15, 2029 issued by the Borrower, and any exchange notes related thereto.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Term Lender” has the meaning assigned to such term in Section 2.08(f).

“Act” has the meaning assigned to such term in Section 9.15.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326% ~~and~~, (ii) with respect to any RFR Borrowing denominated in Dollars, (a) an interest rate per annum equal to the Daily Simple RFR for Dollars, plus (b) 0.10% and (iii) with respect to any RFR Borrowing denominated in Canadian Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian Dollars, plus (b) 0.29547%; provided that if the Adjusted Daily Simple RFR ~~Rate~~ as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month Interest Period or 0.32138% for a three month Interest Period; provided that if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR Rate” means for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) the applicable Term SOFR Adjustment; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date” has the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder and, as applicable (including, for the avoidance of doubt, each reference to the Administrative Agent in Article VIII), as Collateral Agent, together with any successors in such capacities.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of the Borrower (other than any of its subsidiaries) at such time.

~~“Affiliated Persons” means, with respect to any specified Person, (a) such specified Person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.~~

“Agent Party” means the Administrative Agent, the Issuing Bank or any other Lender.

“Aggregate Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate then outstanding principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Commitment then in effect or, if such Revolving Commitment has been terminated, such Lender’s Outstanding Revolving Credit.

“Agreed Currency” means Dollars and any Alternative Currency.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.14.

“All-in Yield” means, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent in consultation with the Borrower, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided that original issue discount and up-front fees shall be equated to interest rate based on an assumed four year average life; and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means Sterling, Yen, Euro, Australian Dollar or Canadian Dollar.

“Alternative Currency Revolving Sublimit” means, with respect to all Alternative Currencies, the Dollar Amount of $100,000,000.

“Amendment No. 5” means Amendment No. 5 to the Original Credit Agreement dated as of December 7, 2018, among the Borrower, the other Loan Parties thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

“Amendment No. 5 Effective Date” means December 7, 2018.

“Amendment No. 5 Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., BNP Paribas, Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, Barclays Bank PLC, BMO Harris Bank N.A. and Société Générale.

“Amendment No. 6” means Amendment No. 6 to the Original Credit Agreement dated as of February 13, 2020, among the Borrower, the other Loan Parties thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

“Amendment No. 6 Co-Documentation Agents” means Capital One, National Association, Fifth Third Bank, National Association and PNC Bank, National Association.

“Amendment No. ~~7 Co-Documentation~~6 Co-Syndication Agents” means ~~Goldman Sachs~~ Bank ~~USA, Morgan Stanley Bank, N.A., Capital One, National Association, Fifth Third Bank, National Association and PNC Bank, National Association.~~of America, N.A., Barclays Bank PLC and Citibank, N.A.

“Amendment No. 6 Effective Date” means February 13, 2020.

“Amendment No. 6 Lead Arrangers” means, collectively, (i) with respect to the Term B-1 Facility, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Barclays Bank PLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Capital One, National Association, Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, National Association, Goldman Sachs Bank USA, PNC Capital Markets LLC and Société Générale and (ii) with respect to the Revolving Facility, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Société Générale.

“Amendment No. 7” means Incremental Assumption Agreement and Amendment No. 7 to the Original Credit Agreement dated as of March 26, 2021, among the Borrower, the other Loan Parties thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. Amendment No. 7 shall be an “Incremental Assumption Agreement” for all purposes hereunder.

“Amendment No. 7 Co-Documentation Agents” means Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Capital One, National Association, Fifth Third Bank, National Association and PNC Bank, National Association.

“Amendment No. 7 Effective Date” means March 26, 2021.

“Amendment No. 7 Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A, BofA Securities, Inc., Barclays Bank PLC and Citibank N.A.

“Amendment No. 9” means Amendment No. 9 to the Original Credit Agreement dated as of March 20, 2024, among the Borrower, the other Loan Parties thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

“Amendment No. 9 Co-Documentation Agents” means Capital One, National Association, Fifth Third Bank, National Association, HSBC Bank USA, N.A., and PNC Bank, National Association.

“Amendment No. 9 Effective Date” means March 20, 2024.

“Amendment No. 9 Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A, BofA Securities, Inc., Barclays Bank PLC and Citibank, N.A., as joint lead arrangers and joint bookrunners and BMO Capital Markets Corp., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and UBS Securities LLC as joint lead arrangers.

“Ancillary Document” has the meaning assigned to such term in Section 9.07(b).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the Bribery Act 2010 of the United Kingdom, as amended.

“Applicable Rate” means (a) for each Revolving Loan, (i) prior to the first Adjustment Date occurring after the Amendment No. ~~6~~9 Effective Date, 1.375 % for Term Benchmark Loans and RFR Loans and 0.375% for ABR

Loans and (ii) on and after the first Adjustment Date occurring after the Amendment No. ~~6~~9 Effective Date, a percentage determined in accordance with the Pricing Grid, (b) for each Term B-1 Loan, 1.75% for Term Benchmark Loans and 0.75% for ABR Loans, (c) for each Delayed Draw Term A Loan, a percentage determined in accordance with the Pricing Grid, and (d) for each Type of Incremental Term Loan, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Assumption Agreement.

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency the local time in the place of settlement for such Alternative Currency, as may be reasonably determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment and notified to the relevant parties hereto.

“Approved Fund” has the meaning assigned to such term in Section 9.05(b).

“Asset Acquisition” means:

(1)  an Investment by the Borrower or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Borrower or any Restricted Subsidiary, or

(2)  the acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Borrower or any Restricted Subsidiary to any Person other than the Borrower or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary in connection with such disposition (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Borrower or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)  transfers of cash or Cash Equivalents;

(2)  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 6.03;

(3)  Restricted Payments not prohibited under the covenant described under Section 6.05 and Investments not prohibited by Section 6.11;

(4)  the creation of any Lien not prohibited under this Agreement;

(5)  transfers of assets that are (i) damaged, worn out, uneconomic, obsolete or otherwise deemed to be no longer necessary or useful in the current or anticipated business of the Borrower or its Restricted Subsidiaries or (ii) replaced by assets of similar suitability and value;

(6)  sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Borrower or any Restricted Subsidiary to the extent not materially interfering with the business of the Borrower and the Restricted Subsidiaries;

(7)  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $150,000,000, in each case for such transaction or any such series of related transactions; and

(8)  transfers in connection with the Match Transactions.

“Asset Swap” means any exchange of assets of the Borrower or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary) for assets of another Person (including Equity Interests of a Person whose primary business is a Related Business) that are intended to be used by the Borrower or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash or Cash Equivalents of any party to such asset swap.

“assignee” has the meaning assigned to such term in Section 9.05(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Auction Manager” has the meaning assigned to such term in Section 2.21(a).

“Auction Procedures” means auction procedures with respect to Purchase Offers set forth in Exhibit K hereto.

“Australian Dollar” means the lawful currency of Australia.

“Australian Dollar Bank Bill Reference Rate” means for any Loans in Australian Dollars, the Australian Dollar Screen Rate.

“Australian Dollar Screen Rate” means, with respect to any Interest Period, the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) for Australian Dollar bills of exchange with a tenor equal in length to such Interest Period, as displayed on page BBSY of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion; provided that if the Australian Dollar Screen Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.17(b).

“Available Amount” means, as at any date of determination, an amount determined on a cumulative basis equal to, without duplication:

(a)   the greater of (x) $~~225,000,000~~355,000,000 and (y) 30.0% of Consolidated EBITDA plus

(b)   the cumulative amount of Retained Excess Cash Flow for all Excess Cash Flow Periods completed after the Amendment No. 6 Effective Date but prior to such date, plus

(c)   the cumulative amount of all Declined Prepayment Amounts after the Amendment No. 6 Effective Date, plus

(d)   following the date of the Amendment No. 6 Effective Date, the net cash proceeds or Fair Market Value received, as applicable, of any sale of Qualified Equity Interests by, or capital contribution to the common equity of, the Borrower (other than in respect of any Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement), plus

(e)   the net cash proceeds received by the Borrower from issuances of Indebtedness and Disqualified Equity Interests that have been issued after the Amendment No. 6 Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(f)   the amount of any Net Proceeds received by the Borrower or a Restricted Subsidiary that would otherwise be required to be used to prepay Term Loans in accordance with Section 2.08(c) but for the proviso to clause (1) thereof; plus

(g)   the amount of all Investments of the Borrower and its Restricted Subsidiaries after the Amendment No. 6 Effective Date in any Unrestricted Subsidiary in reliance on the Available Amount that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries (up to the Fair Market Value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation), plus

(h)   the amount of all returns, profits, distributions and similar amounts received by the Borrower and its Restricted Subsidiaries on Investments made using the Available Amount; minus

(i)   the net cash proceeds received by the Borrower and its Restricted Subsidiaries from sales of investments made using the Available Amount, minus

(j)   the cumulative amount of Restricted Payments made from the Available Amount from and after the Amendment No. 6 Effective Date and on or prior to such time, minus

(k)   the cumulative amount of Investments made from the Available Amount from and after the Amendment No. 6 Effective Date and on or prior to such time.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect at such time over (b) such Lender’s Outstanding Revolving Credit.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Lender, such Lender or any other Person as to which such Lender is a subsidiary (a “Parent Company”) (i) is adjudicated as, or determined by any Governmental Authority having regulatory authority over it or its assets to be, insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or the Administrative Agent has given written notice to such Lender and the Borrower of its good faith determination that such Lender or its Parent Company has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or (iii) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or the Administrative Agent has given written notice to such Lender and the Borrower of its good faith determination that such Lender or its Parent Company has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such appointment; provided that a Bankruptcy

Event shall not result solely by virtue of any control of or ownership interest in, or the acquisition of any control of or ownership interest in, such Lender or its Parent Company by a Governmental Authority as long as such control or ownership interest does not result in or provide such Lender or its Parent Company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or its Parent Company (or such Governmental Authority) to reject, repudiate, disavow or disaffirm such Lender’s obligations under this Agreement.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date provided that, in the case of any Loan denominated in an Alternative Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for Dollars and/or in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~.~~;

provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant

Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); ~~or~~

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by the reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~.~~; or

(3) in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrower pursuant to Section 2.11(c).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(i)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(ii)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the U.S. Federal Reserve System, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component) in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); and/or

(iii)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark and solely to the extent that the then-current Benchmark has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder pursuant to Section 2.11.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the Board of Directors of the Borrower or, other than for the purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such Board of Directors.

“Borrower” means Match Group Holdings II, LLC, a Delaware limited liability company, as successor to Match Group, Inc.

“Borrower Materials” has the meaning assigned to such term in Section 9.18.

“Borrowing” means a group of Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Yen and interest rate settings, fundings, disbursements, settlements or payments of any such Loan denominated in Yen and in relation to the calculation or computation of TIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (b) in relation to Loans denominated in Euros, and interest rate settings, fundings, disbursements, settlements or payments of any such Loan denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day, (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day ~~and (e~~, (e) in relation to Loans denominated in Canadian Dollars and interest rate settings, fundings, disbursements, settlements or payments of any such Loan denominated in Canadian Dollars and in relation to the calculation or computation of CORRA, any day (other than a Saturday or a Sunday) on which banks are open for business in Canada and (f) in relation to Loans in any other Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in such Alternative Currency deposits in the interbank market in the principal financial center of the country whose lawful currency is such Alternative Currency.

“Canadian Dollar” means the lawful currency of Canada.

“Capital Expenditures” means, for the Borrower and its Restricted Subsidiaries in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for the Borrower and its Restricted Subsidiaries shall not include:

(a)   expenditures to the extent made with proceeds of the issuance of Qualified Equity Interests of the Borrower or capital contributions to the Borrower or funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but that will not constitute Net Proceeds as a result of the first or second proviso to such clause (a));

(b)   expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and its Restricted Subsidiaries to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.08(c)(1);

(c)   interest capitalized during such period;

(d)   expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding the Borrower or any Restricted Subsidiary) and for which none of the Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e)   the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;

(f)   the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase, (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (iii) any Asset Swap;

(g)   Investments in respect of an Asset Acquisition; or

(h)   the purchase of property, plant or equipment made with proceeds from any Asset Sale or Recovery Event to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.08(c)(1).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Amendment No. 5 Effective Date shall be accounted for as an operating lease and not a Capital Lease Obligation for all purposes under this Agreement.

“Cash Capped Amount” has the meaning assigned to such term in the definition of “Incremental Amount.”

“Cash Equivalents” means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (2) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof or any Lender or any Affiliate of any Lender; (3) commercial paper of an issuer rated at least A-1 by Standard & Poor’s or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (4) repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (5) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s; (6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition; (7) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition; (8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor’s or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (9) in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Cash Management Agreement” means any agreement entered into from time to time by the Borrower or any Restricted Subsidiary in connection with Cash Management Services for collections, other Cash Management Services or for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services, unless, when entered into, such agreement is designated in writing by the Borrower and the relevant Cash Management Bank to the Administrative Agent to not be included as a Cash Management Agreement.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement or provides any Cash Management Services, is a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party or (ii) in the case of any Cash Management Agreement in effect or any Cash Management Services provided, on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party and a party to a Cash Management Agreement or provider of Cash Management Services.

“Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary Guarantor to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements.

~~“CDOR Rate” means for any Loans in Canadian Dollars, the CDOR Screen Rate.~~

~~“CDOR Screen Rate” means, with respect to any Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal in length to such Interest Period, as displayed on CDOR page of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected from time to time by the Administrative Agent in its reasonable discretion; provided that if the CDOR Screen Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.~~

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” but only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.12 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions.

“Change of Control” means the acquisition of beneficial ownership by any person or group ~~(excluding any one or more Permitted Holders or group Controlled by any one or more Permitted Holders)~~ of more than 35% of the aggregate voting power of all outstanding classes or series of the Borrower’s Voting Stock ~~and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Borrower’s Voting Stock beneficially owned by the Permitted Holders collectively~~;

Notwithstanding the foregoing, a transaction in which the Borrower becomes a subsidiary of another Person (other than a Person that is an individual ~~or a Permitted Holder~~) shall not constitute a Change of Control if the shareholders of the Borrower immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Borrower’s voting stock as such shareholders beneficially own immediately following the consummation of such transaction.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Class” (a) when used in reference to any Loans or Borrowing, refers to whether such Loans or the Loans comprising such Borrowing, are Revolving Loans, Term B-1 Loans, Delayed Draw Term A Loans, Incremental Term Loans established pursuant to any Incremental Assumption Agreement, Extended Term Loans or Extended Revolving Loans established pursuant to any Extension Amendment or Refinancing Term Loans or Replacement Revolving Loans established pursuant to any Refinancing Amendment or (b) when used in reference to any Commitments, refers to whether such Commitment is in respect of a commitment to make Revolving Loans, Term B-1 Loans, Delayed Draw Term A Loans, Incremental Term Loans established pursuant to any Incremental Assumption Agreement, Extended Term Loans or Extended Revolving Loans established pursuant to any Extension Amendment or Refinancing Term Loans or Replacement Revolving Loans established pursuant to any Refinancing Amendment.

“Closing Date” means October 7, 2015.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means, collectively, Fifth Third Bank, National Association, PNC Bank, National Association, Capital One, National Association, the Amendment No. 6 Co-Documentation Agents ~~and~~, the Amendment No. 7 Co-Documentation Agents and the Amendment No. 9 Co-Documentation Agents.

“Collateral” has the meaning assigned to such term or a similar term in each of the Collateral Documents and shall include all property pledged or granted (or purported to be pledged or granted) as collateral pursuant to the Pledge Agreement on the Closing Date or thereafter pursuant to Section 5.09 or 5.11.

“Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as collateral agent under the Guarantee Agreement and the Collateral Documents for the Secured Parties.

“Collateral Documents” means the Pledge Agreement and each other security document, mortgage, pledge agreement or collateral agreement executed and delivered in connection with this Agreement and/or the other Loan Documents to grant a security interest in any property as Collateral to secure the Obligations.

“Collateral Reinstatement Date” has the meaning assigned to such term in Section 5.13(b).

“Collateral Reinstatement Event” has the meaning assigned to such term in Section 5.13(b).

“Collateral Reinstatement Requirements” has the meaning assigned to such term in Section 5.13(b).

“Collateral Suspension Date” means the date on which: (i) the Borrower’s corporate family ratings satisfy at least two Investment Grade Level Ratings, (ii) no Event of Default then exists, (iii) the Term Loans shall have been repaid in full, (iv) all Liens securing Permitted Secured Ratio Debt shall have been released and (v) the Borrower shall have delivered an Officer’s Certificate to the Administrative Agent and the Collateral Agent that certifies to the satisfaction of the foregoing and directs the Collateral Agent to release the Collateral securing the Obligations (including, without limitation, Cash Management Obligations and Specified Swap Agreements) in accordance with the second sentence under Section 5.13(a).

“Collateral Suspension Period” means each period commencing on the Collateral Suspension Date with respect to such period and ending on the Collateral Reinstatement Date with respect to such Collateral Suspension Date.

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Incremental Commitment, Revolving Commitment, Term Loan Commitment or Extended Revolving Commitment, as applicable.

“Commitment Fee Rate” means (a) prior to the first Adjustment Date occurring after the Amendment No. ~~6~~9 Effective Date, ~~0.30~~0.25 % and (b) on and after the first Adjustment Date occurring after the Amendment No. ~~6~~9 Effective Date, a rate determined in accordance with the Pricing Grid.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Amortization Expense” for any Test Period means the amortization expense of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Contingent Consideration Fair Value Remeasurement Adjustments” for any period means the contingent consideration fair value remeasurement adjustments, of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” for any Test Period means the depreciation expense of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” for any Test Period means, without duplication, the sum of the amounts for such Test Period of

(1)  Consolidated Net Income, plus

(2)  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

(a)  Consolidated Income Tax Expense,

(b)  Consolidated Amortization Expense,

(c)  Consolidated Depreciation Expense,

(d)  Consolidated Interest Expense,

(e)  all non-cash compensation, as reported in the Borrower’s financial statements,

(f)  any non-cash charges or losses or realized losses related to the write-offs, write-downs or mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Borrower or any Restricted Subsidiary,

(g)  the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write downs or reserves with respect to accounts receivable or inventory), for such Test Period,

(h)  the amount of any restructuring charges or reserves, including any one-time costs incurred in connection with acquisitions or divestitures,

(i)  notwithstanding any classification under GAAP as discontinued operations of any Person, property, business or asset in respect of which a definitive agreement for the sale, transfer or other disposition thereof has been entered into, the earnings and income (or loss) attributable to any such Person, business, assets or operations for any period until such sale, transfer or other disposition shall have been consummated, and

(j)   the amount of any cost savings, cost synergies, operating expense reductions, restructurings, cost savings initiatives, or other initiatives occurring (or expected to result from actions that have been taken or initiated or expected to be taken) within 24 months from the applicable event to be given pro forma effect (in the reasonable good faith determination of the Borrower and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period and as if such cost savings or synergies were realized in full during the entirety of such period); provided that the aggregate amount of all items added back to Consolidated EBITDA pursuant to this paragraph shall not exceed 25.0% of Consolidated EBITDA (after giving effect to such adjustment) for any Test Period, minus

(3)  in each case only to the extent (and in the same proportion) included in determining Consolidated Net Income, any non-cash or realized gains related to mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Borrower or any Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP; provided that (a) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will be excluded from Consolidated Net Income and (b) the aggregate amount of all corporate overhead costs and expenses and fees incurred at any parent of the Borrower and any salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any parent of the Borrower in each case that, directly or indirectly, holds all of the Equity Interests of the Borrower, that are directly attributable to the Borrower and its Restricted Subsidiaries will be deducted from Consolidated EBITDA.

“Consolidated Income Tax Expense” for any Test Period means the provision for taxes of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any Test Period means the sum, without duplication, of the total interest expense of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP, minus consolidated interest income of the Borrower and its Restricted Subsidiaries, and including, without duplication,

(1)  imputed interest on Capital Lease Obligations,

(2)  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)  the net costs associated with Hedging Obligations related to interest rates,

(4)  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)  the interest portion of any deferred payment obligations,

(6)  all other non-cash interest expense,

(7)  capitalized interest,

(8)  all dividend payments on any series of Disqualified Equity Interests of the Borrower or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Borrower or a Restricted Subsidiary of the Borrower that is a Wholly Owned Subsidiary or to the extent paid in Qualified Equity Interests),

(9)  all interest payable with respect to discontinued operations, and

(10)  all interest on any Indebtedness described in clause (6) or (7) of the definition of “Indebtedness”,

but excluding, without duplication, interest on any Pre-IPO Note.

“Consolidated Net Income” for any Test Period means the net income (or loss) of the Borrower and the Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)  the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Borrower or any Restricted Subsidiary during such period;

(2)  gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(3)  gains and losses with respect to Hedging Obligations;

(4)  the cumulative effect of any change in accounting principles;

(5)  any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Borrower or any Restricted Subsidiary during such period;

(6)   Consolidated Contingent Consideration Fair Value Remeasurement Adjustments;

(7)   any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations; and

(8)  any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Borrower or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Borrower or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Borrower or any Restricted Subsidiary;

provided, further, that the effects of any adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and any other non-cash charges (other than the amortization of unfavorable operating leases) in the Borrower’s consolidated financial statements pursuant to GAAP in each case resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any such amounts shall be excluded when determining Consolidated Net Income.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of Indebtedness under clauses (1), (2) or (3) of the definition thereof of the Borrower and its Restricted Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) minus the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on such date in an amount not to exceed $~~400,000,000~~500,000,000 to (b) Consolidated EBITDA for such Test Period.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of

Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agents” means, collectively, Bank of America, N.A., Citibank, N.A. and the Amendment No. 6 Co-Syndication Agents.

~~“Amendment No. 6 Co-Syndication Agents” means Bank of America, N.A., Barclays Bank PLC and Citibank, N.A.~~

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Current Assets” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash, Cash Equivalents or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred taxes based on income or profits.

“Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for exclusions from Consolidated Net Income included in clause (5) of the definition of such term.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) RFR Business Days prior to such CORRA Determination Date.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day ~~and~~, (ii) Dollars, Daily Simple SOFR and (iii) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA).

“Daily Simple SOFR” means, for any day ( a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Declined Prepayment Amount” has the meaning assigned to such term in Section 2.08(f).

“Declining Term Lender” has the meaning assigned to such term in Section 2.08(f).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Agent Party any amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to such funding or payment has not been satisfied, or, in the case of clause (ii) or clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute regarding its obligation to make such funding or payment; (b) has notified the Borrower or any Agent Party in writing, or has made a public statement to the effect, that it does not intend to comply with any of its funding or payment obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to such funding or payment under this Agreement cannot be satisfied); (c) has failed, within three Business Days after request by the Administrative Agent or Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Agent Party’s receipt of such certification; (d) has become the subject of a Bankruptcy Event; or (e) has become the subject of a Bail-In Action.

“Delayed Draw Term A Facility” means, at any time (a) prior to the Delayed Draw Term A Loan Funding Date in respect of such Term Facility, the sum of the aggregate amount of the Delayed Draw Term A Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the Delayed Draw Term A Loans of all Delayed Draw Term A Lenders outstanding at such time. For the avoidance of doubt, the Delayed Draw Term A Facility shall be deemed a “Term A Facility” and an “Incremental Term Facility” for all purposes hereunder.

“Delayed Draw Term A Lender” means a Lender with a Delayed Draw Term A Loan Commitment or an outstanding Delayed Draw Term A Loan.

“Delayed Draw Term A Loan” means a Term Loan made pursuant to a Delayed Draw Term A Loan Commitment. For the avoidance of doubt, the Delayed Draw Term A Loan shall be deemed an “Incremental Term Loan” for all purposes hereunder.

“Delayed Draw Term A Loan Commitment” means, as to any Delayed Draw Term A Loan Lender, the commitment of such Delayed Draw Term A Lender to make Delayed Draw Term A Loans to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount set forth opposite such Delayed Draw Term A Lender’s name on Schedule 1 to Amendment No. 7 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Section 2.02, 2.19 and 2.20). The aggregate amount of all Delayed Draw Term A Loan Commitments as of the Amendment No. 7 Effective Date is $400,000,000. For the avoidance of doubt, the Delayed Draw Term A Loan Commitment shall be deemed an “Incremental Term Commitment” for all purposes hereunder.

“Delayed Draw Term A Loan Funding Date” means the date on or prior to the Delayed Draw Term A Loan Maturity Date on which Delayed Draw Term A Loans are made and the conditions set forth in Section 4.03 are satisfied or waived.

“Delayed Draw Term A Loan Ticking Fee” has the meaning assigned to such term in Section 2.09(e).

“Delayed Draw Term A Loan Mandatory Prepayment Date” means the date that is ten Business Days after the Delayed Draw Term A Loan Funding Date.

“Delayed Draw Term A Loan Maturity Date” March 25, 2022.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” means, with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the Latest Maturity Date; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Borrower to redeem such Equity Interests upon the occurrence of a change of control occurring prior to the 91st day after the Latest Maturity Date shall not constitute Disqualified Equity Interests if such Equity Interests specifically provide that the Borrower will not redeem any such Equity Interests pursuant to such provisions prior to the Obligations (other than (x) (i) Cash Management Obligations and (ii) Obligations under Specified Swap Agreements not yet due and payable, and (y) contingent obligations not yet accrued and payable) having been paid in full, all Letters of Credit having been cash collateralized or otherwise back-stopped or having been terminated, and the Total Revolving Commitments having been terminated.

“Dollar Amount” means, at any date, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in amount other than Dollars, such amount converted to Dollars by the Administrative Agent at the Exchange Rate on such date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, of any Person, (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder) with respect to a Plan other than an event for which the 30-day notice period is waived; (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or ~~Title IV~~Section 303 of ERISA); (g) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent~~, in Reorganization~~  or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Escrow Assumption” means with respect to (i) any Escrow Permitted Ratio Debt, the assumption of the Escrow Borrower’s obligations with respect thereto by the Borrower or (ii) any Incremental Term Loan that is initially established as an Escrow Incremental Term Loan, the assumption of the Escrow Borrower’s obligations with respect thereto by the Borrower pursuant to an Escrow Assumption Agreement.

“Escrow Assumption Agreement” means an assumption agreement in form reasonably satisfactory to the Administrative Agent, among the Borrower and the Administrative Agent.

“Escrow Borrower” means an Unrestricted Subsidiary established to borrow Escrow Permitted Ratio Debt or Escrow Incremental Term Loans (pending assumption of such Escrow Permitted Ratio Debt or Escrow Incremental Term Loans by the Borrower) and that is not engaged in any material operations and does not have any other material assets other than in connection therewith.

“Escrow Incremental Term Loan” means any Indebtedness that is initially borrowed by an Escrow Borrower that would constitute an Incremental Term Loan if borrowed by the Borrower and that is not guaranteed by any other subsidiary of the Borrower and, if secured, is secured only by the proceeds of such Escrow Incremental Term Loan, unless and until the Borrower has assumed all of the obligations of the Escrow Borrower with respect thereto.

“Escrow Permitted Ratio Debt” means any Indebtedness that is initially borrowed by an Escrow Borrower that would constitute Permitted Ratio Debt if borrowed by the Borrower and that is not guaranteed by any other subsidiary of the Borrower and, if secured, is secured only by the proceeds of such Escrow Permitted Ratio Debt, unless and until the Borrower has assumed all of the obligations of the Escrow Borrower with respect thereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)   the sum, without duplication (including with respect to any amounts deducted when calculating the Excess Cash Flow prepayment amount pursuant to Section 2.08(d)), of

(i)   Consolidated Net Income for such period,

(ii)   an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts included in clauses (5), (7) and (8) of the definition of Consolidated Net Income and excluded in arriving at such Consolidated Net Income,

(iii)   decreases in Consolidated Working Capital for such period (other than any such decreases arising from dispositions outside the ordinary course of business by the Borrower and its Restricted Subsidiaries completed during such period),

(iv)   cash receipts by the Borrower and its Restricted Subsidiaries in respect of Hedging Obligations during such fiscal year to the extent not otherwise included in such Consolidated Net Income; and

(v)   the amount by which tax expense deducted in determining such Consolidated Net Income for such period exceeded taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) by the Borrower and its Restricted Subsidiaries in such period, over

(b)   the sum, without duplication, of

(i)   an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (5), (7) and (8) of the definition of Consolidated Net Income and included in arriving at such Consolidated Net Income,

(ii)   [reserved],

(iii)   the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Lease Obligations and (B) the amount of any scheduled repayment of Term Loans, but excluding (x) all prepayments of Term Loans, Other First Lien Debt and Junior Debt, (y) all prepayments of Revolving Loans and (z) all prepayments in respect of any revolving credit facility, except in the case of clauses (x), (y) and (z) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness (other than under the Revolving Facility) of the Borrower or its Restricted Subsidiaries,

(iv)   increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting),

(v)   payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(vi)   [reserved],

(vii)   [reserved],

(viii)   the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(ix)   without duplication of amounts deducted from Excess Cash Flow, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Asset Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Asset Acquisition, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(x)   the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and

(xi)   cash expenditures in respect of Hedging Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending December 31, 2020.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any day, with respect to Dollars in relation to any Alternative Currency, the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters reasonably chosen by the Administrative Agent in its sole discretion after consultation with the Borrower (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any reasonable method of determination it deems appropriate in its sole discretion after consultation with the Borrower).

“Excluded Equity Interests” means any Equity Interests (a) of any subsidiary (i) for which the pledge of its Equity Interests is prohibited by applicable law or by Contractual Obligations existing on the Closing Date (or, in the case of a newly acquired subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) or for which governmental (including regulatory) consent, approval, license or authorization would be required or (ii) that is not a Material Subsidiary or (b) of any Foreign Subsidiary or FSHCO in excess of 65% of each class of outstanding Equity Interests of such Foreign Subsidiary or FSHCO.

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 6.01.

“Excluded Subsidiary” means (a) any subsidiary that is not a Wholly Owned Subsidiary, (b) any subsidiary that is prohibited by applicable law or by Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization, (c) any subsidiary that is not a Material Domestic Subsidiary, (d) any Unrestricted Subsidiary, (e) any FSHCO and (f) any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary that is a CFC~~; provided that no subsidiary of the Borrower that Guarantees the IAC Credit Agreement or the IAC Senior Notes shall be deemed to be an Excluded Subsidiary~~.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Subsidiary Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), in each case at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means (a) in the case of each Recipient, Taxes imposed on its overall net income, and franchise Taxes imposed on it in lieu of net income Taxes by a jurisdiction (including any political subdivision thereof) as a result of (i) such Recipient being organized under the laws of or having a principal office in such jurisdiction or, in the case of a Lender, having an applicable lending office in such jurisdiction or (ii) any other present or former connection between such Recipient and the jurisdiction (other than any connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document); (b) any Taxes in the nature of branch profits Taxes imposed by any jurisdiction described in clause (a); (c) in the case of a ~~Non-U.S.~~ Lender, United States federal withholding Tax imposed pursuant to laws in effect on the date on which (i) such ~~Non-U.S.~~ Lender becomes a Lender or (ii) such ~~Non-U.S.~~ Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, additional amounts with respect to such Taxes were payable either to such ~~Non-U.S.~~ Lender’s assignor immediately before such ~~Non-U.S.~~ Lender became a party hereto or to such ~~Non-U.S.~~ Lender immediately before it changed its lending office; (d) any Taxes attributable to such Recipient failure to comply with Section 2.14(e) and (e) any ~~United States federal~~ withholding Taxes imposed under FATCA.

“Existing Term Loans” means the Term B-1 Loans outstanding immediately prior to giving effect to Amendment No. 6.

“Extended Revolving Commitment” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.19(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.19(a).

“Extension” shall have the meaning assigned to such term in Section 2.19(a).

“Extension Amendment” shall have the meaning assigned to that term in Section 2.19(b).

“Facility” means any of (a) the Revolving Facility and (b) the Term Facility.

“Fair Market Value” means, with respect to any asset, as determined by the Borrower, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fitch” means Fitch Investors Service, L.P. and its successors.

“Fixed Amounts” has the meaning assigned to such term in Section 1.07(a).

“Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, ~~CDOR Screen~~Adjusted Term CORRA Rate, Australian Dollar Screen Rate and each Adjusted Daily Simple RFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, ~~CDOR Screen~~Adjusted Term CORRA Rate, Australian Dollar Screen Rate and each Adjusted Daily Simple RFR shall be 0%.

“Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“FSHCO” means any subsidiary of the Borrower that owns no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs or Equity Interests of one or more other FSHCOs.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “Guarantee,” when used as a verb, and “Guaranteed” have correlative meanings.

“Guarantee Agreement” means the Guarantee Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit C.

“guarantor” has the meaning assigned to such term in the definition of “Guarantee.”

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hyperconnect” means Hyperconnect, Inc., a joint stock company (chusik-hoesa) duly organized and existing under the laws of the Republic of Korea.

“Hyperconnect Acquisition” means the acquisition of Hyperconnect pursuant to the Share Purchase Agreement.

“IAC” means IAC/InterActiveCorp., a Delaware corporation.

~~“IAC 2012 Senior Notes” means the $500,000,000 aggregate principal amount of 4.75% senior notes due 2022 issued by IAC on December 21, 2012 and any exchange notes related thereto.~~

~~“IAC 2013 Senior Notes” means the $500,000,000 aggregate principal amount of 4.875% senior notes due 2018 issued by IAC on November 15, 2013 and any exchange notes related thereto.~~

“IAC Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of November 5, 2018 among IAC Group, LLC, a Delaware limited liability company, the Lenders party thereto from time to time and the Administrative Agent.

“IAC Group” means IAC and its subsidiaries not including the Match Group.

~~“IAC/Match Intercompany Debt” means subject to compliance by IAC on a pro forma basis with Section 6.10 of the IAC Credit Agreement as in effect on the Closing Date, the incurrence prior to the Match Offering, extension of existing or settlement of (x) unsecured intercompany loans, intercompany payables and intercompany receivables between the Match Group and the IAC Group or (y) any intercompany contributions from the IAC Group to the Match Group (and, in each case, payments or distributions thereon), in each case (i) under intercompany arrangements existing as of the Closing Date or put in place in connection with the Match Offering or related transactions, (ii) in connection with the acquisition of Plentyoffish Media Inc. or (iii) in connection with cash management arrangements; provided that the Consolidated Net Leverage Ratio (calculated on a pro forma basis) on the later of November 16, 2015 or the date of the incurrence of such Indebtedness shall be equal to or less than 4.50 to 1.00.~~

~~“IAC Senior Notes” means the IAC 2012 Senior Notes and the IAC 2013 Senior Notes.~~

~~“IAC Subordinated Debt Facility” has the meaning assigned to such term in Section 6.01(z).~~

“Incremental Amount” means, at any time, the sum of:

(a)  the excess (if any) of

(i)   the greater of (x) $~~575,000,000~~1,185,000,000 and (y) ~~75~~100% of Consolidated EBITDA for the then most recently ended Test Period over

(ii)   the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Commitments, in each case, established after the Amendment No. 6 Effective Date and prior to such time and outstanding pursuant to Section 2.02 in reliance on this clause (a) (amounts incurred pursuant to this clause (a), the “Cash Capped Amount”); plus

(b)  any amounts so long as immediately after giving pro forma effect to the establishment of the commitments in respect thereof, any Asset Acquisition consummated concurrently therewith and the use of proceeds of the loans thereunder, the Secured Net Leverage Ratio is equal to or less than 3.50 to 1.00, in each case, only on the date of the initial incurrence of (or commitment in respect of) the applicable Incremental Facility (except as set forth in Section 1.08) and calculated (x) as if any commitments in respect of Permitted Ratio Debt and Incremental Revolving Commitments were fully drawn on the effective date thereof and (y) excluding any cash constituting proceeds of any such Incremental Facility or any simultaneous incurrence of Permitted Ratio Debt in reliance on this clause (b) (amounts incurred pursuant to this clause (b), the “Ratio Incremental Amount”); plus

(c)  the amount of any voluntary repayments of Term Loans pursuant to Section 2.08(a) and any Other First Lien Debt and Revolving Commitment reductions pursuant to Section 2.06 after the Amendment No. 6 Effective Date and prior to such time that, in each case, are not funded with the proceeds of long-term Indebtedness (amounts incurred pursuant to this clause (c), the “Repayment Amount”);

provided that, (x) at the Borrower’s option, capacity under the Ratio Incremental Amount shall be deemed to be used before capacity under the Cash Capped Amount and the Repayment Amount and (y) any portion of any Incremental Facility incurred under the Cash Capped Amount or the Repayment Amount may be reclassified, as the Borrower may elect from time to time, as having been incurred under the Ratio Incremental Amount if the Borrower meets the applicable ratios under the Ratio Incremental Amount at such time on a pro forma basis.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Lenders or, in the case of any Escrow Incremental Term Loans, the Escrow Assumption Agreement in respect thereof.

“Incremental Assumption Agreement No. 1” means the Incremental Assumption Agreement and Amendment No. 1 dated as of the Term B-1 Effective Date relating to the Term B-1 Loans.

“Incremental Commitment” means an Incremental Term Loan Commitment or an Incremental Revolving Commitment.

“Incremental Facility” means the Incremental Commitments and the Incremental Loans made thereunder.

“Incremental Lenders” has the meaning assigned to such term in Section 2.02(e).

“Incremental Loan” means an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Commitment” means the commitment of any Lender, established pursuant to Section 2.02, to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” means Revolving Loans made by one or more Revolving Lenders to the Borrower pursuant to an Incremental Revolving Commitment to make additional Revolving Loans.

“Incremental Term Facility” means the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.02, to make Incremental Term Loans to the Borrower. Any commitment of any lender established pursuant to Section 2.02(d) to make Escrow Incremental Term Loans to an Escrow Borrower shall not constitute Incremental Term Loan Commitments unless and until the Borrower has assumed all of the obligations of the Escrow Borrower with respect thereto in accordance with Section 2.02(d).

“Incremental Term Loans” means any term loans borrowed in connection with an Incremental Assumption Agreement. Any Escrow Incremental Term Loans shall not constitute Incremental Term Loans unless and until the Borrower has assumed all of the obligations of the Escrow Borrower with respect thereto in accordance with Section 2.02(d).

“Incurrence Based Amounts” has the meaning assigned to such term in Section 1.07(a).

“Indebtedness” of any Person at any date means, without duplication:

(1)  all liabilities, contingent or otherwise, of such Person for borrowed money;

(2)  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)  all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business and (ii) amounts accrued associated with contingent consideration arrangements;

(5)  all Capital Lease Obligations of such Person;

(6)  all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7)  all Indebtedness of others Guaranteed by such Person to the extent of such Guarantee; provided that Indebtedness of the Borrower or its subsidiaries that is Guaranteed by the Borrower or the Borrower’s subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Borrower and its subsidiaries on a consolidated basis; and

(8)  all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.13.

“Inside Maturity Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries that matures prior to the date that is 91 days after the fifth anniversary of the Amendment No. 9 Effective Date, the net proceeds of which are used to refinance any Term B-1 Loans or Senior Notes.

“Insolvent” with respect to any Multiemployer Plan means the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, service marks, trade dress, internet domain names, software, data, databases, technology, know-how, trade secrets, processes and other confidential or proprietary information, together with all registrations and applications for registration thereof, all licenses thereof or pertaining thereto, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the Test Period most recently ended on or prior to such date of determination to (b) Consolidated Interest Expense for such Test Period.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Revolving Termination Date or Term B-1 Maturity Date, as applicable and (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Revolving ~~Credit Maturity Date Loan Maturity~~Termination Date or the Term B-1 Maturity Date, as applicable, (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Termination Date or Term B-1 Maturity Date, as applicable.

“Interest Period” means, (a) as to any Term Benchmark Loan denominated in Dollars, Euros or Yen (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one month, three months or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one month, three months or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 noon, New York City time (or in the case of an Alternative Currency, 11:00 a.m., London time), on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto ~~and~~, (b) as to any Term Benchmark Loan denominated in ~~Canadian Dollars or~~ Australian Dollars (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one week, one month, two months, three months or six months thereafter (or, if available to all Lenders under the applicable Facility, twelve months) ~~thereafter~~, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one week, one month, two months, three months or six months (or, if agreed to by all Lenders under the applicable Facility, twelve months or such other, shorter period) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 a.m., on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto and (c) as to any Term Benchmark Loan denominated in Canadian Dollars (i)

initially, the period commencing on the borrowing or conversion date , as the case may be, with respect to such Loan and ending one month or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one month or three months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 a.m., on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)  the Borrower may not select an Interest Period for a Revolving Loan that would extend beyond the Revolving Termination Date or an Interest Period for a Term Loan that would extend beyond the date the final payment is due on such Term Loan; and

(iii)  any Interest Period of at least one month’s duration that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investment Grade Rating” means a rating equal to or higher than (i) Baa3 (or the equivalent with a stable or better outlook) if by Moody’s, (ii) BBB- (or the equivalent with a stable or better outlook) if by Standard & Poor’s or (iii) BBB- (or the equivalent with a stable or better outlook) if by Fitch.

“Investments” has the meaning assigned to such term in Section 6.11.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., and each other Issuing Bank designated pursuant to Section 2.17(j), each in its capacity as an issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.17(i).

“Joinder and Reaffirmation Agreement” means an agreement in substantially the form of Exhibit J or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Judgment Currency” has the meaning assigned to such term in Section 9.14.

“Junior Debt” means Indebtedness for borrowed money that is by its terms subordinated in right of payment to the Obligations, in each case with an aggregate outstanding principal amount in excess of $100,000,000.

“Junior Debt Restricted Payment” means, any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by the Borrower or any if its Restricted Subsidiaries, of or in respect of principal of or interest on any Junior Debt (or any Indebtedness incurred as Refinancing Indebtedness in respect thereof); provided that the following shall not constitute a Junior Debt Restricted Payment:

(a)  refinancings with any Refinancing Indebtedness permitted to be incurred under Section 6.01;

(b)  payments of regularly scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled pay ments thereon necessary to avoid the Junior Debt from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent occurring within the period that constitutes the final 365 days prior to the maturity date of such Junior Debt, principal repayments or prepayments;

(c)  payments or distributions in respect of all or any portion of the Junior Debt with the proceeds from the issuance, sale or exchange by the Borrower of Qualified Equity Interests within eighteen months prior thereto; or

(d)  the conversion of any Junior Debt to Qualified Equity Interests of the Borrower.

“Latest Maturity Date” means, at any date of determination, the latest of the latest Revolving Termination Date and the latest maturity date in respect of any Class of Term Loans, in each case then in effect on such date of determination.

“LC Commitment Amount” means, as to each Issuing Bank as of the Amendment No. ~~6~~9 Effective Date, an amount not to exceed the amount set forth under the heading “LC Commitment Amount” opposite such Issuing Bank’s name on Schedule I of Amendment No. ~~6~~9, and as to any other Revolving Lender that may become an Issuing Bank under Section 2.17(j), the amount agreed in writing between such Issuing Bank and the Borrower, in each case as such amount may be increased as agreed in writing between the applicable Issuing Bank and the Borrower.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a demand for payment or drawing under a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Revolving Commitment Percentage of the total LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made by the Issuing Bank or any refund of a reimbursement payment made by the Issuing Bank to the Borrower, in each case in a currency other than Dollars, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“LCT Election” has the meaning assigned to such term Section 1.08.

“LCT Test Date” has the meaning assigned to such term Section 1.08.

“Lead Arrangers” means, collectively, J.P. Morgan Securities LLC, BofA Securities, Inc., Deutsche Bank

Securities Inc., BNP Paribas Securities Corp. and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, together with the Amendment No. 5 Lead Arrangers, the Amendment No. 6 Lead Arrangers ~~and~~, the Amendment No. 7 Lead Arrangers and the Amendment No. 9 Lead Arrangers.

“Lender Presentations” means the (i) Lender Presentation made available to the Lenders in connection with the Lender meeting held on September 17, 2015 with respect to the Revolving Facility and this Agreement and (ii) Lender Presentation made available to the Lenders in connection with the Lender meeting held on October 27, 2015 with respect to the Term B-1 Facility and this Agreement.

“Lenders” means the Persons listed on Schedule 1.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or any Incremental Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.17.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Lien” shall not, however, include any interest of a vendor in any inventory of the Borrower or any of its Restricted Subsidiaries arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory to the Borrower or any of its Restricted Subsidiaries.

“Limited Condition Transaction” means (x) any acquisition or Investment, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise, by one or more of the Borrower and its Restricted Subsidiaries of or in any assets, business or Person or any loans, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, including, for the avoidance of doubt, the Match Loan and the Hyperconnect Acquisition or (y) any redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock by one or more of the Borrower and its Restricted Subsidiaries requiring irrevocable notice in advance of such redemption, purchase, repurchase, defeasance, satisfaction and discharge or prepayment.

“Loan Documents” means the collective reference to this Agreement, the Guarantee Agreement, the Collateral Documents (other than during a Collateral Suspension Period), any Incremental Assumption Agreement (including Amendment No. 7), any promissory note issued pursuant to Section 2.07(a), the Letters of Credit and any amendments or waivers to any of the foregoing.

“Loan Parties” means the collective reference to the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Match Group” means the Borrower and its subsidiaries.

“Match Offering” means the issuance by the Borrower of up to an aggregate of 20% of the economic interest represented by all outstanding capital stock of the Borrower as of the date of the Match Offering (after giving pro forma effect to the issuance of such capital stock in such offering) in an initial underwritten public offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

“Match Transactions” means, the Match Offering, and in connection therewith, the entry into a number of related transactions and agreements with the IAC Group, including, but not limited to:

(a)   entry into and consummation of the transactions contemplated under a master transaction agreement, an investor rights agreement, a services agreement, a tax sharing agreement, an employee matters agreement and similar agreements and arrangements and the transactions in connection therewith;

(b)   the IAC/Match Intercompany Debt (as defined in the Original Credit Agreement immediately prior to the Amendment No. 9 Effective Date);

(c)   the Match Transaction Distributions (as defined in the Original Credit Agreement immediately prior to the Amendment No. 6 Effective Date);

(d)   the entry into the Original Credit Agreement and any Incremental Assumption Agreements and performance of the obligations hereunder and thereunder and any related agreements, including any guarantee agreements or pledge agreements; and

(e)   the creation of, and payments under, the IAC Subordinated Debt Facility (as defined in the Original Credit Agreement immediately prior to the Amendment No. 9 Effective Date).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole that results in a material impairment of the ability of the Borrower to perform any payment obligations hereunder or (b) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Administrative Agent (including in its capacity as Collateral Agent) or the Lenders hereunder or thereunder.

“Material Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary of the Borrower, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been or are required to have been delivered, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 5.0% of the consolidated assets of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries or 5.0% of the consolidated revenues of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries; provided that in the event Wholly Owned Subsidiaries that are Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 10.0% of the consolidated assets of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries or 10.0% of the consolidated revenues of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Borrower (or, if the Borrower shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Borrower), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of a Swap Agreement, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $150,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means any Restricted Subsidiary of the Borrower, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been, or were required to be, delivered pursuant to Section 5.01, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 5.0% of the consolidated assets of the Borrower or 5.0% of the consolidated revenues of the Borrower; provided that in the event Restricted Subsidiaries that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of 10.0% of the consolidated assets of the Borrower or 10.0% of the consolidated revenues of the Borrower as of the end of and for the most recently completed fiscal quarter for which financial statements have been, or were required to be, delivered pursuant to Section 5.01, then one or more of such Restricted Subsidiaries designated by the Borrower (or, if the Borrower shall make no designation, one or more of such Restricted Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Borrower), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA~~.~~ to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute or has any liability, contingent or otherwise (including any ongoing obligation with respect to withdrawal liability within the meaning of Title IV of ERISA).

“Net Proceeds” means:

(a)   100% of the cash proceeds actually received by the Borrower or any subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents and Other First Lien Debt), (iv) Taxes paid or payable (in the good faith determination of the Borrower) as a direct result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date); provided, that, if the Borrower shall deliver an Officer’s Certificate to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, within 18 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Asset Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed (other than inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 365 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 365 day period but within such 365 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 365 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $150,000,000 (and in each case thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds);

(b)   100% of the cash proceeds actually received by the Borrower or any Subsidiary (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of (i) attorneys’ fees, accountants’ fees, transfer Taxes, deed or mortgage recording Taxes on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents and Other First Lien Debt, and (iv) Taxes paid or payable (in the good faith determination of the Borrower) as a direct result thereof; provided, that, if the Borrower shall deliver an Officer’s Certificate to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, within 365 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Asset Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Recovery Event giving rise to such proceeds was contractually committed (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 365 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 365 day period but within such 365 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 365 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $150,000,000 (and in each case thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and

(c)   100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary of any Indebtedness (other than Excluded Indebtedness, except for Refinancing Term Loans), net of all fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“New Term Lender” means the Person listed on Schedule 2 to Amendment No. 6.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.16(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Defaulting Revolving Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.17(b).

“Non-Loan Party” means any Restricted Subsidiary other than a Loan Party.

“Non-U.S. Lender” means any Lender that is not a U.S. Lender.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means the unpaid principal of and interest on (including interest, fees and expenses accruing after the maturity of the Loans and interest, fees and expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees and expenses is allowed in such proceeding) the Loans, the obligations of the Loan Parties to reimburse the Issuing Bank for demands for payment or drawings under a Letter of Credit, and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Swap

Agreement, any Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the Administrative Agent, the Lead Arrangers or to any Lender that are required to be paid by the Borrower pursuant hereto). Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate of a Financial Officer in form and substance reasonably acceptable to the Administrative Agent.

“Original Credit Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Original Revolving Credit Commitments” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit as set forth in the Original Credit Agreement immediately prior to the Amendment No. ~~6~~9 Effective Date.

“Other First Lien Debt” means obligations secured by Liens on the Collateral that are equal and ratable with the Liens thereon securing the Term B-1 Loans pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent.

“Other Taxes” means all present or future stamp, documentary, recording or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document~~.~~ except any such Taxes that are imposed with respect to an assignment as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Outstanding Revolving Credit” means, with respect to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate then outstanding principal amount of such Revolving Lender’s Revolving Loans and (b) such Revolving Lender’s LC Exposure.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“parent” has the meaning assigned to such term in the definition of “subsidiary.”

“Parent Company” has the meaning assigned to such term in the definition of “Bankruptcy Event.”

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Participating Member State” means any member state of the EMU which has the Euro as its lawful currency.

“Payment” has the meaning assigned to such term in Section 8.11(c).

“Payment Notice” has the meaning assigned to such term in Section 8.11(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit H or any other form approved by the Administrative Agent (acting reasonably), as the same shall be supplemented from time to time by any supplement thereto or otherwise.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Encumbrances” means:

(a)   Liens imposed by law for Taxes, assessments or governmental charges that are not yet due or are being contested in compliance with Section 5.04;

(b)   landlord’s, carriers’, warehousemen’s, mechanics’, supplier’s, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)   pledges and deposits made in the ordinary course of business in compliance with workers’ compensation (or pursuant to letters of credit issued in connection with such workers’ compensation compliance), unemployment insurance and other social security laws or regulations;

(d)   deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, leases, subleases, government contracts and return-of-money bonds, letters of credit and other obligations of a like nature, in each case in the ordinary course of business (exclusive of the obligation for the payment of borrowed money);

(e)   judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(j);

(f)   easements, zoning restrictions, rights-of-way, survey exception, minor encumbrances, reservation of, licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(g)   Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

(h)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(i)   Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Closing Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof.

~~“Permitted Holders” means any one or more of (a) IAC and its wholly owned subsidiaries, (b) Barry Diller, (c) each of the respective Affiliated Persons of the Person referred to in clause (b) and (d) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b) or (c).~~

“Permitted Liens” means Liens permitted by Section 6.02.

“Permitted Mandatory Prepayments” means with respect to any Indebtedness, any requirement to prepay such Indebtedness (i) in connection with any asset sale or event of loss (with associated reinvestment rights), (ii) in respect of Refinancing Indebtedness, (iii) in respect of Indebtedness not permitted to be incurred by the terms of such Indebtedness, (iv) in connection with any cash sweep provisions customary in the determination of the Borrower for term loan B facilities or (v) in connection with any change of control.

“Permitted Ratio Debt” means Permitted Secured Ratio Debt and Permitted Unsecured Ratio Debt.

“Permitted Secured Ratio Debt” means Indebtedness of the Borrower so long as, (I) on a pro forma basis after giving effect thereto and the use of proceeds thereof (calculated (x) as if any outstanding commitments for all such Indebtedness were fully drawn on the effective date thereof and (y) excluding any cash constituting proceeds of any such Indebtedness), the Secured Net Leverage Ratio is equal to or less than 3.50 to 1.00, in each case, only on the date of the initial incurrence of (or commitment in respect of) such Indebtedness, (II) subject to Section 1.08, no Event of Default shall have occurred and be continuing after giving effect thereto, (III) [reserved], (IV) the maturity date of such Indebtedness (other than a Term A Facility) shall be no earlier than the Latest Maturity Date then in effect (other than for customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (IV)) and such Indebtedness shall not require any mandatory prepayments other than Permitted Mandatory Prepayments, (V) such Indebtedness (other than a Term A Facility) (w) shall not require scheduled amortization payments (excluding the final installment thereof) in excess of 1.00% per annum of the original aggregate principal amount thereof, (x) shall not have a Weighted Average Life to Maturity that is shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans (other than for customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (x)), and (y) (i) shall reflect market terms and conditions (taken as a whole) at the time (as determined by the Borrower in good faith) or (ii) shall not have negative covenants, financial covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to this Agreement as determined in good faith by the Borrower unless such terms become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing on the date of the initial incurrence of (or commitment in respect of) such Indebtedness have been paid in full, (VI) such Indebtedness is not guaranteed by any subsidiaries of the Borrower that do not guarantee the Obligations and is secured on an equal and ratable or junior lien basis by the same Collateral (and no additional Collateral) securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent and (VII) if such Indebtedness is in the form of term loans secured by the Collateral on a pari passu basis with the Obligation, such Indebtedness shall be subject to the “most-favored nations” provision of Section 2.02(b)(v) as if such Indebtedness was incurred as an Incremental Term Loan under this Agreement (and with pricing increases with respect to the Term B-1 Loans to occur as, and to the extent provided in the “most favored nations” provision of Section 2.02(b)(v) as if such Indebtedness was incurred as an Incremental Term Loan hereunder); provided that the Escrow Assumption with respect to any Escrow Permitted Ratio Debt shall not be permitted unless on the date thereof (after giving effect thereto) the conditions set forth above would be satisfied if the Borrower was borrowing such Permitted Ratio Debt on the date of such Escrow Assumption; provided further any Escrow Permitted Ratio Debt shall not constitute Permitted Unsecured Ratio Debt unless the Escrow Assumption with respect thereto shall have occurred.

“Permitted Unsecured Ratio Debt” means unsecured Indebtedness of the Borrower so long as, (I) on a pro forma basis after giving effect thereto and the use of proceeds thereof (calculated (x) as if any outstanding commitments for all such Indebtedness were fully drawn on the effective date thereof and (y) excluding any cash constituting proceeds of such Indebtedness), the Consolidated Net Leverage Ratio is equal to or less than 4.50 to 1.00 only on the date of the initial incurrence of (or commitment in respect of) such Indebtedness and (II) subject to Section 1.08, no Event of Default shall have occurred and be continuing after giving effect thereto, (III) [reserved], (IV) other than with respect to either Indebtedness the aggregate principal amount of which does not exceed the greater of $~~75,000,000~~125,000,000 and 3.0% of Total Assets, the maturity date of such Indebtedness (other than a Term A Facility) shall be no earlier than the Latest Maturity Date then in effect (other than for customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (IV)) and such Indebtedness shall not require any mandatory prepayments other than Permitted Mandatory Prepayments, (V) such Indebtedness (other than a Term A Facility) (w) shall not require scheduled amortization payments (excluding the final installment thereof) in excess of 1.00% per annum of the original aggregate principal amount thereof, (x) shall not have a Weighted Average Life to Maturity that is shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans (other than for customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (x)), and (y) (i) shall reflect market terms and conditions (taken as a whole) at the time (as determined by the Borrower in good faith) or (ii) shall not have negative covenants, financial covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to this Agreement as determined in good faith by the Borrower unless such terms become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing on the date of the initial incurrence of (or commitment in respect of) such Indebtedness have been paid in full and (VI) such Indebtedness shall not be guaranteed by any subsidiaries of the Borrower other than Guarantees by the Subsidiary Guarantors that by their terms are subordinated in right of payment to the Obligations; provided that the Escrow Assumption with respect to any Escrow Permitted Ratio Debt shall not be permitted unless on the date thereof (after giving effect thereto) the conditions set forth above would be satisfied if the Borrower was borrowing such Permitted Ratio Debt on the date of such Escrow Assumption; provided further, any Escrow Permitted Ratio Debt shall not constitute Permitted Unsecured Ratio Debt until the Escrow Assumption with respect thereto shall have occurred.

“person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Section 302 and Title IV of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.18.

“Pledge Agreement” means the Pledge Agreement by the Borrower and the Subsidiary Guarantors, substantially in the form of Exhibit D.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

“Pricing Grid” means the table below:

Consolidated Net Leverage Ratio	Commitment Fee and Ticking Fee Rates	Applicable Rate for Term Benchmark Loans and RFR Loans	Applicable Rate for ABR Loans
>4.25:1.00	0.40%	2.125%	1.125%
<4.25:1.00 but >3.25:1.00	0.35%	1.875%	0.875%
<3.25:1.00 but >2.25:1.00	0.30%	1.625%	0.625%
<2.25:1.00	0.25%	1.375%	0.375%

For the purposes of the Pricing Grid, changes in the Applicable Rate and Commitment Fee Rate resulting from changes in the Consolidated Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days following the date on which financial statements are delivered to the Lenders pursuant to Section 5.01 and shall remain in effect until the next change to be effected pursuant to this paragraph. Notwithstanding the foregoing, if any financial statements referred to above are not delivered within the time periods specified in Section 5.01, then, until the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Net Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.10.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro forma basis” or “pro forma effect” means, with respect to any determination of the Secured Net Leverage Ratio, the Consolidated Net Leverage Ratio, the Interest Coverage Ratio, Consolidated EBITDA, Consolidated Net Income or Total Assets (including component definitions thereof), that each Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Total Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of cash and Cash Equivalents in connection with an acquisition of a Person, business line, unit, division or product line), as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made and that:

(a)   (i) in the case of (A) any Disposition of all or substantially all of the Equity Interests of any Restricted Subsidiary or any division and/or product line of the Borrower or any Restricted Subsidiary or (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any permitted acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(b)   any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(c)   any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Financing Lease shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Financing Lease in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP) and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower, and

(d)   the acquisition of any assets (including cash and Cash Equivalents) included in calculating Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any assets (including cash and Cash Equivalents) included in calculating Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.

“Pro Rata Extension Offer” has the meaning assigned to such term in Section 2.19(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 9.18.

“Purchase Offer” has the meaning assigned to such term in Section 2.21(a).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Borrower.

“Ratio Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Amount.”

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reconciliation” has the meaning assigned to such term in Section 5.01.

“Recovery Event” means any event that gives rise to the receipt by the Borrower or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting ~~or~~, (6) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two Business Days preceding the date of such setting, (7) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days prior to such setting or (8) if such Benchmark is none of the

Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA, Daily Simple CORRA or the Adjusted Term CORRA Rate, the time determined by the Administrative Agent in its reasonable discretion.

“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Refinanced Indebtedness” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”

“Refinancing Amendment” has the meaning assigned to such term in Section 2.20(e).

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.20(a).

“Refinancing Equivalent Debt” has the meaning assigned to such term in Section 2.20(h).

“Refinancing Indebtedness” means Indebtedness of the Borrower or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Borrower or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(a)  the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(b)  the obligor of Refinancing Indebtedness does not include any Person (other than the Borrower or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

(c)  if the Refinanced Indebtedness was by its terms subordinated in right of payment to the Loans or the Guarantee Agreement, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Loans or the Guarantee Agreement, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(d)  the Refinancing Indebtedness has a final stated maturity no earlier than the Refinanced Indebtedness being redeemed or refinanced; and

(e)  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the last maturity date applicable to the Loans at the time the Refinancing Indebtedness is incurred has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being redeemed or refinanced that is scheduled to mature on or prior to the last maturity date applicable to the Loans at the time the Refinancing Indebtedness is incurred (provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum).

“Refinancing Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Related Business” means any business in which the Borrower or any Restricted Subsidiary was engaged on the Closing Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Borrower or any Restricted Subsidiary in which the Borrower or any Restricted Subsidiary was engaged on the Closing Date or any reasonable extension of such business.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto~~.~~, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, ~~as applicable or~~ (iv) with respect to any Borrowing denominated in ~~Sterling~~Canadian Dollars, the Adjusted Term CORRA Rate, (v) with respect to any RFR Borrowing, the applicable Adjusted Daily Simple RFR, as applicable, (vi) with respect to any Borrowing denominated in Australian Dollars, the Australian Dollar Bank Bill Reference Rate.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, ~~the CDOR Screen Rate,~~Term CORRA, or (v) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the Australian Dollar Screen Rate, as applicable.

~~“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.~~

“Repayment Amount” has the meaning assigned to such term in the definition of “Incremental Amount.”

“Replacement Lender” has the meaning assigned to such term in Section 2.16(c).

“Replacement Revolving Facilities” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Facility Commitments” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Facility Effective Date” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Loans” has the meaning assigned to such term in Section 2.20(c).

“Repricing Event” means (i) any prepayment or repayment of Term B-1 Loans with the proceeds of, or conversion of all or any portion of the Term B-1 Loans into, any new or replacement term loans bearing interest with an All-in Yield less than the All-in Yield applicable to the Term B-1 Loans subject to such event (as such comparative yields are determined by the Administrative Agent); provided that in no event shall any prepayment or repayment of Term B-1 Loans in connection with a Change of Control, a Transformative Acquisition or a Transformative Disposition constitute a Repricing Event and (ii) any amendment to this Agreement which reduces the All-in Yield applicable to the Term B-1 Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 2.16(c)); provided, the primary purpose of such prepayment, repayment or amendment is to reduce the All-in Yield as set forth above.

“Required Financial Covenant Lenders” means, at any time, Lenders having Revolving Commitments (or if the Revolving Commitments have terminated, Total Revolving Exposure outstanding) and Delayed Draw Term A Loan Commitments (or if the Delayed Draw Term A Loan Funding Date has occurred, Delayed Draw Term A Loans) that, taken together, represent more than 50% of the sum of all Revolving Commitments (or, if the Revolving Commitments have terminated, Total Revolving Exposure outstanding at such time) and Delayed Draw Term A Loan Commitments (or if the Delayed Draw Term A Loan Funding Date has occurred, Delayed Draw Term A Loans); provided, that the Revolving Commitments, Total Revolving Exposure, Delayed Draw Term A Loan Commitments and Delayed Draw Term A Loans outstanding of any Defaulting Lender shall be disregarded in determining Required Financial Covenant Lenders at any time.

“Required Lenders” means, at any time, Lenders having Term Loans and Revolving Commitments (or, if the Revolving Commitments have terminated, Total Revolving Exposure outstanding) that, taken together, represent more than 50% of the sum of (x) all Term Loans and (y) all Revolving Commitments (or, if the Revolving Commitments have terminated, Total Revolving Exposure outstanding) at such time; provided that the Term Loans, Revolving Commitments and Total Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” means, with respect to any Excess Cash Flow Period, 50%; provided that, if the Secured Net Leverage Ratio as of the end of such Excess Cash Flow Period is (x) less than or equal to 2.25 to 1.00 but greater than 2.00 to 1.00, such percentage shall be 25% or (y) less than or equal to 2.00 to 1.00, such percentage shall be 0%.

“Requirements of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or official administrative pronouncement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolutions Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any option, warrant or other right to acquire any such Equity Interests or (c) any Junior Debt Restricted Payment.

“Restricted Subsidiary” means any subsidiary of the Borrower other than Unrestricted Subsidiaries.

“Retained Excess Cash Flow” means, at any date of determination, an amount determined on a cumulative basis, that is equal to the amount of Excess Cash Flow for all completed Excess Cash Flow Periods that was not required to be applied to prepay Term Loans in accordance with Section 2.08(d) (without giving effect to any reduction in respect of prepayments of Indebtedness as provided in clause (ii) thereof); provided that Retained Excess Cash Flow shall not be less than zero for any Excess Cash Flow Period.

“Reuters” has the meaning assigned to such term in the definition of “Exchange Rate.”

“Revocation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Revolving Commitment” means, (i) prior to the Amendment No. ~~6~~9 Effective Date, the Original Revolving Credit Commitments, and (ii) on or after the Amendment No. ~~6~~9 Effective Date, the ~~2020~~2024 Revolving Commitments.

“Revolving Commitment Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the Total Revolving Commitments at such time.

“Revolving Commitment Period” means the period from and including the Amendment No. ~~6~~9 Effective Date to the Revolving Termination Date.

“Revolving Facility” means the credit facility constituted by the Revolving Commitments and the extensions of credit thereunder.

“Revolving Fee Payment Date” means (a) the ~~third~~fifteenth Business Day following the last day of each March, June, September and December during the Revolving Commitment Period and (b) the last day of the Revolving Commitment Period.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans” has the meaning assigned to such term in Section 2.01(a).

“Revolving Termination Date” means the earliest to occur of (u) the fifth anniversary of the Amendment No. ~~6~~9 Effective Date~~.~~; (v) 91 days prior to the Term B-1 Maturity Date if and only if at least $250,000,000 in aggregate principal amount of Term B-1 Loans are outstanding on the 91st day prior to the Term B-1 Maturity Date; (w) 91 days prior to the maturity date of the 2027 Senior Notes if and only if at least $250,000,000 in aggregate principal amount of 2027 Senior Notes are outstanding on the 91st day prior to the maturity date thereof; (x) 91 days prior to the maturity date of the 2028 Senior Notes if and only if at least $250,000,000 in aggregate principal amount of 2028 Senior Notes are outstanding on the 91st day prior to the maturity date thereof; (y) 91 days prior to the maturity date of the 2029 Senior Notes if and only if at least $250,000,000 in aggregate principal amount of 2029 Senior Notes are outstanding on the 91st day prior to the maturity date thereof; and (z) 91 days prior to the maturity date of any tranche of Inside Maturity Refinancing Indebtedness if and only if at least $250,000,000 in aggregate principal amount of such tranche of Inside Maturity Refinancing Indebtedness is outstanding on the 91st day prior to the maturity date thereof.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA ~~and~~, (b) Dollars, Daily Simple SOFR and (c) Canadian Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA), Daily Simple CORRA.

~~“RFR Administrator” means the SONIA Administrator or the SOFR Administrator.~~

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day and (c) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea, the so-called People’s Republic of Luhansk, the so-called People’s Republic of Donetsk, and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea~~, Sudan~~  and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, or ~~Her~~His Majesty’s Treasury~~,~~  (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury ~~of the United Kingdom~~.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (i) the aggregate principal amount of Indebtedness under clauses (1), (2), or (3) of the definition thereof of the Borrower and its Restricted Subsidiaries secured by a Lien on any assets of the Borrower and its Restricted Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as determined on a consolidated basis in accordance with GAAP) minus the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on such date in an amount not to exceed $~~400,000,000~~500,000,000 to (ii) Consolidated EBITDA for such Test Period.

“Secured Parties” has the meaning assigned to such term in the Pledge Agreement.

“Senior Notes” means the ~~up to $500,000,000 aggregate principal amount of 6.75%~~2027 Senior Notes ~~due 2022 issued by the Borrower in connection with the offer to exchange any and all outstanding IAC 2012~~, the 2028 Senior Notes ~~launched on October 16, 2015, and any exchange notes related thereto~~and the 2029 Senior Notes, collectively.

~~“Separation” means the separation of the Match Group from IAC Group pursuant to a transaction agreement, dated as of December 19, 2019, among the Borrower, IAC, IAC Holdings, Inc., a Delaware corporation and direct wholly owned subsidiary of IAC and Valentine Merger Sub LLC, a Delaware limited liability company and indirect wholly owned subsidiary of IAC.~~

“Share Purchase Agreement” means that certain Share Purchase Agreement dated as of February 10, 2021, by and among the shareholders of Hyperconnect, Inc. that are parties thereto, MG Korea Services Limited and Match Group, Inc., as in effect from time to time.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR.”

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Event of Default” means an Event of Default resulting from Section 7.01(a), (b), (h) (with respect to the Borrower) or (i) (with respect to the Borrower).

“Specified Representations” means the representations and warranties set forth in Section 3.01 (only as it relates to the valid existence and good standing of the Loan Parties), Section 3.02 (only as it relates to the due authorization, execution and delivery by the Loan Parties of the Loan Documents and the enforceability thereof, including the provision of Guarantees and granting of security interests in the Collateral), Section 3.03(b) (only as it relates to the charter, by-laws or other organizational documents of the Borrower), Section 3.08, Section 3.12 (only as it relates to the creation, validity, perfection and priority (subject to Permitted Liens) of security interests in the Collateral), Section 3.15 (but with solvency determined as of the Delayed Draw Term A Loan Funding Date after giving effect to the Hyperconnect Acquisition), and Section 3.17 (limited to use of proceeds only).

“Specified Revolving Loan” means Revolving Loans in an aggregate amount not to exceed $650,000,000 provided to the Borrower on or about the Delayed Draw Term A Loan Funding Date the proceeds of which are used to consummate the Hyperconnect Acquisition and to pay fees and expenses in connection with therewith.

“Specified Swap Agreement” means any Swap Agreement in respect of interest rates or currency exchange rates entered into by the Borrower or any Restricted Subsidiary and any Person that (i) at the time such Swap Agreement is entered into is a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party or (ii) in the case of any such Swap Agreement in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party, unless, when entered into, such Swap Agreement is designated in writing by the Borrower and such Lender or Agent Party or Affiliate of a Lender or Agent Party to the Administrative Agent to not be included as a Specified Swap Agreement.

“Specified Time” means approximately 11:00 a.m., London time.

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC and its successors.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) the Match Transactions, (c) any acquisition or similar Investment, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or any facility, or of a majority of the outstanding Equity Interests of any Person (and in any event including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Equity Interests of a Subsidiary (or any business unit, line of business or division of the Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the terms hereof, (e) any incurrence or repayment of Indebtedness (other than revolving Indebtedness) and/or (f) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“subsidiary” means, with respect to any Person (the “parent”):

(1)  any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person (or a combination thereof); and

(2)  any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantor” means each Domestic Subsidiary that is a party to the Guarantee Agreement; provided that, notwithstanding anything to the contrary, no Excluded Subsidiary shall be required to be a Subsidiary Guarantor of any obligations under this Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(vi).

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Facility” means a term loan facility in the form of customary term a loans that have no more than a five-year maturity and have no less than 2.5% average amortization per annum (after giving effect to any grace period or initial period); provided that, notwithstanding anything to the contrary, the Delayed Draw Term A Facility shall be deemed a “Term A Facility” for all purposes hereunder.

“Term B-1 Commitment” means, as to any Term B-1 Lender, the obligation of such Term B-1 Lender to make Term B-1 Loans in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I of the Incremental Assumption Agreement No. 1, on Schedule 2 to Amendment No. 6 or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Term B-1 Lender became a party hereto as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Section 2.02, 2.19 and 2.20).

“Term B-1 Effective Date” means the Amendment No. 6 Effective Date.

“Term B-1 Facility” means the credit facility constituted by the Term B-1 Commitments and the Term B-1 Loans thereunder.

“Term B-1 Lender” means each Lender, including the New Term Lender, that has a Term B-1 Commitment or that holds Term B-1 Loans.

“Term B-1 Loan Repayment Date” means the date on which all Term B-1 Loans are no longer outstanding.

“Term B-1 Loans” means the Term Loans made pursuant to the Term B-1 Commitment, including the 2020 Refinancing Term Loans.

“Term B-1 Maturity Date” means the date that is seven years from the Amendment No. 6 Effective Date.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the ~~CDOR~~Adjusted Term CORRA Rate or the Australian Dollar Bank Bill Reference Rate.

“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders in consultation with the Borrower of the occurrence of a Term CORRA Reelection Event.

“Term CORRA Reelection Event” means the determination by the Administrative Agent in consultation with the Borrower that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the

Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.11 that is not Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Facility” means a credit facility in respect of Term Loans hereunder including the Term B-1 Facility and the Delayed Draw Term A Facility.

“Term Lender” means each Lender that holds Term Loans, including the New Term Lender and the Delayed Draw Term A Lenders.

“Term Loan Commitment” means any Commitment in respect of Term Loans including the Term B-1 Commitments and the Delayed Draw Term A Loan Commitments.

“Term Loan Standstill Period” has the meaning assigned to such term in Section 7.01(d).

“Term Loans” means the Term B-1 Loans, the Delayed Draw Term A Loans, any Incremental Term Loan, Extended Term Loan or Refinancing Term Loans incurred hereunder; provided that no Escrow Incremental Term Loan shall be deemed to be a Term Loan outstanding hereunder until the Escrow Assumption with respect thereto shall have occurred.

“Term SOFR Adjustment” means (a) for an Interest Period of one month, 0.10%, (b) for an Interest Period of three months, 0.15%, and (c) for an Interest Period of six months, 0.25%.

“Term SOFR Determination Day” has the meaning assigned to it in the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5.00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term Yield Differential” has the meaning assigned to such term in Section 2.02(b)(v).

“Testing Condition” shall be satisfied if either (x) $1.00 or more of Revolving Loans or Delayed Draw Term A Loans are outstanding or (y) the outstanding face amount of undrawn Letters of Credit (excluding Letters of Credit that have been cash collateralized at 102.0% of the face value thereof) exceeds an amount equal to $25,000,000.

“Test Period” means the four consecutive fiscal quarter period most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b); provided that, (x) prior to the first date that financial statements shall have been delivered pursuant to Section 5.01, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended June 30, 2015 and (y) on and after the Amendment No. 5 Effective Date and prior to the first date after the Amendment No. 5 Effective Date that financial statements shall have been delivered pursuant to Section 5.01 of this Agreement, the Test Period in effect shall be the period of the four consecutive fiscal quarters of the Borrower ended June 30, 2018. A Test Period may be designated by reference to the last day thereof (i.e. the June 30, 2015 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended June 30, 2015), and a Test Period shall be deemed to end on the last day thereof.

“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

“Total Assets” means, as of any date of determination, the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Borrower as of such date (which calculation shall give pro forma effect to any acquisition or asset sale by the Borrower or any of its Restricted Subsidiaries, in each case involving the payment or receipt by the Borrower or any of its Restricted Subsidiaries of consideration (whether in the form of cash or non-cash consideration) in excess of $50,000,000 that has occurred since the date of such consolidated balance sheet, as if such acquisition or asset sale had occurred on the last day of the fiscal period covered by such balance sheet).

“Total Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Total Revolving Commitments” means, at any time, the aggregate principal amount of the Revolving Commitments then in effect.

“Total Revolving Exposure” means, at any time, the sum of the Total Revolving Loans and LC Exposure outstanding at such time.

“Total Revolving Loans” means, at any time, the aggregate principal amount of the Revolving Loans of the Revolving Lenders outstanding at such time.

“Transaction Agreement” means that certain Transaction Agreement, dated December 19, 2019, by and among IAC, IAC Holdings, Inc., Valentine Merger Sub LLC and the Borrower, as filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Borrower with the SEC on December 20, 2019.~~.~~

“Transformative Acquisition” means any acquisition or Investment by the Borrower or any Restricted Subsidiary that (a) has a Fair Market Value in excess of $750,000,000 or (b) either (i) is not permitted hereunder immediately prior to the consummation of such acquisition, or (ii) if permitted by the terms hereunder immediately prior to the consummation of such acquisition or investment, this Agreement would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility for the continuation and/or expansion of their combined operations following such consummation or acquisition, as determined by the Borrower acting in good faith.

“Transformative Disposition” means any Disposition by the Borrower or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such Disposition or (b) if permitted by the terms hereunder immediately prior to the consummation of such Disposition, would not provide the Borrower and its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Borrower acting in good faith.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the execution, delivery and performance by the Loan Parties of the other Loan Documents, the borrowing of Loans and the use of proceeds thereof.

“Type” means, as to any Loan, its nature as an ABR Loan, Term Benchmark Loan or RFR Loan.

“UCP” means with respect to any commercial Letter of Credit, and, if specifically stipulated in the request for such Letter of Credit, a standby Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Unrestricted Subsidiary” means (a) any subsidiary of the Borrower listed on Schedule 1.01B, (b) any subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower after the Amendment No. 6 Effective Date in a written notice to the Administrative Agent and (c) any subsidiary of any subsidiary described in clause (a) or (b) above; provided that no Event of Default shall have occurred and be continuing at the time of or after giving effect to the designation of a subsidiary as an Unrestricted Subsidiary (a “Designation”); provided, further, it being understood that, if a subsidiary is designated as an Unrestricted Subsidiary after the Amendment No. 5 Effective Date, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall be subject to the limits set forth in Section 6.11. It is understood that Unrestricted Subsidiaries shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to the Borrower.

The Borrower may revoke the designation of a subsidiary as an Unrestricted Subsidiary pursuant to a written notice to the Administrative Agent; provided that (i) such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such Indebtedness is permitted under Section ~~7.03~~6.01 (including pursuant to Section 6.01(b), calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period), and (ii) after giving pro forma effect to such revocation, no Event of Default shall be in existence ( a “Revocation”). Upon any Revocation, such Unrestricted Subsidiary shall constitute a Restricted Subsidiary for all purposes of this Agreement and the Borrower shall comply with Section 5.09 if such subsidiary is a Material Domestic Subsidiary.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(e)(ii)(B)(3).

“Voting Stock” means the stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Borrower (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Borrower or through one or more Wholly Owned Subsidiaries and, solely for the purpose of the definition of “Material Domestic Subsidiary,” excluding any subsidiary whose sole assets are Equity Interests in one or more subsidiaries that are not Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥” mean the lawful currency of Japan.

SECTION 1.02   Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

SECTION 1.03   Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated, extended or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The foregoing standards shall also apply to the other Loan Documents.

SECTION 1.04   Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of any determinations associated with leases, including, without limitation, determinations of whether such leases are capital leases, whether obligations under such leases are Capital Lease Obligations, the amount of any Capital Lease Obligations associated with such leases, and the amount of operating expenses associated with such leases, Consolidated EBITDA, Consolidated Interest Expense, Indebtedness, the Consolidated Net Leverage Ratio, the Secured Net Leverage Ratio and the Interest Coverage Ratio shall be determined based on generally accepted accounting principles in the United States of America in effect on the Amendment No. 5 Effective Date; provided, further, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment No. 5 Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05   Change of Currency. Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify after consultation with the Borrower to be appropriate to the extent necessary to reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.06   Currency Equivalents Generally.

(a)   Unless the context otherwise requires, any amount specified in this Agreement to be in Dollars shall also include the Dollar Amount of any Alternative Currency. The maximum amount of Indebtedness and other threshold amounts that the Borrower and its Restricted Subsidiaries may incur under Article VI shall not be deemed to be exceeded, with respect to any outstanding Indebtedness and other threshold amounts solely as a result of fluctuations in the exchange rate of currencies. When calculating capacity for the incurrence of additional Indebtedness and other threshold amounts by the Borrower and any Restricted Subsidiary, the exchange rate of currencies shall be measured as of the date of such calculation.

(b)   (i)(i) The Administrative Agent shall determine the Dollar Amount of any Letter of Credit denominated in an Alternative Currency as of the date of the issuance thereof and on the first Business Day of each calendar month on which such Letter of Credit is outstanding, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the Dollar Amount of such Letter of Credit until the next required calculation thereof pursuant to this Section. The Administrative Agent shall in addition determine the Dollar Amount of any Letter of Credit denominated in an Alternative Currency as provided in Sections 2.17(e) and 2.17(l).

(ii)~~(ii)~~(ii) The Administrative Agent shall determine the Dollar Amount of any Borrowing denominated in an Alternative Currency on or about the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall, except as provided in the next sentence, be the Dollar Amount of such Borrowing until the next required calculation thereof pursuant to this Section.

(iii)~~(iii)~~(iii) The Administrative Agent may also determine the Dollar Amount of any Borrowing or Letters of Credit denominated in an Alternative Currency as of such other dates as the Administrative Agent shall determine, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the Dollar Amount of such Borrowing or Letter of Credit until the next calculation thereof pursuant to this Section.

(iv)~~(iv)~~(iv) The Administrative Agent shall notify the Borrower, the applicable Lenders and the Issuing Bank of each determination of the Dollar Amount of each Letter of Credit, Borrowing and LC Disbursement.

(c)   Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

SECTION 1.07   Certain Determinations.

(a)   Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any covenant in this Agreement that does not require compliance with a financial ratio or test (including the Consolidated Net Leverage Ratio, Interest Coverage Ratio and/or Secured Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision in such covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) in such covenant shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in such covenant in connection with such incurrence, but full pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness) and all other permitted pro forma adjustments.

(b)   The Borrower may elect, pursuant to an Officer’s Certificate delivered to the Administrative Agent to treat all or any portion of any revolving commitment or undrawn commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such commitments remain outstanding (regardless of whether then drawn), in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

SECTION 1.08   Limited Condition Transactions.

(a)   In connection with any action being taken in connection with a Limited Condition Transaction (other than a Borrowing of Revolving Loans (excluding the Specified Revolving Loan) or an issuance of a Letter of Credit~~, except to the extent such Borrowing finances the making of any investment, loan, distribution, payment, prepayment or similar transaction in connection with the Separation, including the Match Loan~~), for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement for such Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (a), and any Default or Event of Default, as applicable, occurs following the date the definitive agreement for the applicable Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(b)   In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)   determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Net Leverage Ratio, the Secured Net Leverage Ratio or the Interest Coverage Ratio; or

(ii)   testing baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets or Consolidated EBITDA);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds of such incurrence) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in Consolidated EBITDA or Total Assets of the Borrower or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such baskets, ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount (other than the testing of any ratio for purposes of Section 6.10 and the definition of “Pricing Grid”) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds thereof) have been consummated.

SECTION 1.09   Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.10   Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01   Commitments.

(a)   Subject to the terms and conditions hereof, from time to time during the Revolving Commitment Period, each Revolving Lender severally agrees to make to the Borrower revolving credit loans denominated in Dollars or an Alternative Currency (“Revolving Loans”) in an aggregate principal amount that will not result at the time of such Borrowing in (A) the Dollar Amount of such Lender’s Outstanding Revolving Credit under the Revolving Commitments exceeding such Lender’s Revolving Commitment or (B) the Dollar Amount of such Lender’s Revolving Loans in Alternative Currencies exceeding such Lender’s Revolving Commitment Percentage of the Alternative Currency Revolving Sublimit. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans, RFR Loans or, in the case of Revolving Loans in Dollars, ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.05. Each Revolving Loan under the Revolving Commitments shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders thereunder ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Revolving Loans as required. When more than one Class of Revolving Loans exists, each Borrowing of Revolving Loans shall be made pro rata across each Class.

(b)   Subject to the terms and conditions hereof and in Amendment No. 6, the New Term Lender agrees to make 2020 Refinancing Term Loans in Dollars to the Borrower on the Amendment No. 6 Effective Date in an aggregate principal amount equal to the 2020 Refinancing Term Loan Commitment. Term B-1 Loans that are repaid or prepaid may not be reborrowed.

(c)   Subject to the terms and conditions hereof and in Amendment No. 7, each Delayed Draw Term A Lender severally agrees to make a Delayed Draw Term A Loan in Dollars to the Borrower on any Business Day on or prior to the Delayed Draw Term A Loan Maturity Date in an amount not to exceed such Delayed Draw Term A Lender’s Delayed Draw Term A Loan Commitment. Delayed Draw Term A Loans that are repaid or prepaid may not be reborrowed.

(d)   At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or comparable amounts determined by the Administrative Agent in the case of Alternative Currency). At the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of the Dollar Amount of $1,000,000 and not less than the Dollar Amount of $5,000,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the applicable outstanding Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ~~15~~10 Term Benchmark Borrowings outstanding.

SECTION 2.02   Incremental Revolving Commitments and Incremental Term Loans.

(a)   The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded or established (if commitments in respect of such Incremental Term Loans are established on a date prior to funding) or Incremental Revolving Commitments are established (except, in each case, as set forth in Section 1.08) from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender (but no such Lender shall be required to participate in any such Incremental Facility without its consent), but shall be required to be persons which would qualify as assignees of a Lender in accordance with Section 9.05) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their sole discretion; provided that each Incremental Revolving Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 9.05, the Issuing Bank (which approvals shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective and (iii) whether such Incremental Facility is a Term A Facility.

(b)   The Borrower and each Incremental Term Lender and/or Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation (including, without limitation, amendments to this Agreement) as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Commitment of such Incremental Revolving Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Commitments; provided that:

(i)   any Incremental Revolving Commitments shall have the same terms as the Revolving Commitments, shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Termination Date and shall be on the same terms and pursuant to the same documentation applicable to the Revolving Commitments,

(ii)   except with respect to any Escrow Incremental Term Loans until the assumption by the Borrower thereof, the Incremental Term Loans shall not be guaranteed by any subsidiaries of the Borrower that do not guarantee the Obligations and shall be secured on a pari passu basis by the same Collateral (and no additional Collateral) securing the Obligations,

(iii)   the scheduled final maturity date of any Term A Facility (other than the Delayed Draw Term A Facility) shall be no earlier than the Revolving Termination Date and the scheduled final maturity date of any other Incremental Term Facility shall be no earlier than the later of (x) 90 days following the Revolving Termination Date and (y) the scheduled final maturity date of any then outstanding Term Loans (other than an earlier maturity date for customary bridge financings, which, subject to customary conditions, would be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date than the dates specified above),

(iv)   no Incremental Facility (other than a Term A Facility) shall require scheduled amortization payments (excluding the final installment thereof) in excess of 1.00% per annum of the original aggregate principal amount thereof; and

(v)   any Incremental Term Facility (other than in the case of a Term A Facility, which shall reflect market terms and conditions (taken as a whole) for a term “A” loan at the time (as determined by the Borrower in good faith) and shall have no financial maintenance covenant of a different type than the financial covenants set forth in Section 6.10, and no financial maintenance covenants that are more restrictive to the Borrower than the financial covenant set forth in Section 6.10, as determined in good faith by the Borrower, unless the Revolving Lenders shall also benefit from such financial maintenance covenant) shall be on terms (other than pricing, amortization, maturity, prepayment premiums and mandatory prepayments) and pursuant to documentation substantially similar to the Term B-1 Facility or otherwise reasonably acceptable to the Administrative Agent; provided that such Incremental Facilities (x) shall have no financial maintenance covenants of a different type than the financial covenant set forth in Section 6.10, and no financial maintenance covenants that are more restrictive than the financial covenant set forth in Section 6.10, as determined in good faith by the Borrower and (y) shall not have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Term B-1 Facility as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (unless such terms are of the type customarily applicable only to term loans in which case they will be incorporated for the benefit of existing Term Lenders only) (without further amendment requirements); (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing on the date of the initial incurrence of (or commitment in respect of) such Incremental Term Facility have been paid in full or (III) apply to Escrow Incremental Term Loans solely until the Escrow Assumption with respect thereto occurs; provided, however, with respect to any Incremental Term Loans (other than a Term A Facility (including, for the avoidance of doubt, the Delayed Draw Term A Facility)), the All-in Yield shall be as agreed by the respective Incremental Term Lenders and the Borrower, except that the All-in Yield in respect of any such Incremental Term Loans may exceed the All-in Yield in respect of the Term B-1 Loans by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Rate (or the “Term SOFR floor” as provided in the following proviso) applicable to such Term B-1 Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided, that to the extent any portion of the Term Yield Differential is attributable to a higher “Term SOFR floor” being applicable to such Incremental Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Adjusted Term SOFR Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “Term SOFR floor” applicable to the outstanding Term B-1 Loans shall be increased to an amount not to exceed the “Term SOFR floor” applicable to such Incremental Term Loans prior to any increase in the Applicable Rate applicable to such Term B-1 Loans then outstanding.

(c)   Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement and any other Loan Document (including any Collateral Document) shall be amended or amended and restated to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments evidenced thereby as provided for in Section 9.02. Any amendment or amendment and restatement to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.02 (including, without limitation, to provide for the establishment of Incremental Term Loans) and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing between the Administrative Agent and the Borrower and furnished to the other parties hereto.

(d)   The Borrower may, by written notice to the Administrative Agent from time to time, request Escrow Incremental Term Loans which shall be incurred by an Escrow Borrower. Such notice shall set forth (i) the amount of the Escrow Incremental Term Loans being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the then remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Escrow Incremental Term Loans are requested to be borrowed by the Escrow Borrower and (iii) the identity of the Escrow Borrower. The Escrow Incremental Term Loans shall be incurred by an Escrow Borrower; provided that:

(i)   prior to the Escrow Assumption thereof, the Escrow Incremental Term Loans shall be incurred pursuant to and governed by loan documentation and escrow documentation, if any, separate from this Agreement and the other Loan Documents, which such loan documentation shall specify (A) the terms of the Escrow Assumption Agreement, (B) the terms of the Incremental Term Loans following the Escrow

Assumption of such Escrow Incremental Term Loans and (C) that following the Escrow Assumption, the lenders thereunder shall agree to be bound by this Agreement and the other Loan Documents as permitted to be amended by Section 2.02(c) and Section 9.02;

(ii)   unless otherwise agreed by the Administrative Agent, the administrative agent and escrow agent, if any, for such Escrow Incremental Term Loans shall be the Administrative Agent; provided that if the Administrative Agent acts as administrative agent for such Escrow Incremental Term Loans, the Administrative Agent in its capacity as administrative agent for such Escrow Incremental Term Loans shall receive (A) documentation and other information requested by the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the Act, in each case as requested at least three Business Days prior to the date on which such Escrow Incremental Term Loans are requested to become effective and (B) all documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent in its capacity as administrative agent for such Escrow Incremental Term Loans;

(iii)   Escrow Incremental Term Loans shall not be deemed to be outstanding under this Agreement or any other Loan Document for any purposes hereof (including, without limitation, for purposes of any financial calculation, the definition of “Obligations,” the definition of “Required Lenders” or Section 7.01, 9.02 or 9.03 hereof) and the obligations with respect thereto shall not be recourse to the Borrower or any Restricted Subsidiary, in each case, unless and until the Escrow Assumption with respect thereto shall have occurred;

(iv)   at the time of the Escrow Assumption (A) the conditions specified in clauses (b) and (e) of this Section 2.02 (other than the condition in Section 2.02(e)(ii) with respect to complying with 4.02(c)) shall be satisfied as if the Borrower was borrowing such Escrow Incremental Term Loans on the date of such Escrow Assumption and (B) the Incremental Term Loan Commitments and/or Incremental Revolving Commitments plus such Escrow Incremental Term Loans then outstanding do not exceed the Incremental Amount at such time; and

(v)   following any Escrow Assumption (A) each Escrow Incremental Term Loan assumed by the Borrower shall be deemed outstanding under this Agreement as an Incremental Term Loan, (B) each of the lenders of such Escrow Incremental Term Loan shall be deemed to be Lenders hereunder, (C) Escrow Incremental Term Loans that were Term Benchmark Loans of a particular Borrowing shall initially be Term Benchmark Loans of a Borrowing under this Agreement with an initial Interest Period equal to the then remaining Interest Period for such Borrowing under this Agreement (and with the same Term Benchmark rate) and (D) Escrow Incremental Term Loans assumed by the Borrower that were ABR Loans shall initially be ABR Loans under this Agreement.

(e)   Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Commitment shall become effective under this Section 2.02 unless (i) subject to Section 1.08, no Event of Default shall exist after giving pro forma effect to such Incremental Term Loan Commitment or Incremental Revolving Commitment and the incurrence of Indebtedness thereunder and use of proceeds therefrom; provided that in the event that any tranche of Incremental Facilities that are used to finance an acquisition permitted hereunder, to the extent the Lenders participating in such Incremental Facility (the “Incremental Lenders”) agree, the foregoing clause (i) shall be tested at the time of the execution of the acquisition agreement related to such acquisition (provided that such Incremental Lenders shall not be permitted to waive any Default or Event of Default then existing or existing after giving effect to such Incremental Facility); (ii) the conditions set forth in Section 4.02 have been complied with whether or not a Borrowing is made under the Incremental Facility on such date (other than clause (c) thereof which shall only be required to be complied with if a Borrowing is made on such date); (iii) after giving pro forma effect to such Incremental Term Loan Commitment or Incremental Revolving Commitment and the incurrence of Indebtedness thereunder (assuming such commitments are fully drawn on such date) and use of proceeds therefrom the Borrower would be in compliance with Section 6.10 (whether or not the Testing Condition is satisfied) as of the last day of the most recently ended Test Period only on the date of the initial incurrence of (or commitment in respect of)

such Indebtedness; and (iv) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.

(f)   Upon each increase in the establishment of any Incremental Revolving Commitments pursuant to this Section 2.02, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender providing a portion of the Incremental Revolving Commitments in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such Incremental Revolving Lender) will equal such Lender’s Revolving Commitment Percentage and if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Commitments either be prepaid from the proceeds of additional Revolving Loans made hereunder or assigned to an Incremental Revolving Lender (in each case, reflecting such Incremental Revolving Commitments, such that Revolving Loans are held ratably in accordance with each Lender’s pro rata share, after giving effect to such increase), which prepayment or assignment shall be accompanied by accrued interest on the Revolving Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. If there is a new Revolving Borrowing on such Incremental Revolving Commitment closing date, the Revolving Lenders after giving effect to such Incremental Revolving Commitments shall make such Revolving Loans in accordance with Section 2.01.

SECTION 2.03   Procedure for Borrowing.

(a)   To request a Revolving Borrowing, a Term B-1 Loan Borrowing or a Delayed Draw Term A Loan Borrowing, on any Business Day, the Borrower shall notify the Administrative Agent of such request (~~x~~w) in the case of ABR Loans, by telephone or electronic means (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time on the requested Borrowing Date), (x) in the case of RFR Loans denominated in Canadian Dollars, in writing, not later than 12:00 p.m., New York City time, five RFR Business Days prior to the date requested Borrowing Date, (y) in the case of RFR Loans denominated in Sterling, in writing, not later than 11:00 a.m., New York City time, five RFR Business Days prior to the date requested Borrowing Date or (z) in the case of Term Benchmark Loans, in writing (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time not less than (A) three Business Days prior to the requested Borrowing Date for Dollar Borrowing requests and (B) four Business Days prior to the requested Borrowing Date for Alternative Currency Revolving Borrowing requests). Any borrowing request shall be irrevocable (but may be conditioned on the occurrence of any event if the borrowing request includes a description of such event; provided that the relevant Lenders shall still be entitled to the benefits of Section 2.13) and any telephonic borrowing request shall be confirmed promptly in writing. Each such telephonic and written borrowing request shall specify the amount, currency and Type of Borrowing to be borrowed and the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. For the avoidance of doubt, subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans, RFR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith and all Revolving Loans made in Alternative Currencies shall be Term Benchmark Loans or RFR Loans denominated in Sterling.

(b)   If no election as to the Type of Borrowing is specified for a Borrowing in Dollars, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified for a Revolving Borrowing, the requested Borrowing shall be in Dollars. In making any determination of the Dollar Amount for purposes of calculating the amount of Revolving Loans to be borrowed from the respective Lenders on any date, the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the Borrower delivers a borrowing request for such Revolving Loans pursuant to the provisions of Section 2.03(a).

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request (x) an RFR Loan in Dollars (it being understood and agreed that Adjusted Daily Simple RFR for Dollars shall only apply to the extent provided in Sections 2.11) or (y) prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, a Borrowing bearing interest based on Daily Simple CORRA.

SECTION 2.04   Funding of Borrowings.

(a)   Each Lender shall make each Loan, whether denominated in Dollars or denominated in an Alternative Currency, to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds ~~(x) in the case of any Loan denominated in Dollars, by 3:00 p.m~~by 1:00 p.m. New York City time ~~and (y) in the case of any Loan denominated in an Alternative Currency, by 12:00 noon local time in the place of settlement for such Alternative Currency, in each case~~ to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or to any other account as shall have been designated by the Borrower in writing to the Administrative Agent in the applicable borrowing request. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms.

(b)   Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation in the relevant currency or (ii) in the case of the Borrower, the interest rate applicable to such Loans in the case of a Loan in Dollars or the applicable Term Benchmark Rate or RFR in the case of a Revolving Loan in an Alternative Currency. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)   The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Sections 8.09 and 9.04(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 8.09 or 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than pursuant to Section 2.18, no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 8.09 or 9.04(c).

SECTION 2.05   Interest Elections.

(a)   Each Borrowing denominated in Dollars initially shall be of the Type specified in the applicable borrowing request, and each Term Benchmark Borrowing in Dollars or an Alternative Currency shall have an initial Interest Period as specified in such borrowing request. Thereafter, the Borrower may elect to convert any Borrowing denominated in Dollars to a different Type or to continue such Borrowing as the same Type and may elect successive Interest Periods for any Term Benchmark Borrowing in Dollars or, in the case of Revolving Loans, an Alternative Currency, all as provided in this Section. The Borrower may elect different Types or Interest Periods, as ap plicable, with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the relevant Lenders holding the Loans comprising the relevant portion of such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)   To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a request for a Borrowing would be required under Section 2.03, if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly in writing.

(c)   Each telephonic and written Interest Election Request shall specify (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, (iii) in the case of a Borrowing denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing, and (iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)   Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)   If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as such for an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing in Dollars may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Term Benchmark Borrowing in an Alternative Currency shall be continued as such for an Interest Period of not more than one month.

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.05, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, a Borrowing bearing interest based on Daily Simple CORRA.

SECTION 2.06   Termination and Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments of any Class or, from time to time, to reduce the amount of the Commitments of any Class; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Outstanding Revolving Credits would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to an integral multiple of $1,000,000 and not less than $5,000,000 and shall reduce permanently the Commitments of such Class then in effect; provided further, that the aggregate Delayed Draw Term A Loan Commitments shall be automatically and permanently reduced to zero on the Delayed Draw Term A Loan Funding Date. For the avoidance of doubt, the Borrower shall have the right to terminate the Delayed Draw Term A Loan Commitments, in whole or in part, at any time or from time to time, prior to the earlier to occur of (x) the Delayed Draw Term A Loan Funding Date and (y) the Delayed Draw Term A Loan Maturity Date.

SECTION 2.07  Repayment of Loans; Evidence of Debt.

(a)   Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to such payee or its registered assigns.

(b)   The Borrower unconditionally promises to pay the then unpaid principal amount of each Revolving Loan on the Revolving Termination Date.

(c)   The Borrower shall repay the aggregate principal amount of (x) outstanding Term B-1 Loans on the Term B-1 Maturity Date and (y) outstanding Delayed Draw Term A Loans on the Delayed Draw Term A Loan Maturity Date.

(d)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)   The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the relevant Lenders and each relevant Lender’s share thereof.

(f)   The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be conclusive absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

SECTION 2.08   Prepayments.

(a)   The Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty (except as specifically provided in the last sentence of this Section 2.08(a)), upon notice delivered to the Administrative Agent (i) no later than 12:00 noon, New York City time (or in the case of an Alternative Currency, 11:00 a.m., ~~London~~New York time), not less than three Business Days prior thereto, in the case of Term Benchmark Loans, (ii) no later than 11:00 a.m., New York City time, five RFR Business Days prior thereto, in the case of a RFR Loans denominated in Sterling ~~and~~, (iii) no later than 12:00 p.m., New York City time, five RFR Business Days prior thereto, in the case of a RFR Loans denominated in Canadian Dollars and (iv) no later than 12:00 noon, New York City time, on the date of such notice, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and the Loans to be prepaid; provided that, if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13. Each such notice may be conditioned on the occurrence of one or more events (it being understood that the Administrative Agent and Lenders shall be entitled to assume that the Loans contemplated by such notice are to be made unless the Administrative Agent shall have received written notice revoking such notice of prepayment on or prior to the date of such prepayment). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or comparable amounts determined by the Administrative Agent in the case of Alternative Currency). In the case of each prepayment of Loans pursuant to this Section 2.08(a), the Borrower may in its sole discretion select the Loans (of any Class) to be repaid, and such prepayment shall be paid to the appropriate Lenders in accordance with their respective pro rata share of such Loans. If any Repricing Event occurs prior to the date occurring 6 months after the Amendment No. 6 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term B-1 Loans that are subject to such Repricing Event (including any Lender which is replaced pursuant to Section 2.16(c) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Term B-1 Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of such Repricing Event.

(b)   If at any time for any reason the sum of the Dollar Amount of Outstanding Revolving Credit exceeds the Total Revolving Commitments, the Borrower shall upon learning thereof, or upon the request of the Administrative Agent, immediately prepay the Revolving Loans in an aggregate principal amount at least equal to the amount of such excess; provided that solely with respect to any excess resulting from currency exchange rate fluctuations, this Section 2.08(b) shall not apply unless, on the last day of any fiscal quarter of the Borrower, the Dollar Amount of Outstanding Revolving Credit exceeds the Total Revolving Commitments by more than 3% as a result of such fluctuations.

(c)   The Borrower shall apply (1) all Net Proceeds (other than Net Proceeds of the kind described in the following clause (2)) within five (5) Business Days after receipt thereof to prepay Term Loans in accordance with clauses (e) and (f) below; provided that no such prepayment shall be required if, on a pro forma basis after giving effect to such Asset Sale or Recovery Event, the Secured Net Leverage Ratio is less than 2.00 to 1.00 and (2) all Net Proceeds from any issuance or incurrence of Refinancing Term Loans and Replacement Revolving Facility Commitments, no later than three (3) Business Days after the date on which such Refinancing Term Loans and/or Replacement Revolving Facility Commitments are incurred, to prepay Term Loans and/or Revolving Commitments in accordance with Section 2.20. Notwithstanding anything to the contrary herein, mandatory prepayments with respect to Net Proceeds received by a Foreign Subsidiary of the Borrower pursuant to the preceding clause (c) shall be (x) net of any additional Taxes paid, or estimated by the Borrower in good faith to be payable, as a result of the repatriation of such proceeds and (y) not required to the extent that the Borrower determines in good faith that such repatriation would result in adverse Tax consequences that are not de minimis or would be prohibited or restricted by applicable Requirements of Law; provided that, (i) the Borrower shall use commercially reasonable efforts to eliminate such Tax effects in respect of such repatriation and (ii) once the repatriation of any such funds is permitted under the applicable Requirements of Law and no longer results in adverse Tax consequences that are not de minimis, an amount equal to such Net Proceeds will be promptly applied (net of additional Taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans in accordance with this Section 2.08.

(d)   Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.01(a) with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow is greater than $75,000,000, the Borrower shall apply an amount to prepay Term Loans (other than the Delayed Draw Term A Loans) equal to (i) the Required Percentage of such Excess Cash Flow minus (ii) the sum of, without duplication, including with respect to any amounts deducted in any prior Excess Cash Flow Period or deducted in the calculation of Excess Cash Flow (A) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Term Loans and amounts used to repurchase outstanding principal of Term Loans during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary payments and amounts so used to repurchase principal of Term Loans after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (d)) pursuant to Sections 2.08(a) and 2.21 (it being understood that the amount of any such payments pursuant to Section 2.21 shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith), (B) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Revolving Loans to the extent that Revolving Commitments are terminated or reduced pursuant to Section 2.06 by the amount of such payments, (C) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary prepayments, repurchases or redemptions (limited to the purchase price thereof ) of Other First Lien Debt and Junior Debt (in the case of revolving Indebtedness, to the extent accompanied by a permanent commitment reduction) during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary prepayments, repurchases or redemptions (limited to the purchase price thereof) of Other First Lien Debt and Junior Debt (in the case of revolving Indebtedness, to the extent accompanied by a permanent commitment reduction) after the end of such Excess Cash

Flow Period but before the date of prepayment under this clause (d), (D) the amount of Capital Expenditures or acquisitions of Intellectual Property made in cash during such period by the Borrower and its Restricted Subsidiaries to the extent not financed using the proceeds of funded Indebtedness (other than under the Revolving Facility), (E) the aggregate amount of cash consideration paid by the Borrower and the Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions) made during such period pursuant to Section 6.11 to the extent not financed using the proceeds of funded Indebtedness (other than under the Revolving Facility), and (F) the amount of Restricted Payments during such period (on a consolidated basis) by the Borrower and its Restricted Subsidiaries made in compliance with Section 6.05 to the extent not financed using the proceeds of funded Indebtedness (other than under the Revolving Facility). Such calculation will be set forth in an Officer’s Certificate delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such Excess Cash Flow Period, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(e)   Amounts to be applied in connection with prepayments of Term Loans pursuant to this Section 2.08 shall be applied to the prepayment of the Term Loans in accordance with Section 2.15(b) until paid in full. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.08, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term Benchmark Loans; provided that with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied (i) first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Term Benchmark Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.13 and (ii) on a pro rata basis with respect to each Class of Term Loans except to the extent any Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment provides that the Class of Term Loans incurred thereunder is to receive less than its pro rata share, in which case such prepayment shall be allocated to such Class of Term Loans as set forth in such Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment and to the other Classes of Term Loans on a pro rata basis. Each prepayment of the Term Loans under this Section 2.08 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(f)   The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.08(c)(1) or 2.08(d) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m., one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.08(c)(1) or 2.08(d) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Prepayment Amount shall be retained by the Borrower. For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.08(a).

(g)   Any prepayment of Term Loans of any Class shall be applied (i) in the case of prepayments made pursuant to Section 2.08(a), to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to Section 2.07 as directed by the Borrower, or as otherwise provided in any Extension Amendment, any Incremental Assumption Agreement or Refinancing Amendment, and (ii) in the case of prepayments made pursuant to Section 2.08(c) or Section 2.08(d), to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section in direct order of maturity, or as otherwise provided in any Extension Amendment, any Incremental Assumption Agreement or Refinancing Amendment.

(h)   The Borrower shall prepay all Existing Term Loans on the Amendment No. 6 Effective Date.

(i)   If the Hyperconnect Acquisition is not consummated on or prior to the Delayed Draw Term A Loan Mandatory Prepayment Date, the Borrower shall, within three Business Days thereof, prepay the aggregate principal amount of Delayed Draw Term A Loans outstanding as of such date, together with accrued and unpaid interest thereon.

SECTION 2.09   Fees.

(a)   The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee in Dollars for the period from and including the Amendment No. ~~6~~9 Effective Date to the last day of the Revolving Commitment Period, computed at the applicable Commitment Fee Rate on the average daily Dollar Amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made, payable quarterly in arrears on each Revolving Fee Payment Date, commencing on March 31, ~~2020~~2024.

(b)   The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Loans on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment No. ~~6~~9 Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure of the Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment No. ~~6~~9 Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as the fees agreed by the Issuing Bank and the Borrower with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees will be payable in Dollars quarterly in arrears on each Revolving Fee Payment Date, commencing on March 31, ~~2020~~2024; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365/366 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)   The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

(d)   All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the applicable Lenders. Fees paid shall not be refundable under any circumstances. All per annum fees shall be computed on the basis of a year of 365/366 days for actual days elapsed; provided that commitment fees shall be computed on the basis of a year of 360 days.

(e)   The Borrower agrees to pay to the Administrative Agent for the account of each Lender with a Delayed Draw Term A Loan Commitment, a fee which shall accrue at the rate per annum determined in accordance with the Pricing Grid on the average daily undrawn portion of the Delayed Draw Term A Loan Commitments (the foregoing fees, the “Delayed Draw Term A Loan Ticking Fee”). The Delayed Draw Term A Loan Ticking Fee shall commence on the date that is 45 days after the Amendment No. 7 Effective Date and be payable in arrears on the third Business Day following the last day of each March, June, September and December and on the earliest to occur of (i) the Delayed Draw Term A Loan Funding Date, (ii) the date on which the Delayed Draw Term A Loan Commitments have been terminated in full and (iii) the Delayed Draw Term A Loan Maturity Date.

SECTION 2.10

Interest.

(a)   The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)   The Loans comprising each Term Benchmark Borrowing in any currency shall bear interest at the Term Benchmark for such currency for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)   Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(d)   Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section (in the case of such other amount in Dollars) or 2% plus the daily weighted average rate of all Loans in the relevant Alternative Currency (in the case of any such other amount in such Alternative Currency).

(e)   Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in addition, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.10 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)   All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest computed by reference to the Daily Simple RFR with respect to Sterling, the TIBOR Rate, the Australian Dollar Bank Bill Reference Rate and the ~~CDOR Rate~~Term CORRA shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case of the foregoing clauses (i) and (ii) shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Any determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, ~~CDOR Rate~~Term CORRA, Australian Dollar Bank Bill Reference Rate or Adjusted Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11   Alternate Rate of Interest

(a)   Subject to clauses (b), (c), (d) and (f) of this Section 2.11, if:

(i)   the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, ~~CDOR~~Adjusted Term CORRA Rate or Australian Dollar Bank Bill Reference Rate (including because the Relevant Screen Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii)   the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, ~~CDOR~~Adjusted Term CORRA Rate or Australian Dollar Bank Bill Reference Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new request for a Borrowing in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any request for a Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a request for a Borrowing, as applicable, for an ABR Borrowing, and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any request for a Borrowing that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new request for a Borrowing in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day and (B) in the case of a Revolving Loan to be denominated in a currency other than Dollars, unless the Administrative Agent, each Revolving Lender and the Borrower otherwise agrees to a substitute rate (in which case, such substitute rate shall be deemed to be the “Term Benchmark Rate” or “RFR” for the applicable Borrowing), such Revolving Loan shall be made as an ABR Loan in Dollars in the Dollar Amount of the requested Borrowing (and all Revolving Loans then outstanding that are denominated in such currency shall be repaid at the end of the then current Interest Period).

(b)   Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)   (i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(ii)   Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (c)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.

(d)   The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.11.

(e)   Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate. Term CORRA or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)   Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to an ABR Borrowing or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.11, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day and (B) in the case of a Revolving Loan to be denominated in a currency other than Dollars, unless the Administrative Agent, each Revolving Lender and the Borrower otherwise agrees to a substitute rate (in which case, such substitute rate shall be deemed to be the “Term Benchmark Rate” or “RFR” for the applicable Borrowing), such Revolving Loan shall be made as an ABR Loan in Dollars in the Dollar Amount of the requested Borrowing (and all Revolving Loans then outstanding that are denominated in such currency shall be repaid at the end of the then current Interest Period).

SECTION 2.12   Increased Costs.

(a)   If any Change in Law shall:

(i)   impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (including any reserve for eurocurrency funding that may be established or reestablished under Regulation D of the Board);

(ii)   impose on any Lender any Taxes other than (A) Indemnified Taxes or Other Taxes indemnified under Section 2.14 or (B) Excluded Taxes; or

(iii)   impose on any Lender or the applicable offshore interbank market for the applicable Agreed Currency any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)   If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)   A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)   Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13   Break Funding Payments.

(a)   With respect to Term Benchmark Loans, in the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

(b)   A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14   Taxes.

(a)   All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Requirements of Law; provided that if any applicable withholding agent shall be required by applicable Requirements of Law to deduct any Taxes in respect of any such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased by the applicable Loan Party as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.14) have been made the applicable Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)   In addition, without duplication of any obligation set forth in subsection (a), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)   Without duplication of any obligation set forth in subsection (a) or (b), the Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes ~~paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document and any~~or Other Taxes paid by the Administrative Agent or such Lender, (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrower determines that there is a reasonable basis to contest any Indemnified Tax or Other Tax for which it is responsible hereunder, without limiting Borrower’s indemnification obligations hereunder, such Administrative Agent or Lender (as applicable) shall reasonably cooperate in pursuing such contest (at Borrower’s expense) so long as pursuing such contest would not, in the sole reasonable determination of such Administrative Agent or Lender, result in any additional unreimbursed costs or expenses or be otherwise disadvantageous to the Administrative Agent or such Lender. This Section shall not be construed to require the Administrative Agent or Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(d)   As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent a copy, or if reasonably available to the Borrower a certified copy, of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)   (i) Each Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding Tax or at a reduced rate of withholding.

(ii) Without limiting the generality of the foregoing,

(A)   any U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)   any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable to establish such Non-U.S. Lender’s entitlement to a reduced rate of, or exemption from, withholding:

(1)   two properly executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to an income tax treaty to which the United States is a party;

(2)   two properly executed originals of IRS Form W-8ECI;

(3)   (x) two properly executed originals of a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments to be received by such Lender will be effectively connected income (a “U.S. Tax Compliance Certificate”) and (y) two properly executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)   to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), two properly executed originals of IRS Form W-8IMY, accompanied by properly executed IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-3 or Exhibit G-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender), and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 on behalf of such direct and indirect partner(s); and

(5)   any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under this Agreement or the other Loan Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower or Administrative Agent, at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender's obligations under FATCA and, as necessary, to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.14(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.14(e) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 2.14(e), a Lender shall not be required to deliver any documentation under this Section 2.14(e) that such Lender is not legally eligible to deliver.

(v) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.14(e).

(f)   If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which the Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.14 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g)   For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 2.14, include any Issuing Bank.

SECTION 2.15   Pro Rata Treatment and Payments.

(a)   Each borrowing of Revolving Loans by the Borrower from the Revolving Lenders and any reduction of the Revolving Commitments of the Revolving Lenders shall be made pro rata according to the respective Revolving Commitments then held by the Revolving Lenders. Each payment by the Borrower on account of any commitment fee or any letter of credit fee shall be paid ratably to the Revolving Lenders entitled thereto.

(b)   Each prepayment by the Borrower on account of principal of any Loans of any Class shall be made pro rata according to the respective outstanding principal amounts of Loans of such Class then held by the Lenders entitled to such payment (subject in the case of Term B-1 Loans to Section 2.08(f)). All repayments of principal of any Loans at stated maturity or upon acceleration shall be allocated pro rata according to the respective outstanding principal amounts of the matured or accelerated Loans then held by the relevant Lenders. All payments of interest in respect of any Loans shall be allocated pro rata according to the outstanding interest payable then owed to the relevant Lenders. Notwithstanding the foregoing, (A) any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise but excluding any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.16 and Section 9.05) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated interest-bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent: (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Issuing Bank hereunder (including amounts owed under Section 2.09(b) or 9.04(c)), (2) second, to the funding of any Loan or LC Disbursement required by this Agreement, as determined by the Administrative Agent, (3) third, if so determined by the Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (4) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (5) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, and (B) if such payment is a prepayment of the principal amount of Loans, such payment shall be applied solely to prepay the Loans of all Non-Defaulting Lenders pro rata (based on the amounts owing to each) prior to being applied to the prepayment of any Loan of any Defaulting Lender.

(c)   All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time (or as specified in the next sentence in the case of Loans in an Alternative Currency), on the date when due. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans in an Alternative Currency shall be made on the dates specified herein for the pro rata account of the relevant Lenders to which such payment is owed, in such Alternative Currency and in immediately available funds not later than the Applicable Time specified by the Administrative Agent to the Borrower by the same time at least one Business Day prior to the date when due. All payments received by the Administrative Agent (i) after 2:00 p.m., New York City time, in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest and fees thereon. All such payments shall be made to the Administrative Agent at its offices at 500 Stanton Christiana Road, NCC5, 1st Floor, Newark, Delaware except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal, interest thereon shall be payable at the then Applicable Rate during such extension.

(d)   If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (subject to the rights of the Administrative Agent to hold and apply amounts to be paid to a Defaulting Lender in accordance with Section 2.15(b)) (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. To the extent necessary, the Administrative Agent shall enter into foreign currency exchange transactions on customary terms to effect any such ratable payment and the payments made by the Administrative Agent following such transactions shall be deemed to be payments made by or on behalf of the Borrower hereunder.

(e)   If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans and participations in LC Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of such Class of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

SECTION 2.16   Mitigation Obligations; Replacement of Lenders.

(a)   If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Each Lender may designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates; provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement.

(b)   If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)   If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Revolving Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all amounts owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender (each such Lender, a “Replacement Lender”) shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the Replacement Lender shall otherwise comply with Section 9.05.

(d)   Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of Section 2.16(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

SECTION 2.17   Letters of Credit.

(a)   General. Subject to the terms and conditions set forth herein, the Borrower may request that letters of credit denominated in Dollars or an Alternative Currency be issued under this Agreement for its own account or the account of any Restricted Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)   Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no later than two Business Days prior to such date unless otherwise agreed by the Issuing Bank and the Administrative Agent) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $40,000,000, (ii) the Dollar Amount of the total Outstanding Revolving Credits shall not exceed the Total Revolving Commitments, (iii) the Dollar Amount of the total Outstanding Revolving Credits denominated in an Alternative Currency shall not exceed the Alternative Currency Revolving Sublimit, (iv) with respect to such Issuing Bank, the sum of the aggregate face amount of Letters of Credit issued by such Issuing Bank, when aggregated with the outstanding Revolving Loans funded by such Issuing Bank, shall not exceed its Revolving Commitment and (v) with respect to such Issuing Bank, the sum of the aggregate face amount of Letters of Credit issued by such Issuing Bank, when aggregated with the outstanding and unreimbursed LC Disbursements funded by such Issuing Bank, shall not exceed its LC Commitment Amount (unless in the case of this clause (iii) such Issuing Bank agrees to do so in its sole discretion); provided that no Issuing Bank shall be obligated to issue any trade or commercial Letters of Credit unless such Issuing Bank agrees to do so in its sole discretion. If the Borrower so requests in any applicable letter of credit application, the Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit expiration date referenced in clause (c) below; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension. The Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it or (B) the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.

(c)   Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Termination Date.

(d)   Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Such payment by the Revolving Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be Dollars, then in the currency of such LC Disbursement and (ii) subject to clause (l) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be an Alternative Currency, in Dollars in an amount equal to the Dollar Amount of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the Exchange Rate on the applicable LC Participation Calculation Date. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)   Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in the currency of such LC Disbursement an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that if such LC Disbursement is denominated in Dollars and is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, (A) if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and no further action required, the obligations of the Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Amount, calculated using the Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to such payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Is suing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in Dollars, such Borrower shall pay the amount of any such Tax requested by the Administrative Agent, the Issuing Bank or such Revolving Lender.

(f)   Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)   Disbursement Procedures. The Issuing Bank shall, within the period stipulated by the terms and conditions of the Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, the Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)   Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date set forth in paragraph (e) of this Section 2.17, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is required to be reimbursed to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum set forth in Section 2.10(c)(ii). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)   Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.09(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor and any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)   Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Revolving Lender (in addition to the initial Issuing Bank) which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(k)   Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in Dollars equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the amount payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in an Alternative Currency in respect of which the Borrower’s reimbursement obligations have been converted in Dollars as provided in paragraph (e) or (l) of this Section and interest accrued thereon shall be payable in Dollars, and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement with respect to the Revolving Facility. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement with respect to the Revolving Facility. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(l)   Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrower are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in an Alternative Currency, (ii) that the Revolving Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in an Alternative Currency and (iii) of each Revolving Lender’s participation in any Letter of Credit denominated in an Alternative Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount, calculated using the Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(m)   Applicability of ISP or UCP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit and the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or the UCP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(n)   Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Letter of Credit or related document, the terms hereof shall control.

SECTION 2.18   Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.09(a).

(b) The Commitments, Loans and Outstanding Revolving Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Financial Covenant Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02 or Section 9.03); provided that this Section 2.18(b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification effecting (i) an increase or extension of such Defaulting Lender’s Revolving Commitment or (ii) the reduction or excuse of principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or the postponement of the scheduled date of payment of such principal amount, interest or fees to such Defaulting Lender.

(c) If any Letters of Credit exist at the time such Lender becomes a Defaulting Lender then:

(i) Such Defaulting Lender’s LC Exposure shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Revolving Commitment Percentages (but excluding the Revolving Commitments of all the Defaulting Lenders from both the numerator and the denominator) but only to the extent (x) the sum of all the Outstanding Revolving Credits owed to all Non-Defaulting Lenders does not exceed the total of all Non-Defaulting Lenders’ Available Revolving Commitments, (y) the representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party are true and correct at such time, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date), and (z) no Event of Default shall have occurred and be continuing at such time;

(ii) If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within two Business Days following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as any Letters of Credit are outstanding;

(iii) If the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized by the Borrower;

(iv) If LC Exposures of the Non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.09(a) and Section 2.09(b) shall be adjusted to reflect such Non-Defaulting Lenders’ LC Exposure as reallocated; and

(v) If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(d) So long as such Defaulting Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related LC Exposure will be 100% covered by the Available Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c)(ii), and the participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).

The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any funding default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default. In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Total Revolving Exposure shall be readjusted to reflect the inclusion of such Lender’s Available Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrower and any LC Exposure of such Lender reallocated pursuant to the requirements above shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender. Except to the extent otherwise expressly agreed by the affected parties, and subject to Section 9.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.19   Extensions of Commitments.

(a)   Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Commitments on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Commitments under such Revolving Facility, as applicable), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing a Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Extended Revolving Commitment for such Lender if such Lender is extending an existing Revolving Commitment (such extended Revolving Commitment, an “Extended Revolving Commitment,” and any Revolving Loan made pursuant to such Extended Revolving Commitment, an “Extended Revolving Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or the proposed Extended Revolving Commitment shall become effective, which shall be a date not earlier than five (5) Business Days after the date on which the Pro Rata Extension Offer is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(b)   The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Commitments of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Commitments; provided, that (i) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall, subject to clauses (ii) and (iii) of this proviso, have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date of the applicable Class of Term Loans to which such offer relates, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Commitment shall have (x) the same terms as the existing Class of Revolving Commitments from which they are extended or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank, such terms as shall be reasonably satisfactory to such Issuing Bank, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term Loans in any mandatory prepayment thereunder and (vi) such Extended Term Loans shall not have at any time (x) any financial maintenance covenants of a different type than the financial covenant set forth in Section 6.10, or any financial maintenance covenants that are more restrictive than the financial covenant set forth in Section 6.10 or (y) negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Term B-1 Facility as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders)

are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such Extended Term Loans are outstanding or (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Loans existing on the date of the initial incurrence of (or commitment in respect of) such Extended Term Loans have been paid in full. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Commitments evidenced thereby as provided for in Section 9.02(c). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Extension Amendment with respect to any Extended Revolving Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit shall be reallocated to lenders holding such Extended Revolving Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Revolving Commitment or upon or prior to the maturity date for any Class of Revolving Commitments.

(c)   Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Commitment will be automatically designated an Extended Revolving Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have a Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Commitment, such Extending Lender will be deemed to have a Revolving Commitment having the terms of such Extended Revolving Commitment.

(d)   Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.19), (i) the aggregate amount of Extended Term Loans and Extended Revolving Commitments will not be included in the calculation of clause (a) of the definition of Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended, (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Commitments unless it shall have consented thereto and (vii) there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of any such Extended Term Loans or Extended Revolving Commitments.

(e)   Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

SECTION 2.20   Refinancing Amendments.

(a)   Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”) to refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:

(i)   before and after giving effect to the Borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)   the final maturity date of the Refinancing Term Loans shall be no earlier than the maturity date of the refinanced Term Loans;

(iii)   the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv)   the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)   all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (optional prepayment or mandatory prepayment or redemption terms shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by the Borrower in good faith) (i) shall reflect market terms and conditions (taken as a whole) at the time (as determined by the Borrower in good faith) or (ii) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent);

(vi)   there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of such Refinancing Term Loans;

(vii)   Refinancing Term Loans shall not be secured by any asset of the Borrower and its subsidiaries other than the Collateral;

(viii)   Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.08(c)) hereunder, as specified in the applicable Refinancing Amendment;

(ix)   Refinancing Term Loans shall at any time (i) reflect market terms and conditions (taken as a whole) at the time (as determined by the Borrower in good faith) or (ii) not have negative covenants, financial covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Term B-1 Facility as determined in good faith by the Borrower unless such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such Refinancing Term Loans are outstanding or (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Loans existing on the date of the initial incurrence of (or commitment in respect of) such Refinancing Term Loans have been paid in full; and

(x)   the Net Proceeds, if any, of such Refinancing Term Loans shall be applied in accordance with Section 2.08(c).

(b)   The Borrower may approach any Lender or any other person that would be a permitted assignee pursuant to Section 9.05 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(c)   Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that:

(i)   before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)   after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Commitments, the aggregate amount of Revolving Commitments shall not exceed the aggregate amount of the Revolving Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(iii)   no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Termination Date for the Revolving Commitments being replaced;

(iv)   all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Revolving Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the Revolving Termination Date or are otherwise reasonably acceptable to the Administrative Agent);

(v)   there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of such Replacement Revolving Facility; and

(vi)   Replacement Revolving Facility Commitments and extensions of credit thereunder shall not be secured by any asset of the Borrower and its subsidiaries other than the Collateral.

In addition, the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted assignee hereunder) so long as:

(i)   before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments,

(ii)   [reserved],

(iii)  the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the scheduled final maturity date of the refinanced Term Loans,

(iv)  there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of such Replacement Revolving Facility; and

(v) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the latest scheduled final maturity date of any Loans then outstanding or are otherwise reasonably acceptable to the Administrative Agent).

Solely to the extent that an Issuing Bank is not a replacement issuing bank, as the case may be, under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank, as the case may be, in its sole discretion. The Borrower agrees to reimburse each Issuing Bank, as the case may be, in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(d)   The Borrower may approach any Lender or any other person that would be a permitted assignee of a Revolving Commitment pursuant to Section 9.05 to provide all or a portion of the Replacement Revolving Facility Commitments; provided, that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Commitments for all purposes of this Agreement; provided, that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Commitments.

(e)   The Borrower and each Lender providing the applicable Refinancing Term Loans or Replacement Revolving Facility Commitments, as applicable, shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Facility Commitments. For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have a Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have a Revolving Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this

Section 2.20), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of clause (a) of the definition of Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clause (a) or (c) above, as applicable and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Term Loans and other Obligations.

(f)   Each party hereto hereby agrees that, upon the Refinancing Effective Date of any Refinancing Term Loans or Replacement Revolving Facility Commitments, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Term Loans or Replacement Revolving Facility Commitments evidenced thereby as provided for in Section 9.02. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.20 (including, without limitation, to provide for the establishment of Incremental Term Loans) and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing between the Administrative Agent and the Borrower and furnished to the other parties hereto.

(g)   No term loan (other than a Term A Facility) established and outstanding under this Agreement pursuant to (i) any of Sections 2.02, 2.19 or 2.20 or (ii) an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders shall at any time have negative covenants, financial covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Term B-1 Facility as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such term loans are outstanding, (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Loans existing on the date of the initial incurrence of (or commitment in respect of) such term loan have been paid in full or (III) reflect market terms and conditions (taken as a whole) at the time (as determined by the Borrower in good faith). This Section 2.20(g) shall not be waived, amended, amended and restated or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders.

(h)   In lieu of incurring any Refinancing Term Loans or Replacement Revolving Facility Commitments, the Borrower may, upon notice to the Administrative Agent, at any time, incur or otherwise obtain Indebtedness in the form of one or more series of notes or loans (such notes or loans, “Refinancing Equivalent Debt”) constituting Refinancing Indebtedness that is either unsecured or secured by Collateral and subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Loans.

SECTION 2.21   Loan Repurchases.

(a)   Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, (x) make open market purchases of Loans and Commitments on a non-pro rata basis or (y) conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the Borrower) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (or such other financial institution chosen by the Borrower and reasonably acceptable to the Administrative Agent) (in such capacity, the “Auction Manager”), so long as, in the case of clause (x), the following conditions set forth in clauses (ii), (iv) and (ix) are satisfied and, in the case of clause (y), each of the following conditions are satisfied):

(i)   each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.21 and the Auction Procedures;

(ii)   no Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in the open market or in connection with any Purchase Offer;

(iii)   the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv)   the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold) (without any increase to Consolidated EBITDA as a result of any gains associated with cancellation of debt), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term Loans;

(v)   no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vi)   the Borrower represents and warrants that no Loan Party shall have any material non-public information with respect to the Loan Parties or their subsidiaries, or with respect to the Loans or the securities of any such person, that (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Purchase Offer;

(vii)   at the time of each purchase of Term Loans through a Purchase Offer, the Borrower shall have delivered to the Auction Manager an officer’s certificate of an officer certifying as to compliance with the preceding clause (vi);

(viii)   any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis; and

(ix)   no purchase of any Term Loans shall be made from the proceeds of any Revolving Facility Loan.

(b)   The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Borrower pursuant to this Section 2.21, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.08 hereof.

(c)   The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.21; provided, that notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase

Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.13, 2.15 and 9.05 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.21. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.04 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01   Organization; Powers. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02   Authorization; Enforceability. The Transactions (excluding use of proceeds) are within the corporate or other organizational powers of the Loan Parties and have been duly authorized by all necessary corporate or other organizational action. This Agreement has been and each other Loan Document will be duly executed and delivered by each Loan Party party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03   Governmental Approvals; No Conflicts. The Transactions (excluding use of proceeds) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or those which the failure to obtain would not be reasonably expected to result in a Material Adverse Effect and (ii) the filings referred to in Section 3.12, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other Loan Party or any order of any Governmental Authority except where any such violation would not reasonably expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any other Loan Party or its assets except as would not reasonably expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries (other than any Permitted Lien).

SECTION 3.04   Financial Position. The Borrower has heretofore furnished to the Lenders its (a) consolidated balance sheet and consolidated and combined statements of operations, shareholders’ equity and cash flows as of and for the fiscal years ended December 31, 2018 and 2017 reported on by Ernst & Young LLP, independent public accountants and (b) consolidated balance sheet, statements of operations, shareholders’ equity and cash flows for the six months ended June 30, 2019. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above.

SECTION 3.05  Properties.

(a)   Each of the Borrower and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title and Permitted Liens that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)   Each of the Borrower and its Material Subsidiaries owns, or is validly licensed to use, all Intellectual Property used or held for use by such entities or necessary to operate their respective businesses as currently conducted and contemplated to be conducted, and the operation of their respective businesses by the Borrower and its Material Subsidiaries does not infringe upon or otherwise violate the rights of any other Person, except for any such Intellectual Property or infringements or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06   Litigation and Environmental Matters.

(a)   There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) on the Closing Date, that involve this Agreement or the Transactions (excluding use of proceeds).

(b)   Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in Environmental Liability.

SECTION 3.07   Compliance with Laws and Agreements. Each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08   Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.09   Taxes. Each of the Borrower and its Material Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Material Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.10   ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which, if it were to become due, would cause a Material Adverse Effect.

SECTION 3.11   Disclosure. As of the Amendment No. ~~6~~9 Effective Date, to the best of the Borrower’s knowledge, neither the Lender Presentation nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that with respect to projected financial information and other forward-looking information and information of a general economic nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12   Pledge Agreement. The Pledge Agreement will (to the extent required thereby and except during the Collateral Suspension Period) create in favor of the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral described therein (subject to any limitations specified therein). In the case of the certificated pledged stock constituting securities described in Section 5.09(a) as of the Closing Date, when stock certificates representing such pledged stock are delivered to the Collateral Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Pledge Agreement as of the Closing Date, when financing statements specified on Schedule 3.12 in appropriate form are filed in the offices specified on Schedule 3.12, the Collateral Agent shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (subject to any limitations specified therein) to the extent perfection of such security interest can be perfected by control of securities or the filing of a financing statement, as security for the Obligations, in each case prior and superior in right to any other Person (except Permitted Liens).

SECTION 3.13   No Change. Since December 31, ~~2018~~2022, there has been no event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.14   Guarantors. Set forth on Schedule 3.14 is a list of all Subsidiary Guarantors on the Term B-1 Effective Date, together with the jurisdiction of organization, and ownership and ownership percentages of Equity Interests held by each such Subsidiary Guarantor in each direct subsidiary of such Subsidiary Guarantor as of the Term B-1 Effective Date.

SECTION 3.15   Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds of such Loans, and after giving effect to the rights of subrogation and contribution under the Guarantee Agreement, (a) the fair value of the assets of the Borrower and its subsidiaries on a consolidated basis will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.16   [Reserved].

SECTION 3.17   Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Bor rower and its subsidiaries and to their knowledge their respective officers, directors and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any subsidiary or (b) to the knowledge of the Borrower, any director, officer or employee of the Borrower or any subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No proceeds of the Loans and no Letter of Credit shall be used by the Borrower in violation of any Anti-Corruption Law or applicable Sanctions. No representation is made under this Section 3.17 with respect to any of the end-user individuals of the internet services provided by the Borrower or any of its subsidiaries.

ARTICLE IV

Conditions

SECTION 4.01   Closing Date. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (including by telecopy or email transmission) from each Loan Party party to the relevant Loan Document, a counterpart of such Loan Document signed on behalf of such Loan Party.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders as of the Closing Date and dated the Closing Date) of (i) Wachtell, Lipton, Rosen & Katz, counsel for the Borrower and certain of the Loan Parties and (ii) local counsel in each jurisdiction in which a Loan Party is organized and the laws of which are not covered by the opinion referred to in clause (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions (excluding use of proceeds) and any other legal matters relating to the Loan Parties, this Agreement or the Transactions (excluding use of proceeds), including a certificate of each Loan Party substantially in the form of Exhibit E, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer, a Vice President, a Financial Officer of the Borrower or any other executive officer of the Borrower who has specific knowledge of the Borrower’s financial matters and is satisfactory to the Administrative Agent, confirming that (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct as of the Closing Date and (b) as of the Closing Date, no Default has occurred and is continuing.

(e) There shall have been delivered to the Administrative Agent an executed Perfection Certificate.

(f) The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I, dated the Closing Date and signed by the chief financial officer of the Borrower.

(g) The Administrative Agent, the Lead Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees of legal counsel to the Administrative Agent, the Lead Arrangers and the Lenders) required to be reimbursed or paid by the Borrower hereunder.

(h) Since December 31, 2014, there shall have been no event that has had or would reasonably be expected to have a Material Adverse Effect.

(i) The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(j) Other than the items set forth on Schedule 5.10, the Collateral Agent shall have received the certificates representing the certificated Equity Interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(k) Each Uniform Commercial Code financing statement or other filing required by the Pledge Agreement shall be in proper form for filing.

(l) Each Loan Party shall have provided the documentation and other information requested by the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the Act, in each case as requested at least three Business Days prior to the Closing Date.

(m) The Administrative Agent shall have received an executed promissory note payable to the order of each Lender that requested such promissory note at least one Business Day prior to the Closing Date (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.

(n) The Borrower shall have paid as of the Closing Date immediately after giving effect thereto to the Administrative Agent for the account of each of the Revolving Lenders, an upfront fee as separately agreed.

(o) The Administrative Agent shall have received copies of the UCC-3s set forth on Schedule 4.01.

(p) The entry into and effectiveness of the IAC Credit Agreement shall have occurred substantially concurrently with the effectiveness of this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. It is understood that the Closing Date has occurred.

SECTION 4.02   Each Credit Event. The obligation of each Lender to make a Loan (other than any Specified Revolving Loan or Delayed Draw Term A Loan) on the occasion of any Borrowing (other than a continuation or conversion of an existing Borrowing) and the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in this Agreement shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date); provided that in the case of any Incremental Term Facility used to finance an acquisition permitted hereunder, to the extent the Lenders partici pating in such Incremental Term Facility agree, this Section 4.02(a) shall require only the Specified Representations and customary “specified acquisition agreement representations” (i.e., those representations of the seller or the target (as applicable) in the applicable acquisition agreement that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable subsidiary has the right to terminate its obligations under the applicable acquisition agreement as a result of the failure of such representations to be accurate) be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(c) The Administrative Agent or Issuing Bank shall have received a borrowing notice in accordance with Section 2.03 or a Letter of Credit request in accordance with Section 2.17(b), as applicable.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower or other applicable Loan Party on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03   Specified Revolving Loan and Delayed Draw Term A Loans. The obligation of each Lender to make a Delayed Draw Term A Loan on the Delayed Draw Term A Loan Funding Date and to make a Specified Revolving Loan is subject to the satisfaction of the following conditions:

(a)   The Specified Representations shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date).

(b)   The Administrative Agent shall have received a borrowing notice in accordance with Section 2.03, which borrowing notice shall include a certification by a Financial Officer as to his or her reasonable belief that the Hyperconnect Acquisition will be consummated within ten Business Days of the making of the Delayed Draw Term A Loan and the Specified Revolving Loan.

(c)   The Hyperconnect Acquisition shall have been consummated substantially concurrently therewith.

(d)   The Administrative Agent shall have received for the account of all such Lenders all fees due and payable under Section 2.09(e) on or prior to the Delayed Draw Term A Loan Funding Date.

Each Borrowing under this Section 4.03 shall be deemed to constitute a representation and warranty by the Borrower or other applicable Loan Party on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE V

Affirmative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have expired or been cash collateralized, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01  Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit except as to the effectiveness of internal control over financial reporting with respect to any subsidiary acquired during such fiscal year in accordance with Regulation S-X under the Exchange Act, as interpreted by the implementation guidance of the U.S. Securities Exchange Commission) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as approved by such accountants and disclosed therein), and a schedule eliminating Unrestricted Subsidiaries and reconciling to the financial statements in reasonable detail, as determined by the Borrower if requested by the Administrative Agent (on its own behalf or at the request of any Lender);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statement of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and the statements of stockholders’ equity and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as approved by such officer and disclosed therein), subject to normal year-end audit adjustments and the absence of footnotes, and a schedule eliminating Unrestricted Subsidiaries and reconciling to the financial statements in reasonable detail as determined by the Borrower if requested by the Administrative Agent (on its own behalf or at the request of any Lender);

(c) [reserved];

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 (whether or not the Testing Condition is satisfied), (iii) stating whether any change in GAAP or in the application thereof that materially affects such financial statements has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) setting forth a description of any change in the jurisdiction of organization of the Borrower or any Material Domestic Subsidiary since the date of the most recent certificate delivered pursuant to this paragraph (d) (or, in the case of the first such certificate so delivered, since the Closing Date) and (v) setting forth a calculation in reasonable detail indicating which Domestic Subsidiaries are Material Domestic Subsidiaries;

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines and may be limited to accounting matters and disclaim responsibility for legal interpretations);

(f) at any time the Borrower or any ERISA Affiliate participates in any Multiemployer Plan, promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of

ERISA that the Borrower or any ERISA Affiliate may request with respect to ~~any~~such Multiemployer Plan; provided that if the Borrower and/or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan then, upon reasonable request of the Administrative Agent, the Borrower and/or its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent (on behalf of each requesting Lender) promptly after receipt thereof; and

(g) promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial position of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (on its own behalf or at the request of any Lender) may reasonably request.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to the consolidated financial information of the Borrower by furnishing the consolidated financial information of any parent of the Borrower that, directly or indirectly, holds all of the Equity Interests of the Borrower that would be required by clauses (a) and (b) of this Section 5.01 with all references to the “Borrower” therein being deemed to refer to such parent and all references to “Financial Officer” therein being deemed to refer to a comparable officer of such parent; provided that such financial statements are accompanied by a schedule (the “Reconciliation”) eliminating (A) such parent of the Borrower and any of such parent’s subsidiaries other than the Borrower and its subsidiaries (provided, however, that no such eliminations under this clause (A) shall be required if and for so long as the rules and regulations of the SEC would permit the Borrower and any direct or indirect parent of the Borrower to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Borrower) and (B) Unrestricted Subsidiaries and reconciling to the financial statements in reasonable detail as determined by the Borrower if requested by the Administrative Agent (on its own behalf or at the request of any Lender).

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information (including, in the case of certifications required pursuant to clause (b) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on IntraLinks or a similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov; provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e. soft copies) of such documents. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrower shall deliver, promptly after such restated financial statements become available, revised completed certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer.

The Borrower acknowledges and agrees that all financial statements furnished pursuant to paragraphs (a) and (b) above (but not any Reconciliation unless it is marked “PUBLIC” by the Borrower) are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.18 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

SECTION 5.02   Notices of Material Events. The Borrower will furnish to the Administrative Agent for delivery to each Lender prompt written notice of the following, upon a Financial Officer of the Borrower obtaining actual knowledge thereof:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Restricted Subsidiary thereof as to which there is a reasonable likelihood of an adverse determination that would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower or its Restricted Subsidiaries in an amount which would constitute a Material Adverse Effect; and

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03   Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except in each case (i) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect or (ii) as such action is not prohibited under Section 6.03, 6.04 or 6.05.

SECTION 5.04   Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 5.05   Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies or in accordance with acceptable self-insurance practices, insurance in such amounts and against such risks as are customarily maintained by companies of similar size engaged in the same or similar businesses operating in the same or similar locations, and (c) and use commercially reasonable efforts to maintain, prosecute and enforce its material Intellectual Property, in each case except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06   Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants all at such reasonable times and as often as reasonably requested, provided that such visits, inspections, examinations and discussions shall, so long as no Event of Default has occurred and is continuing, take place no more often than one time per fiscal year on a date to be determined by, and shall be coordinated by, the Borrower and the Administrative Agent.

SECTION 5.07   Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. On and after the (x) Amendment No. 6 Effective Date, the proceeds of the Loans will be used to finance the working capital needs and for general corporate purposes of the Borrower and its subsidiaries and (y) the Amendment No. 7 Effective Date, the proceeds of the Delayed Draw Term A Loans and the Specified Revolving Loans will be used to consummate the Hyperconnect Acquisition and to pay fees and expenses in connection therewith.

SECTION 5.09   Subsidiary Guarantors and Collateral.

(a)   On the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) each Restricted Subsidiary (other than an Excluded Subsidiary) will (A) become a party to the Guarantee Agreement and (B) become a party to the Pledge Agreement and pledge all of the Equity Interests of any Restricted Subsidiary (other than Excluded Equity Interests) directly owned by such Restricted Subsidiary and any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Restricted Subsidiary (other than Excluded Equity Interests) that may be issued or granted to, or held by, such Restricted Subsidiary while this Agreement is in effect; provided that such Restricted Subsidiary shall not be required to take any action (including entry into any foreign pledge agreement or similar document) other than those actions expressly set forth in this clause (B) and deliver to the Collateral Agent any and all certificates representing such Equity Interests (to the extent certificated), accompanied by undated stock powers or other appropriate instruments of transfer executed in blank.

(b)   With respect to any Person that becomes a Restricted Subsidiary (other than an Excluded Subsidiary) after the Closing Date, or any Excluded Subsidiary that ceases to constitute an Excluded Subsidiary after the Closing Date, the Borrower will, within 60 days thereafter (or such longer period as the Collateral Agent may agree in its sole discretion) (i) cause such Restricted Subsidiary to (A) become a party to the Guarantee Agreement, (B) except during a Collateral Suspension Period, become a party to the Pledge Agreement or such other Collateral Document as may be reasonably requested by the Collateral Agent, (C) except during a Collateral Suspension Period, pledge all of the Equity Interests of any Restricted Subsidiary (other than Excluded Equity Interests) directly owned by such Restricted Subsidiary and any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Restricted Subsidiary (other than Excluded Equity Interests) that may be issued or granted to, or held by, such Restricted Subsidiary while this Agreement is in effect, (D) deliver to the Collateral Agent any and all certificates representing such Equity Interests (to the extent certificated), accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (E) deliver to the Administrative Agent a certificate of such Restricted Subsidiary substantially in the form of Exhibit E, with appropriate insertions and attachments, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent one or more legal opinions relating to the matters described above, which shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 5.10   Post-Closing Delivery of Certificated Equity Interests. Within 30 days of the Closing Date (or such later date as the Administrative Agent may reasonably agree), to the extent not previously delivered, the Borrower agrees that it will deliver to the Collateral Agent the certificates representing the certificated Equity Interests pledged pursuant to the Pledge Agreement listed on Schedule 5.10, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

SECTION 5.11   Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower shall, shall cause the Subsidiary Guarantors to (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s Equity Interests to the Liens granted by the Pledge Agreement to the extent required thereunder and (iii) perfect and maintain the validity, effectiveness and priority of the Pledge Agreement and any of the Liens created thereunder. Notwithstanding the foregoing, neither the Borrower nor any

Subsidiary shall be required to comply with the provisions of this Section 5.11 during any Collateral Suspension Period.

SECTION 5.12   Ratings. The Borrower shall use commercially reasonable efforts to obtain and to maintain public ratings from Moody’s and Standard & Poor’s for the Term B-1 Loans; provided, however, that the Borrower shall not be required to obtain or maintain any specific rating.

SECTION 5.13   Collateral Suspension Period.

(a)   Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if a Collateral Suspension Date occurs (including any subsequent Collateral Suspension Date after the occurrence of an immediately preceding Collateral Reinstatement Date), then the Borrower shall be entitled to request the release of any or all of the Liens granted pursuant to the Collateral Documents on the Collateral, and upon delivery to the Administrative Agent and Collateral Agent of the Officer’s Certificate set forth in clause (v) of the definition of “Collateral Suspension Date,” such Liens securing Obligations shall automatically terminate. In connection with the foregoing, the Collateral Agent shall, within a reasonable period of time following the request and at the sole cost and expense of the Loan Parties, assign, transfer and deliver to the applicable Loan Parties, without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, such documents and instruments (including UCC-3 termination financing statements or releases) as the Borrower shall reasonably request to evidence such termination and release. During any Collateral Suspension Period, the terms and conditions of the Collateral Documents, including all covenants and representations and warranties contained therein, shall not apply to the Loan Parties.

(b)   Notwithstanding clause (a) above, if after any Collateral Suspension Date (i) either (x) the Borrower’s corporate credit family rating subsequently falls below an Investment Grade Rating from any two of Standard & Poor’s, Moody’s and Fitch or (y) the Borrower ceases to have a corporate family rating by at least two of Standard & Poor’s, Moody’s and Fitch, (ii) any Loan Party incurs a Lien pursuant to Section 6.02(g) or (iii) the Borrower notifies the Administrative Agent in writing that it has elected to terminate the Collateral Suspension Period (the occurrence of any event in clause (i), (ii), or (iii), a “Collateral Reinstatement Event”), the Collateral Suspension Period with respect to such Collateral Suspension Date shall automatically terminate and the Loan Parties shall, at their sole cost and expense, take all actions and execute and deliver all documents including the delivery of a new pledge agreement on the same terms as the prior Collateral Documents and UCC-1 financing statements (collectively, the “New Collateral Documents”) and stock certificates accompanied by stock powers reasonably requested by the Administrative Agent as necessary to create and perfect the Liens of the Collateral Agent in such Collateral, substantially consistent with the provisions of Section 4.01 of this Agreement, in form and substance reasonably satisfactory to the Administrative Agent (collectively, the “Collateral Reinstatement Requirements”), within 30 days of such Collateral Reinstatement Event (or such longer period as the Administrative Agent may agree in its sole discretion) (the first date on which a new pledge agreement is required to be delivered pursuant to the foregoing, the “Collateral Reinstatement Date”). The Collateral Agent is hereby authorized to enter into any New Collateral Documents in connection with any Collateral Reinstatement Event.

ARTICLE VI

Negative Covenants

Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or have been cash collateralized, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01   Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness incurred under the Loan Documents and Refinancing Equivalent Debt;

(b) Indebtedness in respect of the Senior Notes and Permitted Ratio Debt and any Refinancing Indebtedness thereof;

(c) (i) Indebtedness of the Borrower or any other subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (provided that such Indebtedness is incurred or assumed prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets) in an aggregate amount under this clause (c) not to exceed the greater of (x) $~~375,000,000~~592,500,000 and (y) 50.0% of Consolidated EBITDA for the then most recently ended Test Period; provided that no Event of Default shall have occurred and be continuing and (ii) any Refinancing Indebtedness thereof;

(d) (i) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding under this clause (d) not to exceed the ~~multiple~~greater of (x) $~~85,000,000 and (y) the sum of 100% plus the percentage (which shall not be less than 0%) by which~~297,500,00 and (y) 25.0% of Consolidated EBITDA ~~of the Borrower~~ for the then most recently ended Test Period ~~exceeds $348,933,000~~ and (ii) any Refinancing Indebtedness thereof;

(e) (i) Indebtedness of any Non-Loan Party in an aggregate principal amount not to exceed the greater of (x) $~~185,000,000~~297,500,000 and (y) 25.0% of Consolidated EBITDA for the then most recently ended Test Period and (ii) any Refinancing Indebtedness thereof;

(f) Guarantees of any Indebtedness permitted pursuant to this Section 6.01 and any Refinancing Indebtedness thereof, so long as in the case of clause (b), the Loans are guaranteed by such Restricted Subsidiary to at least the same extent and, in the case of any Guarantees of Permitted Unsecured Ratio Debt or the Senior Notes, such Guarantees are by their terms subordinated in right of payment to the Obligations;

(g) ~~IAC/Match Intercompany Debt~~[reserved];

(h) (x) Indebtedness of the Borrower owed to any Restricted Subsidiary or of a Restricted Subsidiary owed to any other Restricted Subsidiary or the Borrower and (y) Guarantees by any Restricted Subsidiary or the Borrower of any Indebtedness of the Borrower or any other Restricted Subsidiary; provided, however, that upon any such Indebtedness being owed to any Person other than the Borrower or a Restricted Subsidiary or any such guarantee being of Indebtedness of any Person other than the Borrower or a Restricted Subsidiary, as applicable, the Borrower or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (h);

(i) Indebtedness outstanding on the Closing Date and set forth on Schedule 6.01 and any Refinancing Indebtedness thereof;

(j) (i) Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date or is merged with or into or consolidated or amalgamated with the Borrower or any Restricted Subsidiary after the Closing Date and Indebtedness expressly assumed in connection with the acquisition of an asset or assets from any other Person; provided that (A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or of such merger, consolidation, amalgamation or acquisition and was not created in anticipation thereof and (B) immediately after such Person becomes a Restricted Subsidiary or such merger, consolidation, amalgamation or acquisition, (x) no Event of Default shall have occurred and be continuing, and (y) the Borrower shall be in pro forma compliance with Section 6.10 (whether or not the Testing Condition is satisfied) and (ii) any Refinancing Indebtedness of such Indebtedness described in clause (i);

(k) Indebtedness constituting Investments not prohibited under Section 6.11 (other than Section 6.11(g));

(l) Indebtedness in respect of bid, performance, surety bonds or completion bonds issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Borrower or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

(m) Indebtedness owed to any officers or employees of the Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of all such Indebtedness shall not exceed $15,000,000 at any time outstanding;

(n) Indebtedness arising or incurred as a result of or from the adjudication or settlement of any litigation or from any arbitration or mediation award or settlement, in any case involving the Borrower or any Restricted Subsidiary, provided that the judgment, award(s) and/or settlements to which such Indebtedness relates would not constitute an Event of Default under Section 7.01(j);

(o) indemnification, adjustment of purchase price, deferred purchase price, contingent consideration or other compensation or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Borrower or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that, in the case of a disposition, the maximum aggregate liability in respect of all such obligations incurred or assumed in connection with such disposition outstanding under this clause (o) shall at no time exceed the gross proceeds (including Fair Market Value of noncash proceeds measured at the time such noncash proceeds are received) actually received by the Borrower and the Restricted Subsidiaries in connection with such disposition;

(p) Indebtedness in respect of obligations of the Borrower or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money;

(q) letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(r) Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, (B) under any customary cash pooling or cash management agreement with a bank or other financial institution in the ordinary course of business or (C) from Cash Management Obligations;

(s) Indebtedness representing deferred compensation incurred in the ordinary course of business;

(t) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(u) Indebtedness supported by a letter of credit, bank guarantee or similar instrument, in principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument;

(v) the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(w) Indebtedness of the Borrower consisting of obligations for the payment of letters of credit in commitment amounts under this clause (w) not to exceed $30,000,000 in the aggregate at the time of incurrence, excluding any commitment amounts for letters of credit issued pursuant to Indebtedness incurred under any other clause of this Section 6.01;

(x) any guarantee by the Borrower or any of its Restricted Subsidiaries, in the ordinary course of business, of obligations of suppliers, customers, franchisees and licensees of the Borrower or any of its Restricted Subsidiaries;

(y) [reserved];

~~(z)  unsecured intercompany Indebtedness incurred prior to the Separation by a member of the Match Group that is owed to a member of the IAC Group that is by its terms subordinated in right of payment to the Obligations (the “IAC Subordinated Debt Facility”), so long as, (I) in respect of each borrowing, on a pro forma basis after giving effect thereto and the use of proceeds thereof the Consolidated Net Leverage Ratio is equal to or less than 4.50 to 1.00 (excluding any cash constituting proceeds of such Indebtedness), (II) no Event of Default shall have occurred and be continuing or would exist after giving effect thereto, (III) the Borrower shall be in compliance with Section 6.10 (whether or not the Testing Condition is satisfied) on a pro forma basis after giving effect to the incurrence of any such borrowing and the use of proceeds thereof, (IV) such Indebtedness has a scheduled final maturity date of at least 90 days after the Revolving Termination Date and any then outstanding Incremental Facility and such Indebtedness shall not require any mandatory prepayments other than in connection with a change of control, (V) such Indebtedness (x) shall not require scheduled amortization payments, (y) shall have no financial maintenance covenants of a different type than the financial covenant set forth in Section 6.10, and no financial maintenance covenants that are more restrictive than the financial covenant set forth in Section 6.10, and (z) does not have negative covenants and/or default provisions that are, taken as a whole, materially more restrictive than those applicable to this Agreement as determined in good faith by the Borrower, and (VI) such Indebtedness shall not be guaranteed by any subsidiaries of the Borrower other than Guarantees by the Subsidiary Guarantors that by their terms are subordinated in right of payment to the obligations under the this Agreement; and~~

(z) [reserved]; and

(aa) (i) Indebtedness of Loan Parties in an aggregate principal amount under this clause (aa) not to exceed the greater of (x) $~~375,000,000~~592,500,000 and (y) 50.0% of Consolidated EBITDA for the then most recently ended Test Period and (ii) any Refinancing Indebtedness thereof.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

For purposes of determining compliance with this Section 6.01, (i) Indebtedness need not be incurred solely by reference to one category of described in this Section 6.01 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that Indebtedness incurred pursuant to this Section 6.01 meets the criteria of more than one of the types of Indebtedness described in this Section 6.01, the Borrower, in its sole discretion, shall classify, or later divide, classify or reclassify (as if incurred at such later time) such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses this Section 6.01 (including in part under one such clause and in part under another such clause); provided that if at any time any applicable ratio or financial test for any category based on an Incurrence Based Amounts permits any Indebtedness outstanding under a category based on a Fixed Amount, such Indebtedness shall be deemed to have been automatically reclassified as incurred or existing under such category based on an Incurrence Based Amount.

SECTION 6.02   Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower or any Restricted Subsidiary (or any improvements or accession thereto or proceeds therefrom) existing on the Closing Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any Refinancing Indebtedness in respect thereof;

(d) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 6.01(c); provided that (i) such Liens are incurred prior to or within 90 days after such acquisition or the completion of such construction and improvement with the acquisition of such fixed or capital assets, and (ii) such Liens do not at any time encumber any of its existing property other than the property financed by such Indebtedness;

(e) deposits, reserves and other Liens securing credit card operations of the Borrower and its Restricted Subsidiaries;

(f) Liens created by the Collateral Documents or otherwise securing the Obligations;

(g) except during any Collateral Suspension Period, Liens on the Collateral securing Permitted Secured Ratio Debt and/or Refinancing Equivalent Debt;

(h) Liens securing Indebtedness or other obligations of the Borrower or any Restricted Subsidiary (including any Guarantees thereof) in an aggregate principal amount not to exceed the greater of (x) $~~375,000,000~~592,500,000 and (y) 50.0% of Consolidated EBITDA for the then most recently ended Test Period; provided that, with respect to any such Liens intended to be secured by the Collateral on an equal and ratable or junior lien basis to the Obligations, the Borrower shall enter into an intercreditor agreement reasonably satisfactory to the Administrative Agent with respect to such Liens;

(i) except during any Collateral Suspension Period, Liens securing Guarantees of Permitted Secured Ratio Debt and Indebtedness permitted pursuant to Section 6.01(a); provided that, with respect to any such Liens securing Guarantees of any such Indebtedness an intercreditor agreement reasonably satisfactory to the Administrative Agent with respect to such Liens is in effect at such time;

(j) Liens that do not secure Indebtedness and do not interfere with the material operations of the Borrower and the Restricted Subsidiaries and do not individually or in the aggregate materially impair the value of the assets of the Borrower and the Restricted Subsidiaries;

(k) Liens deemed to secure Capital Lease Obligations incurred in connection with any sale and leaseback transaction permitted by Section 6.08;

(l) licenses, sublicenses, leases or subleases that do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary;

(m) any interest or title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder;

(n) normal and customary rights of setoff upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers liens, rights of setoff or similar rights in favor of banks or other depository institutions and not securing any Indebtedness;

(o) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(p) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in respect of any acquisition or other investment by the Borrower or any Restricted Subsidiary;

(q) Liens on assets of Non-Loan Parties securing Indebtedness permitted pursuant to Sections 6.01(d) and (e);

(r) any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (b), (c), (d), (g), (without refreshing the availability of such clause) (h), (i) or (q); provided that with respect to (b), (c), (d) and (h), (x) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) plus, in the case of clause (h), the amount of accrued and unpaid interest on the Indebtedness or other obligations being refinanced, any premium paid to the holders of the Indebtedness or other obligations being refinanced and other costs and expenses (including fees and underwriting discounts) incurred in connection with the incurrence of the Indebtedness or other obligations being refinanced and (y) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced;

(s) Liens encumbering deposits made to secure obligations arising from common law, statutory, regulatory, contractual or warranty requirements of the Borrower or any Restricted Subsidiary, including rights of offset and setoff;

(t) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Borrower or any Restricted Subsidiary not for the purpose of speculation;

(u) Liens in favor of a Loan Party;

(v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

(w) Interests of vendors in inventory arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory;

(x) Liens securing Indebtedness owed by (a) a Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary that is a Subsidiary Guarantor or (b) the Borrower to a Subsidiary Guarantor;

(y) Liens securing obligations pursuant to cash management agreements and treasury transactions; and

(z) Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower and its Restricted Subsidiaries in the ordinary course of trading and on the supplier’s standard or usual terms;

provided that, at any time, no voluntary Lien shall be created, incurred, assumed or permitted to exist on any Equity Interests of any Restricted Subsidiary required to be pledged to secure the Obligations hereunder (or, but for any Collateral Suspension Period, would be required to be pledged to secured the Obligations) (other than (i) Permitted Encumbrances described in clauses (a), (b) and (e) of the definition of “Permitted Encumbrances,” (ii) Liens securing the Obligations, (iii) Liens securing Permitted Secured Ratio Debt and Refinancing Equivalent Debt (and Liens securing Guarantees thereof permitted by Section 6.02(i)) and (iv) Liens incurred in reliance on Section 6.02(h)).

For purposes of determining compliance with this Section 6.02, (i) any Lien need not be incurred solely by reference to one category of described in this Section 6.02 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that any Lien incurred pursuant to this Section 6.02 meets the criteria of more than one of the types of Lien described in this Section 6.02, the Borrower, in its sole discretion, shall classify, or later divide, classify or reclassify (as if incurred at such later time), such Lien and may include the amount and type of such Lien in one or more of the clauses this Section 6.02 (including in part under one such clause and in part under another such clause); provided that if at any time any applicable ratio or financial test for any category based on an Incurrence Based Amounts permits any Indebtedness outstanding under a category based on a Fixed Amount, such Lien shall be deemed to have been automatically reclassified as incurred or existing under such category based on an Incurrence Based Amount.

SECTION 6.03   Fundamental Changes. The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(i)   any Person may merge or be consolidated with or into the Borrower in a transaction in which the Borrower is the continuing or surviving Person;

(ii)   any Person (other than the Borrower) may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is or becomes a Restricted Subsidiary; provided that, if such Person is a Subsidiary Guarantor, the surviving entity is the Borrower or is or substantially concurrently becomes a Subsidiary Guarantor;

(iii)   any merger, consolidation, Disposition, liquidation or dissolution not prohibited by Sections 6.04, 6.05 and 6.11 shall be permitted;

(iv)   any Restricted Subsidiary may Dispose of all or substantially all of its assets, or all or substantially all of the stock of its Restricted Subsidiaries, in each case to the Borrower or to another Restricted Subsidiary or to any Person who becomes a Restricted Subsidiary in connection with such Disposition, and the Borrower may Dispose of substantially all of its assets, or substantially all of the stock of its Restricted Subsidiaries, in each case to any Restricted Subsidiary or to any Person who becomes a Restricted Subsidiary in connection with such Disposition;

(v)   any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and

(vi)   the Borrower may (x) merge into or consolidate with any other Person, or (y) Dispose of substantially all (as determined by the Borrower) of its assets, or substantially all (as determined by the Borrower) of the stock of its direct subsidiaries to, any Restricted Subsidiary; provided, in each case, that the Person formed by or surviving such consolidation or merger or to which such Disposition is made (such Person, the “Successor Borrower”) is an entity organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor Borrower expressly assumes, by a Joinder and Reaffirmation Agreement, all of the obligations of the Borrower under this Agreement and each other Loan Document to which the Borrower is a party and (except during a Collateral Suspension Period) takes all actions required by the Collateral Documents to perfect the Liens on the Collateral owned by the Successor Borrower; provided, further, that as of the date of such assumption pursuant this clause (vi) (and other than with respect to the Match Merger (as defined in the Transaction Agreement), with respect to which only clauses (B), (D) and (E) below shall apply),

(A) the Successor Borrower shall be in compliance with Section 6.10 (whether or not the Testing Condition is satisfied) on a pro forma basis after giving effect to such assumption,

(B) each other Loan Party shall have reaffirmed such Loan Party’s obligations under the Loan Documents to which it is a party by executing and delivering a Joinder and Reaffirmation Agreement,

(C) the Administrative Agent shall have received a certificate, dated the date of such assumption and signed by the Chief Executive Officer, a Vice President, a Financial Officer of the Successor Borrower or any other executive officer of the Successor Borrower who has specific knowledge of the Successor Borrower’s financial matters and is reasonably satisfactory to the Administrative Agent, confirming that (x) after giving effect to such assumption, no Event of Default has occurred and is continuing, (y) after giving effect to such assumption, the representations and warranties of each Loan Party set forth in the Credit Agreement, the Guarantee Agreement and (except during a Collateral Suspension Period) the Collateral Documents are true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of the date of such assumption, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date and (z) such merger, consolidation or Disposition complies with this Agreement,

(D) the Administrative Agent shall have received (x) a certificate of the Successor Borrower substantially in the form of Exhibit E, including all annexes, exhibits and other attachments thereto and (y) if requested by the Administrative Agent, an opinion of counsel covering such matters, and in a form, substantially the same as previously provided to the Administrative Agent under Section 4.01(b) to the extent applicable,

(E) the Borrower shall have provided any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the Act and the Beneficial Ownership Regulation, and

(F) in the case of a Disposition under clause (y) of this clause (vi), any assets of the Borrower that are not transferred to the Successor Borrower shall be deemed to be a Restricted Payment by the Successor Borrower, and such Restricted Payment shall be subject to compliance with Section 6.05.

This Section 6.03(vi) shall not apply to a Disposition pursuant to clause (y) above unless the Borrower notifies the Administrative Agent that it has elected to rely on this Section 6.03(vi) to transfer the obligations of the “Borrower” hereunder and the other Loan Documents to a Successor Borrower. Upon any consolidation, merger or Disposition with respect to which this Section 6.03(vi) applies, the Successor Borrower shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Loan Documents, with the same effect as if such Successor Borrower had been named as the Borrower herein and therein, and with respect to any such Disposition the entity succeeded as Borrower shall be released from the obligation to pay the principal of and interest on the Loans and all of the Borrower’s other obligations and covenants under this Agreement and the other Loan Documents.

SECTION 6.04   Disposition of Property. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless at the time of such transaction and after giving effect thereto and to the use of proceeds thereof, (i) no Event of Default shall have occurred and be continuing and (ii) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise Disposed of, and (iii) in the case of an Asset Sale other than an Asset Swap if after giving pro forma effect to such Asset Sale the Consolidated Net Leverage Ratio is greater than 4.50 to 1.00, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(i)   any liabilities (as reflected in the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) of the Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated in right of payment to the Loans, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(ii)   any securities, notes or other similar obligations received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so converted) within 180 days following the closing of such Asset Sale, and

(iii)   any Designated Noncash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed an amount equal to the greater of (x) $~~75,000,000~~125,000,000 and (y) 3.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents for purposes of this provision and for no other purpose.

SECTION 6.05   Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(i)   the payment by the Borrower or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with the provisions of this Agreement (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(ii)   the Borrower may declare or make a Restricted Payment with respect to its Equity Interest payable solely in Qualified Equity Interests or redeem any of its Equity Interests in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests; provided that the issuance of such Equity Interests are not included in any determination of the Available Amount;

(iii)   repurchase, redemption or other acquisition for value by the Borrower of, Equity Interests of the Borrower held by officers, directors or employees or former officers, directors or employees of the Borrower and any Restricted Subsidiary (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $10,000,000 during any twelve consecutive months (with unused amounts in any period being carried over to succeeding periods); provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Agreement;

(iv)   repurchases of Equity Interests (a) deemed to occur upon the exercise of stock options, warrants, or similar rights if the Equity Interests represent all or a portion of the exercise price thereof~~,~~ or (b) in connection with the satisfaction of any withholding Tax obligations incurred relating to the vesting or exercise of stock options, warrants, restricted stock units or similar rights ~~or (c) prior to the Separation, solely to offset the dilution of the IAC Group’s Equity Interests in the Borrower as a result of the exercise of stock options, warrants, restricted stock units or similar rights and for the purpose of maintaining tax consolidation with the IAC Group (as determined by the Borrower); provided that, with respect to this clause (c), immediately prior to and after giving effect to any such repurchase, the IAC Group shall own not less than 80% by vote and value and not greater than 82% by value of the Equity Interests of the Borrower that are treated as “stock” for purposes of Section 1504(a)(2) of the Code;~~;

(v)   any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Borrower (other than Qualified Equity Interests issued or sold to a Restricted Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Borrower from its stockholders; provided that such net cash proceeds are not included in any determination of the Available Amount;

(vi)   payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries that complies with the provisions of Section 6.03;

(vii)   any Restricted Subsidiary may declare or make a Restricted Payment with respect to the Equity Interests of such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary (and, in the case of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to each owner of Equity Interests of such Restricted Subsidiary such that the Borrower or Restricted Subsidiary receives at least its pro rata share of such dividend or distribution);

(viii)   Restricted Payments in an aggregate amount not to exceed in any fiscal year the greater of (x) $~~50,000,000~~118,500,000 and (y) 10.0% of Consolidated EBITDA for the then most recently ended Test Period less any Investments made under this clause pursuant to Section 6.11(t); provided that after giving effect thereto on a pro forma basis no Event of Default shall have occurred and be continuing;

(ix)   Restricted Payments up to an aggregate amount not to exceed the greater of (x) $~~150,000,000~~237,000,000 and (y) 20.0% of Consolidated EBITDA for the then most recently ended Test Period less any Investments made under this clause pursuant to Section 6.11(t);

(x)   Restricted Payments so long as after giving effect thereto on a pro forma basis, (i)~~(x) prior to the Term B-1 Loan Repayment Date, the Secured Net Leverage Ratio is equal to or less than 2.00 to 1.00 and (y) on or after the Term B-1 Loan Repayment Date,~~  the Consolidated Net Leverage Ratio is equal to or less than ~~4.00~~4.25 to 1.00 and (ii) no Event of Default shall have occurred and be continuing;

(xi)   the Borrower and its Restricted Subsidiaries may make Restricted Payments to any direct or indirect parent of the Borrower:

(A) the proceeds of which will be used to pay the consolidated, combined or similar income tax liability of such parent’s income tax group that is attributable to the income of the Borrower or its subsidiaries; provided that (x) no such payments with respect to any taxable year shall exceed the amount of such income tax liability that would have been imposed on the Borrower and/or the applicable subsidiaries had such entity(ies) filed on a stand-alone basis and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose;

(B) the proceeds of which shall be used to pay such equity holder’s operating costs and expenses, other overhead costs and expenses and fees, in each case, which are directly attributable to the ownership or operations of the Borrower and its subsidiaries; or

(C) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Borrower to the extent such salaries, bonuses, other benefits and indemnities are directly attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(xii)   any Junior Debt Restricted Payments; provided that, at the time of, and after giving effect thereto on a pro forma basis (x) no Event of Default shall have occurred and be continuing and (y) the Borrower shall be in compliance with Section 6.10 (whether or not the Testing Condition is satisfied) as of the end of the most recently ended Test Period;

(xiii)   Restricted Payments in connection with the Match Transactions; and

(xiv)   Restricted Payments in an amount not to exceed the portion of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.05(xiv) in a written notice of a Responsible Officer thereof, which notice shall set forth the Available Amount (and the calculation thereof in reasonable detail) immediately prior to such election and the amount thereof elected to be so applied; provided that after giving effect thereto on a pro forma basis no Event of Default shall have occurred and be continuing.

For purposes of determining compliance with this Section 6.05, any Restricted Payment need not be made solely by reference to one category of described in this Section 6.05 but may be made under any combination of such categories (including in part under one such category and in part under any other such category).

SECTION 6.06   Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions (including amendments or modifications to prior or existing transactions) with, any of its Affiliates involving payment or consideration in excess of $25,000,000, except:

(a) for transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, as determined by the Borrower;

(b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate;

(c) pursuant to, as determined by the Borrower, reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and stock compensation plans) and indemnification arrangements and performance of such arrangements;

(d) any Restricted Payment permitted by Section 6.05;

(e) ordinary course overhead arrangements in which any Restricted Subsidiary or Unrestricted Subsidiary participates;

(f) any Investment permitted by Section 6.11;

(g) (x) any agreement or arrangement in effect on the Amendment No. 5 Effective Date and any amendment or replacement thereof that is not more disadvantageous to the Lenders in any material respect than the agreement or arrangement in effect on the Amendment No. 5 Effective Date, as determined in good faith by the Borrower~~;~~ or (y~~) any agreement or arrangement between the Borrower or any of its Restricted Subsidiaries on the one hand and a member of the IAC Group on the other hand of a type that is customarily entered into by a publicly traded entity or its subsidiaries and a publicly traded parent of such entity (or a subsidiary of such publicly traded parent), as determined in good faith by the Borrower, or (z~~) any transaction pursuant to any agreement or arrangement referred to in the immediately preceding clause (x) ~~or clause (y)~~;

(h) any transaction with a joint venture or similar entity which would be subject to this Section 6.06 solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity;

(i) any transaction entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Borrower or a Restricted Subsidiary;

(j) any transaction with an Affiliate where the only consideration paid by the Borrower or any Restricted Subsidiary is Qualified Equity Interests;

(k) the issuance or sale of any Qualified Equity Interests;

(l) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, in each case pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

(m) any employment agreements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto;

(n) transactions between any one or more members of the IAC Group and any one or more members of the Match Group in connection with the Match Transactions;

(o)  transactions with an Escrow Borrower, including any Escrow Assumption and the entrance into any agreements related thereto so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(p)  transactions contemplated by the Transaction Agreement, including the Match Loan (as defined therein).

SECTION 6.07  Changes in Fiscal Periods. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, change its fiscal year to end on a day other than December 31 or change its method of determining fiscal quarters.

SECTION 6.08   Sales and Leasebacks. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person (other than the Borrower or a Restricted Subsidiary) providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary unless (i) the lease in such arrangement is a capital lease and such capital lease may be entered into at such time pursuant to Sections 6.01 and 6.02 or (ii) the lease in such arrangement is not a capital lease and the aggregate proceeds from such arrangement and other such arrangements since the Amendment No. 5 Effective Date do not exceed the greater of (x) $~~75,000,000~~118,500,000 and (y) 10.0% of Consolidated EBITDA after giving effect thereto on a pro forma basis for the then most recently ended Test Period.

SECTION 6.09   Clauses Restricting Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Equity Interests held by the Borrower or a Restricted Subsidiary, (b) make loans or advances or pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor or (c) transfer any of its assets to the Borrower or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of:

(i)   any encumbrances or restrictions existing under this Agreement and the other Loan Documents;

(ii)   encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the capital stock or assets of such Restricted Subsidiary;

(iii)   encumbrances or restrictions under any agreement governing Capital Lease Obligations secured by Liens permitted by Section 6.02, so long as such restrictions apply only to the assets subject to such Liens or relating to such Capital Lease Obligations, as the case may be;

(iv)   encumbrances or restrictions under any agreement listed on Schedule 6.09 as in effect on the Closing Date;

(v)   encumbrances or restrictions under any agreement of any Person that becomes a Restricted Subsidiary after the Closing Date that existed prior to the time such Person became a Restricted Subsidiary; provided that such restrictions are not created in contemplation of or in connection with such acquisition;

(vi)   any other instrument or agreement entered into after the Closing Date that contains encumbrances and restrictions that, as determined by the Borrower, will not materially adversely affect the Borrower’s ability to make payments on the Loans;

(vii)   encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(viii)   non-assignment provisions of any contract or lease entered into in the ordinary course of business;

(ix)   encumbrances or restrictions imposed under any agreement to sell assets, including Qualified Equity Interests of such Restricted Subsidiary, permitted under this Agreement to any Person pending the closing of such sale;

(x)   encumbrances or restrictions relating to any Lien permitted under this Agreement imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

(xi)   encumbrances or restrictions relating to any Lien on any asset or property at the time of acquisition of such asset or property by the Borrower or any Restricted Subsidiary;

(xii)   customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture, corporation or similar Person;

(xiii)   encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

(xiv)   Indebtedness incurred in compliance with Section 6.01(c) that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(xv)   with respect to clause (c) only, any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements;

(xvi)   with respect to clause (c) only, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(xvii)   any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, agreements, instruments or obligations referred to in this Section 6.09; provided that, as determined by the Borrower, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (a) are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or (b) will not materially adversely affect the Borrower’s ability to make payments on the Loans;

(xviii)   encumbrances or restrictions imposed by the Senior Notes; and

(xix)   encumbrances or restrictions imposed on any member of the Match Group in connection with the Match Transactions.

SECTION 6.10   Consolidated Net Leverage Ratio. As of the last day of any Test Period, if the Testing Condition is satisfied, then the Borrower will not permit the Consolidated Net Leverage Ratio as of the last day of such Test Period to exceed 5.00 to 1.00.

SECTION 6.11   Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any advance, loan, extension of credit (by way of Guarantee or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of any other Person (all of the foregoing, “Investments”) except:

(a) extensions of trade credit and credit to customers in the ordinary course of business;

(b) Investments in cash and Cash Equivalents and Investments that were Cash Equivalents when made;

(c) loans and advances to directors, employees and officers of the Borrower or any Restricted Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate principal amount for the Borrower and its Restricted Subsidiaries not to exceed $10,000,000 at any one time outstanding;

(d) Investments made by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary or any Person who becomes a Restricted Subsidiary in connection with such Investment;

(e) Investments (including Investments in Unrestricted Subsidiaries) made at any time if, after giving pro forma effect thereto, (i) the Consolidated Net Leverage Ratio is equal to or less than 4.50 to 1.00 and (ii) no Specified Event of Default shall have occurred and be continuing;

(f) any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and disclosed to the Lenders in writing on the Closing Date;

(g) Investments not prohibited by Section 6.05;

(h) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed (I) $150,000,000 plus (II) $150,000,000, in each case, in any fiscal year (with unused amounts pursuant to clauses (I) and (II) collectively permitted to be carried over to succeeding fiscal years up to an aggregate total amount in any fiscal year not to exceed $300,000,000); provided that after giving pro forma effect to each such Investment, no Specified Event of Default shall have occurred and be continuing;

(i) Guarantees not prohibited by Section 6.01;

(j) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower; provided that the issuance of such Equity Interests are not included in any determination of the Available Amount;

(k) accounts, chattel paper and notes receivable arising from the sale or lease of goods or the performance of services in the ordinary course of business;

(l) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising in the ordinary course of business;

(m) Investments, including in joint ventures of the Borrower or any Restricted Subsidiary, in an amount not to exceed at any one time outstanding the greater of (x) $~~75,000,000~~146,000,000 or (y) 3.50% of Total Assets;

(n) Investments arising out of the receipt by the Borrower or a Restricted Subsidiary of noncash consideration for the sale of assets permitted under Section 6.04;

(o) Guarantees by the Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or Restricted Subsidiary in the ordinary course of business;

(p) lease, utility and other similar deposits in the ordinary course of business;

(q) to the extent constituting Investments, the Match Transactions;

(r) Investments by the Borrower and its Restricted Subsidiaries in any Escrow Borrower for purposes of funding original issue discount, upfront fees, redemption or repayment premium and interest with respect to any Escrow Permitted Ratio Debt or Escrow Incremental Term Loans; provided that after giving pro forma effect to such Investment, no Event of Default shall have occurred and be continuing;

(s) Investments in an amount not to exceed the portion of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.11(s) in a written notice of a Responsible Officer thereof, which notice shall set forth the Available Amount (and the calculation thereof in reasonable detail) immediately prior to such election and the amount thereof elected to be so applied; provided that after giving effect thereto on a pro forma basis no Specified Event of Default shall have occurred and be continuing;

(t) prior to the Term B-1 Loan Repayment Date, Investments by the Borrower and its Restricted Subsidiaries, if the Borrower or any Restricted Subsidiary would otherwise be permitted to make a Restricted Payment under Section 6.05(viii) or (ix) in such amount; provided that the amount of any such Investment shall be deemed to be a Restricted Payment under the applicable clause for all purposes under this Agreement;

(u) Investments in Unrestricted Subsidiaries (i) arising in the ordinary course of business related to cash management, payroll, accounts payable, insurance and other similar expenses, which in the Borrower’s good faith determination will be promptly reimbursed by such Unrestricted Subsidiary or (ii) consisting of the Equity Interests or assets of an Unrestricted Subsidiary; provided that any such Investment made in reliance on this clause (ii) shall not increase availability under Section 6.11(h) or (m) if the original Investment in such Unrestricted Subsidiary was made in reliance on Section 6.11(h) or (m);

(v)  Investments contemplated by the Transaction Agreement, including the Match Loan (as defined therein) and any contribution thereof to one or more parent entities; and

(w)  the Hyperconnect Acquisition.

For purposes of determining compliance with this Section 6.11, any Investment need not be made solely by reference to one category of described in this Section 6.11 but may be made under any combination of such categories (including in part under one such category and in part under any other such category). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option, but not below zero) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

SECTION 6.12   Activities of Match Group, Inc. Match Group, Inc. (i) shall not engage in any material operational activity other than (1) the ownership of Equity Interests in its subsidiaries or entities that become its subsidiaries (or, indirectly through its subsidiaries, other Equity Interests in accordance with clause (ii) below) and activities incidental thereto, including making Investments in its subsidiaries or entities that become its subsidiaries and owing Indebtedness to its subsidiaries, (2) activities in connection with the Transactions and the Match Transactions and as otherwise contemplated by the Transaction Agreement, (3) corporate maintenance activities and incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (4) the performance of its obligations and rights under and in connection with the Loan Documents and Transactions, any documentation governing any Indebtedness or Guarantee and the other agreements contemplated hereby, (5) entering into and performing employment, severance and similar arrangements with, and providing indemnification to, officers, employees and members of the Board of Directors of the Borrower and boards of directors and officers and employees of its subsidiaries, (6) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests, (7) activities that arise as a result of its status as a public company and a SEC registrant, (8) repurchases of Indebtedness through open market purchases or

Dutch auctions permitted under this Agreement and (9) activities otherwise permitted pursuant to this Section 6.12 and (ii) shall not own or acquire any material assets (other than Equity Interests of its subsidiaries, Indebtedness through open market purchases or Dutch auctions permitted hereunder and cash and Cash Equivalents), except in connection with activities otherwise permitted pursuant to this Section 6.12.  Notwithstanding anything to the contrary in this Section 6.12, Match Group, Inc. (i) may engage in financing activities, including the incurrence of Indebtedness, entry into and performance of Swap Agreements, issuance of equity, payment of Restricted Payments, contribution to the capital of its subsidiaries and guarantee the obligations of its subsidiaries in each case as otherwise not prohibited hereunder, (ii) may engage in and contract for tax, accounting, human resources, information technology, internal restructurings and other administrative activities as a member of the Match Group ~~and as a subsidiary of IAC~~, (iii) may engage in any activities required by law, rule or regulation (or any activities in connection with, or that arise as part of, any litigation) and (iv) may engage in activities or own and acquire assets incidental or reasonably related to the foregoing.

ARTICLE VII

Events of Default

SECTION 7.01   Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in this Agreement or any other Loan Document or any amendment, modification or waiver in respect thereof, or in any certificate furnished pursuant to this Agreement or any other Loan Document or any amendment, modification or waiver in respect thereof, shall prove to have been incorrect in any material respect when made or deemed made and such incorrect representation or warranty, if capable of being cured, remains so incorrect for thirty (30) days after such representation or warranty was made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) (solely with respect to the occurrence of a Default; provided that subsequent delivery to the Administrative Agent of a notice of the occurrence of such Default shall cure an Event of Default for failure to provide a notice under Section 5.02(a) unless a Financial Officer of the Borrower had actual knowledge that such Default had occurred and was continuing and reasonably should have known in the course of his or her duties that the failure to provide such notice would constitute an Event of Default), 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI; provided that unless any Incremental Term Facility expressly provides otherwise, the Borrower’s failure to perform or observe the covenant set forth in Section 6.10 shall not constitute an Event of Default for purposes of any Term Facilities (other than the Delayed Draw Term A Facility) unless and until the Required Financial Covenant Lenders have actually declared all such obligations to be immediately due and payable in accordance with the Loan Documents and such declaration has not been rescinded on or before the date on which the Lenders in respect of the Incremental Term Facilities declare an Event of Default in connection therewith (the “Term Loan Standstill Period”);

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in clause (a), (b), (c) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of

30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period therefor;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 (to the extent not adequately covered by insurance) shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(l) at any time, other than during a Collateral Suspension Period, any material Lien created by the Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby (except, in each case, as permitted under the Loan Documents);

(m) this Agreement or the Guarantee Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, except as permitted under the Loan Documents; or

(n) Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, unless any Incremental Term Facility provides otherwise, to the extent such Event of Default solely comprises an Event of Default arising from the Borrower’s failure to perform or observe the covenant set forth in Section 6.10, prior to the expiration of the Term Loan Standstill Period, at the request of the Required Financial Covenant Lenders only, and in such case only with respect to the Revolving Commitments, Revolving Loans, any Letters of Credit and any Delayed Draw Term A Loans) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable during the continuation of such event) by the Borrower, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind (other than notice from the Administrative Agent), all of which are hereby waived by the Borrower and (iii) require all outstanding Letters of Credit to be cash collateralized in accordance with Section 2.17(k); and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, all Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Administrative Agent

SECTION 8.01   Appointment and Authorization. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

SECTION 8.02   Administrative Agent and Affiliates. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03   Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or 9.03), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or 9.03) or otherwise, in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered under or in connection with this Agreement or any other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v)

the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04   Consultation with Experts. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05   Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06   Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 8.07   Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each Lender further acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.

SECTION 8.08   Lead Arrangers; Co-Syndication Agents; Co-Documentation Agents. Notwithstanding anything to the contrary herein, none of the Lead Arrangers, the Co-Syndication Agents or Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, if applicable, as the Administrative Agent, the Collateral Agent, a Lender or an Issuing Bank. Each Lender acknowledges that it has not relied, and will not rely, on any of the

Lead Arrangers, the Co-Syndication Agents or the Co-Documentation Agents in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

SECTION 8.09   Tax Indemnification by the Lenders. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.14, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from any amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 8.09. The agreements in this Section 8.09 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 8.10   Certain ERISA Matters.

(a)   Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)   such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement;

(ii)   the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement;

(iii)   (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement; or

(iv)   such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)   In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.11   Acknowledgements of Lenders and Issuing Banks.

(a)   Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, any Co-Syndication Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, any Co-Syndication Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)   Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(c)   (i) Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank in writing that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.11(c) shall be conclusive, absent manifest error.

(ii) Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 8.11(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01   Notices.

(a)   All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) (unless otherwise specifically permitted in this Agreement), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy or telephone notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Match Group Holdings II, ~~Inc.~~LLC
8750 North Central Expressway, Suite 1400
Dallas, TX 75231
~~Chief Financial Officer~~Attention: Kimbre Neidhart, Vice President and Treasurer
Telephone: (214) 576-9352
~~Fax: (972) 892-9577~~Email: kimbre.neidhart@match.com

With a copy to:	Match Group Holdings II, ~~Inc.~~LLC
8750 North Central Expressway, Suite 1400
Dallas, TX 75231
~~General Counsel~~Attention: Francisco Villamar, Senior Vice President
Telephone: (214) 576-9352
~~Fax: (972) 892-9577~~Email: CorporateLegal@matchgroup.com.

Administrative Agent:	JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road NCC 5, 1st Floor Newark, DE 19713-2107 Mary Crews Telephone: (302) 634- 5758 Fax: (302) 634-1417

and

J.P. Morgan Europe Limited
Loans Agency, 6th floor
25 Bank Street, Canary Wharf
London E145JP
United Kingdom
Attention: Loans Agency
Telephone: +44 20 7134 8188
Fax: +44 20 7777 2360

With a copy to:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor New York, New York 10179 Attention: Matthew Cheung Telephone: (212) 270-5282 Fax: (212) 270-3279

(b)   Notices, financial statements and similar deliveries and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent (including by posting on IntraLinks); provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

SECTION 9.02   Waivers; Amendments.

(a)   No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)   Neither this Agreement nor any provision hereof may be waived, amended, amended and restated or modified except as provided in Sections 2.02, 2.11, 2.19 and 2.20 or pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest), (iv) change Section 2.15 in a manner that would alter the pro rata distribution or sharing of payments required thereby or any provision requiring the pro rata funding of Loans, without the written consent of each Lender, (v) except as provided in Section 9.16, release all or substantially all of the Collateral securing the Obligations or all or substantially all of the value of the Guarantees provided by the Subsidiary Guarantors taken as a whole without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders,” “Required Financial Covenant Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided that such provisions may be amended or amended and restated pursuant to the establishment of Incremental Term Loans pursuant to Section 2.02 in order to restrict affiliated lenders and other persons from being included in such definitions, or (vii) change the definition of “Alternative Currency,” without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

(c)   Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made (including by amendment and restatement) with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to effectuate any Incremental Facilities, Refinancing Term Loans, Replacement Revolving Facility Commitments, Replacement Revolving Loans, Extended Revolving Commitments and Extended Revolving Loans in a manner consistent with Sections  2.02, 2.19 and 2.20 and as may be necessary to establish such Incremental Facilities, Refinancing Term Loans, Extended Revolving Commitments, Term Loans, Replacement Revolving Facility Commitments, Replacement Revolving Loans or Extended Revolving Loans as a separate Class or tranche from any Existing Term Loans, Revolving Commitments or Revolving Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately or (B) to cure any ambiguity, omission, error, defect or inconsistency and, in each case under this clause (B), such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof.

(d)   Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, unless otherwise set forth in any Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment with respect to the Class of Loans and Commitments established thereby, only the consent of the Required Financial Covenant Lenders shall be necessary to (1) waive or consent to a waiver of an Event of Default under Section 7.01(d) (solely with respect to Section 6.10) or (2) modify or amend Section 6.10 (including, in each case, the component definitions thereof, solely to the extent such definitions are used in such Section (but not otherwise)) or this clause (d).

SECTION 9.03   Waivers; Amendments to Other Loan Documents.

(a)   No failure or delay by the Administrative Agent or any Lender in exercising any right or power under the Guarantee Agreement or the Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders under the Guarantee Agreement and the Pledge Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of the Guarantee Agreement or the Pledge Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)   Neither the Guarantee Agreement, the Pledge Agreement nor any provision thereof may be waived, amended, amended and restated or modified except pursuant to an agreement or agreements in writing entered into by each affected Loan Party and, except as provided in Section 2.02, 2.19, 2.20, 9.02 or in the case of amendments to the Pledge Agreement described in Section 7.1(b) thereof, the Required Lenders or by the affected Loan Party and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) release all or substantially all of the Collateral (except as provided in Section 9.16), (ii) modify the “waterfall” provisions set forth in Section 5.3 of the Pledge Agreement, (iii) release all or substantially all of the Material Domestic Subsidiaries as Subsidiary Guarantors (except as provided in Section 9.16) or (iv) change any of the provisions of this Section, in each case without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent under the Guarantee Agreement or the Pledge Agreement without the prior written consent of the Collateral Agent.

(c)  Without the consent of any Lender, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, amendment and restatement, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, and to give effect to any intercreditor agreement reasonably satisfactory to the Administrative Agent associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

SECTION 9.04   Expenses; Limitation of Liability; Indemnity.

(a)   Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lead Arrangers, in connection with the syndication of the Facilities and the preparation, execution, delivery and administration of this Agreement or any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including the fees, charges and disbursements of one firm of counsel for the Administrative Agent and the Lenders taken as a whole (and in the case of an actual or perceived conflict of interest, one additional counsel to all such affected Persons, taken as a whole), and to the extent required, one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and one firm of regulatory counsel, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including their rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)   Limitation of Liability. To the extent permitted by applicable law, (i) the Borrower hereby waives any claim against the Administrative Agent, any Lead Arranger, any Co-Documentation Agent, any Co-Syndication Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any losses, claims, damages or liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) and (ii) the parties shall not assert, and each hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this clause (b) is intended to relieve the Borrower of any obligation it may otherwise have to indemnify any Indemnitee against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)   Indemnity. The Borrower shall indemnify the Administrative Agent, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing has retained its own counsel, of another firm of counsel for such affected Indemnitee), and to the extent required, one firm or local counsel in each relevant jurisdiction) and one firm of regulatory counsel of any such Indemnitee, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or any other Loan Document of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan, Letter of Credit or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Restricted Subsidiaries, (iv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by the Administrative Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC, (v) any action taken in connection with this Agreement, including but not limited to, the payment of principal, interest and fees or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee (or that of any of its respective subsidiaries or any of their respective officers, directors, employees or members), (ii) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from a material breach of this Agreement by such Indemnitee or (iii) do not involve or arise from an act or omission by the Borrower or its subsidiaries or any of their respective affiliates, partners, directors, officers, employees, agents, advisors or other representatives and is brought by an Indemnitee solely against one or more other Indemnitees (other than claims against the Administrative Agent or any Lead Arranger in its capacity as such or in its fulfilling such role). Each Indemnitee shall give prompt notice to the Borrower of any claim that may give rise to a claim against the Borrower hereunder and shall consult with the Borrower in the conduct of such Indemnitee’s legal defense of such claim; provided, however, than an Indemnitee’s failure to give such prompt notice to the Borrower or to seek such consultation with the Borrower shall not constitute a defense to any claim for indemnification by such Indemnitee unless, and only to the extent that, such failure materially prejudices the Borrower.

(d)   Lender Reimbursement. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Total Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e)   Payments. All amounts due under this Section shall be payable within ten (10) Business Days after written demand therefor.

(f)   This Section 9.04 shall not apply to any Taxes other than Taxes that represent losses, claims, damages, liabilities and expenses resulting from a non-Tax claim.

SECTION 9.05  Successors and Assigns.

(a)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   (i)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“assignee” or “assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)   the Borrower (such consent not to be unreasonably withheld or delayed, except for any bona fide competitors of the Borrower and its subsidiaries); provided that no consent of the Borrower shall be required for an assignment (i) of a Term Loan Commitment or a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, (ii) of a Revolving Commitment or Revolving Loans to a Revolving Lender, an Affiliate of a Revolving Lender or Approved Fund with respect to a Revolving Lender or (iii) if an Event of Default has occurred and is continuing, any other assignee (except for any bona fide competitor of the Borrower and its subsidiaries); provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice of the proposed assignment;

(B)   the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment or Loan to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)   each Issuing Bank; provided that the consent (such consent not to be unreasonably withheld or delayed) of any Issuing Bank shall not be required (i) for any assignment of all or any portion of a Term Loan or (ii) for an assignment of any Revolving Commitment or Loan to an assignee that is an Affiliate of a Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A)   except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or in the case of a Loan in an Alternative Currency, an appropriate corresponding amount as shall be consented to by the Administrative Agent (such consent not be unreasonable withheld)), unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing;

(B)   each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Revolving Commitments or Revolving Loans;

(C)   the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee is hereby waived for any assignment to which JPMorgan Chase Bank, N.A. or any of its Affiliates is a party);

(D)   the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)   on the date of such assignment, the assignee of a Revolving Commitment must be able to fund Revolving Loans in all Alternative Currencies; and

(F)   the assignee shall not be (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries except in accordance with Section 2.21 and clause (e) below or (ii) a natural Person.

For the purposes of this Section 9.05(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be null and void.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and related interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption with respect to a permitted assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (unless waived), and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)   (i) Any Lender may, without the consent of the Borrower ~~or~~, the Administrative Agent or any Issuing Bank, sell participations to one or more banks, institutions or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such

Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or the first proviso to Section 9.03(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations of such Sections; provided that any documentation required to be provided pursuant to Section 2.14(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding or other governmental inquiry to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(d)   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank that governs or regulates the activities of such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)   Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans to an Affiliated Lender, subject to the following limitations:

(i)   notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any acquisition of Loans, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall such Affiliated Lender be permitted to exercise any voting rights or any right to direct the Administrative Agent or the Collateral Agent to undertake any action (or refrain from taking any action) with respect to any Loans and any Loans that are assigned to such Affiliated Lender shall have no voting rights or any right to direct the Administrative Agent or the Collateral Agent to undertake any action (or refrain from taking any action) under this Agreement and the other Loan Documents (and shall not object to any actions taken by the non-Affiliated Lenders, Administrative Agent or Collateral Agent in a bankruptcy or insolvency proceeding) and will be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter, unless the action or vote in question adversely affects such Affiliated Lender (solely in its capacity as a Lender) in any material respect as compared to the other Lenders, (2) such Affiliated Lender shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors and (3) the Affiliated Lender must provide a representation and warranty that it is not in possession of any material non-public information with respect to the Loan Parties or their subsidiaries, or with respect to the Loans or the securities of any such person, that (A) has not been previously disclosed in writing to the assigning Lender or the Lenders generally (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision to make such assignment;

(ii)   at the time any Affiliated Lender is making purchases of Loans it shall enter into an Affiliated Lender Assignment and Assumption;

(iii)   at the time of such assignment, no Event of Default shall have occurred and be continuing or would result therefrom;

(iv)   each Affiliated Lender agrees to waive any right to bring any action in connection with the Loans against the Administrative Agent and Collateral Agent, in their capacities as such; and

(v)   Affiliated Lenders may not hold more than 25% of the total amount of Loans and Commitments of any Class hereunder.

SECTION 9.06   Survival. All covenants, agreements, representations and warranties made by any Loan Parties herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, any assignment of rights by or replacement of a Lender or the termination of this Agreement or any provision hereof.

SECTION 9.07   Counterparts; Integration; Effectiveness.

(a)   This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Lead Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)  Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.08   Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09   Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have. Each Lender and Issuing Bank agrees to notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.10   Governing Law; Jurisdiction; Consent to Service of Process.

(a)   This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the law of the State of New York.

(b)   Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Loan Parties, the Administrative Agent, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction.

(c)   Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12   Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13   Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or an agreement described in clause (f) hereof or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or any of its subsidiaries or the Loans hereunder, (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (z) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section, “Information” means all information received from the Borrower or its Affiliates relating to the Borrower, its subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or its Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would reasonably accord to its own confidential information.

Subject to Section 9.18, each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

Subject to Section 9.18, all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 9.14   Judgment Currency. If, for the purposes of obtaining judgment or filing a claim in any court, it is necessary to convert a sum due hereunder or claim in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

SECTION 9.15   USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender is subject to the requirements of the Act and hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, (the “Act”) and the Beneficial Ownership Regulation, it is hereby required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act and the Beneficial Ownership Regulation and the Borrower agrees to provide to any Lender for the purposes of complying therewith such information as reasonably requested from time to time by such Lender.

SECTION 9.16   Collateral and Guarantee Matters.

(a)   The Lenders irrevocably authorize the Administrative Agent to enter into any customary intercreditor agreement or arrangement in form and substance reasonably satisfactory to the Administrative Agent with the holders of any Permitted Secured Ratio Debt (or any agent thereof) permitted under this Agreement or the holders of Indebtedness secured by Liens on the Collateral on an equal and ratable or junior lien basis to the Obligations pursuant to Section 6.02(h) and (g) upon request by the Borrower.

(b)   Any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall automatically be released (i) upon all of the Obligations (other than (x) (A) Cash Management Obligations and (B) Obligations under Specified Swap Agreements not yet due and payable, and (y) contingent obligations not yet accrued and payable) having been paid in full, all Letters of Credit having been cash collateralized or otherwise back-stopped (including by “grandfathering” into any future credit facilities), in each case, on terms reasonably satisfactory to the relevant Issuing Bank in its sole discretion, or having expired or having been terminated, and the Total Revolving Commitments having expired or having been terminated, (ii) on such property that is Disposed of or to be Disposed of as part of or in connection with any Disposition (other than a lease or a license) not prohibited hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders, (iv) on such property owned by a Subsidiary Guarantor upon (or substantially simultaneously with) release of such Subsidiary Guarantor from its obligations under its Guarantee Agreement pursuant to clause (c) below, (v) as expressly provided in the Collateral Documents, or (vi) during any Collateral Suspension Period pursuant to Section 5.13(a).

(c)   Any Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee Agreement (A) in the event of dissolution of such Person, (B) if such Person is designated as an Unrestricted Subsidiary or otherwise becomes an Excluded Subsidiary, in each case in accordance with the provisions of this Agreement, upon (or substantially simultaneously with) effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; provided, that (i) no Loan Party will dispose of a minority interest in any Subsidiary Guarantor for the primary purpose of releasing the Guarantee made by such Subsidiary Guarantor under the Loan Documents as determined by the Borrower in good faith and (ii) the release of any Subsidiary Guarantor from its obligations under the Guarantee if such Subsidiary Guarantor becomes an Excluded Subsidiary as a result of becoming a non-Wholly-Owned Subsidiary shall only be permitted if, at the time such Subsidiary Guarantor becomes a non-Wholly-Owned Subsidiary, after giving pro forma effect to such release and the consummation of the transaction that causes such Person to become a non-Wholly-Owned Subsidiary, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.11 (as if such Person were then newly acquired) in an amount equal to the portion of the Fair Market Value of the net assets of such Person attributable to the Borrower’s equity interest therein as estimated by the Borrower in good faith and such Investment is permitted pursuant to Section 6.11 at such time, (C) if the obligations under this Agreement are discharged in accordance with the terms of this Agreement or (D) as otherwise expressly provided in the Guarantee Agreement; provided that no such release shall occur with respect to an entity that ceases to be a Restricted Subsidiary if such Subsidiary Guarantor continues to be a guarantor in respect of any Permitted Ratio Debt unless and until such guarantor is (or is being substantially simultaneously) released from its guarantee with respect to such Permitted Ratio Debt.

(d)   [Reserved].

(e)   Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, release any Subsidiary Guarantor from its obligations under the Guarantee Agreement, or enter into an intercreditor agreement pursuant to this Section 9.16. In each case as specified in this Section 9.16, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Guarantee Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.16.

SECTION 9.17   No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees for itself and on behalf of the Loan Parties that (i) the Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Agent Parties and the Lenders, on the other hand, and the Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agent Parties and the Lenders is and has been acting solely as a principal and is not the agent or fiduciary for the Loan Parties; (iii) the Lead Arrangers, Agent Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Lead Arrangers or the Agent Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) the Agent Parties and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

SECTION 9.18   Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their respective Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.13, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE LEAD ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR ANY LEAD ARRANGER IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

SECTION 9.19   Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.20   Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.21   Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Bank Funding Rate to the date of repayment, shall have been received by such Lender.

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